          CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED
         SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT
                     TO A REQUEST FOR CONFIDENTIAL TREATMENT

                                                                   EXHIBIT 10.17

                                                                  EXECUTION COPY

                            AIRCRAFT LEASE AGREEMENT

                                   Dated as of

                                December 23, 2004

                                     between

                        WELLS FARGO BANK NORTHWEST, N.A.,
                  NOT IN ITS INDIVIDUAL CAPACITY, BUT SOLELY AS
                        TRUSTEE UNDER THE TRUST AGREEMENT

                                       as

                                     Lessor

                                       and

                       COMPANIA PANAMENA DE AVIACION, S.A.

                                       as

                                     Lessee

                                in respect of one

                            Boeing B737-800 Aircraft

                       Manufacturer's Serial Number 29670

                                      INDEX

CLAUSE                                                                      PAGE

                                TABLE OF CONTENTS

                                                                                     PAGE
1.       INTERPRETATION.........................................................       6

     1.1      DEFINITIONS.......................................................       6

     1.2      CONSTRUCTION:.....................................................      30

2.       REPRESENTATIONS AND WARRANTIES.........................................      31

     2.1      LESSEE'S REPRESENTATIONS AND WARRANTIES:..........................      31

     2.2      LESSEE'S FURTHER REPRESENTATIONS AND WARRANTIES:..................      35

     2.3      REPETITION:.......................................................      36

     2.4      LESSOR'S REPRESENTATIONS AND WARRANTIES:..........................      37

     2.5      REPETITION:.......................................................      38

3.       CONDITIONS PRECEDENT...................................................      38

     3.1      CONDITIONS PRECEDENT:.............................................      38

     3.2      FURTHER CONDITIONS PRECEDENT:.....................................      41

     3.3      LESSEE CONDITIONS PRECEDENT:......................................      41

     3.4      WAIVER:...........................................................      42

     3.5      POST-CLOSING MATTERS:.............................................      42

4.       COMMENCEMENT...........................................................      43

     4.1      LEASING:..........................................................      43

     4.2      DELIVERY:.........................................................      43

     4.3      DELAYED DELIVERY:.................................................      43

     4.4      TERMINATION FOR NON-DELIVERY:.....................................      44

     4.5      PURCHASE OF AIRCRAFT:.............................................      44

5.       PAYMENTS...............................................................      44

     5.1      SECURITY DEPOSIT AND LETTER OF CREDIT:............................      44

     5.2      RENTAL PERIODS:...................................................      45

     5.3      RENT:.............................................................      45

                                                                                     PAGE
     5.4      SUPPLEMENTAL RENT:................................................      45

     5.5      PAYMENTS:.........................................................      51

     5.6      DEFAULT INTEREST:.................................................      51

     5.7      WITHHOLDING:......................................................      51

     5.8      TAX INDEMNITY:....................................................      52

     5.9      SALES TAX:........................................................      52

     5.10     VALUE ADDED TAX:..................................................      53

     5.11     PAYMENTS; TAX REPORTS; INFORMATION:...............................      53

     5.12     CONTEST OF CLAIM FOR TAX..........................................      55

     5.13     INDEMNITIES TO BE PAID ON AN AFTER-TAX BASIS/SURVIVAL:............      58

     5.14     ABSOLUTE OBLIGATIONS:.............................................      58

     5.15     SECURITY:.........................................................      59

     5.16     CURRENCY INDEMNITY:...............................................      60

     5.17     SETOFF:...........................................................      61

6.       MANUFACTURER'S WARRANTIES..............................................      61

7.       LESSOR'S COVENANTS.....................................................      62

     7.1      QUIET ENJOYMENT:..................................................      62

     7.2      LESSOR OBLIGATIONS FOLLOWING FINAL EXPIRY DATE:...................      62

     7.3      UNAPPLIED SUPPLEMENTAL RENT:......................................      63

     7.4      MAINTENANCE CONTRIBUTIONS:........................................      63

     7.5      CLAIMS FOR REIMBURSEMENT:.........................................      64

8.       LESSEE'S COVENANTS.....................................................      65

     8.1      DURATION:.........................................................      65

     8.2      INFORMATION:......................................................      65

     8.3      LAWFUL AND SAFE OPERATION:........................................      67

     8.4      OUTGOINGS:........................................................      68

     8.5      SUB-LEASING:......................................................      69

     8.6      INSPECTION:.......................................................      70

     8.7      TITLE:............................................................      70

     8.8      GENERAL:..........................................................      72

     8.9      NON-DISCRIMINATION:...............................................      74

                                                                                     PAGE
     8.10     RECORDS:..........................................................      74

     8.11     PROTECTION:.......................................................      75

     8.12     MAINTENANCE AND REPAIR:...........................................      77

     8.13     PERMANENT REPLACEMENT OF ENGINES AND PARTS:.......................      79

     8.14     REMOVAL AND INTERCHANGE OF ENGINES:...............................      80

     8.15     REMOVAL AND INTERCHANGE OF PARTS:.................................      81

     8.16     TEMPORARY INSTALLATION OF ENGINES AND PARTS:......................      81

     8.17     POOLING OF ENGINES AND PARTS:.....................................      82

     8.18     EQUIPMENT CHANGES:................................................      82

     8.19     THIRD PARTY:......................................................      83

9.       INSURANCE..............................................................      83

     9.1      INSURANCES:.......................................................      83

     9.2      REQUIREMENTS......................................................      84

     9.3      STANDARDS.........................................................      84

     9.4      CHANGE............................................................      84

     9.5      INSURANCE COVENANTS...............................................      85

     9.6      RENEWAL OF INSURANCES.............................................      86

     9.7      FAILURE TO INSURE.................................................      86

     9.8      CONTINUING INSURANCE FOR INDEMNITY................................      87

10.      INDEMNITY..............................................................      87

     10.1     GENERAL:..........................................................      87

     10.2     NOTIFICATION:.....................................................      89

     10.3     CONTEST:..........................................................      89

     10.4     SUBROGRATION:.....................................................      90

     10.5     DURATION:.........................................................      91

11.      EVENTS OF LOSS.........................................................      91

     11.1     EVENTS OF LOSS....................................................      91

     11.2     REQUISITION:......................................................      92

12.      RETURN OF AIRCRAFT.....................................................      93

     12.1     RETURN:...........................................................      93

     12.2     FINAL INSPECTION:.................................................      93

                                                                                     PAGE
     12.3     NON-COMPLIANCE:...................................................      93

     12.4     ACKNOWLEDGEMENT:..................................................      94

     12.5     REDELIVERY MAINTENANCE ADJUSTMENT:................................      94

     12.6     EXPORT DOCUMENTS:.................................................      94

     12.7     MAINTENANCE PROGRAM...............................................      95

     12.8     FUEL:.............................................................      95

13.      DEFAULT................................................................      95

     13.1     EVENTS:...........................................................      95

     13.2     RIGHTS AND REMEDIES:..............................................     100

     13.3     POWER OF ATTORNEY:................................................     104

14.      ASSIGNMENT.............................................................     105

     14.1     ASSIGNMENT BY LESSEE:.............................................     105

     14.2     ASSIGNMENT BY LESSOR:.............................................     105

     14.3     GRANTS OF SECURITY INTERESTS:.....................................     106

15.      MISCELLANEOUS..........................................................     107

     15.1     SURVIVAL:.........................................................     107

     15.2     WAIVERS, REMEDIES CUMULATIVE:.....................................     107

     15.3     DELEGATION:.......................................................     107

     15.4     CERTIFICATES:.....................................................     107

     15.5     APPROPRIATION:....................................................     107

     15.6     SEVERABILITY:.....................................................     108

     15.7     REMEDY:...........................................................     108

     15.8     EXPENSES:.........................................................     108

     15.9     TIME OF ESSENCE:..................................................     109

     15.10    NOTICES:..........................................................     109

     15.11    LAW AND JURISDICTION:.............................................     110

     15.12    SOLE AND ENTIRE AGREEMENT:........................................     112

     15.13    INDEMNITIES:......................................................     113

     15.14    COUNTERPARTS:.....................................................     113

     15.15    LANGUAGE:.........................................................     113

     15.16    NO BROKERS:.......................................................     113

                                                                                     PAGE

     15.17    CONFIDENTIALITY:..................................................     113

     15.18    LIABILITY OF LESSOR LIMITED:......................................     114

16.      DISCLAIMERS AND WAIVERS................................................     114

     16.1     EXCLUSION:........................................................     115

     16.2     WAIVER:...........................................................     116

     16.3     DISCLAIMER OF CONSEQUENTIAL DAMAGES:..............................     116

     16.4     CONFIRMATION:.....................................................     116

SCHEDULE 1    PART 1 DESCRIPTION OF AIRCRAFT....................................     117

SCHEDULE 2    FORM OF ACCEPTANCE CERTIFICATE....................................     131

SCHEDULE 3    REDELIVERY CONDITIONS AND REDELIVERY MAINTENANCE ADJUSTMENT.......     137

SCHEDULE 4    INSURANCE REQUIREMENTS............................................     140

SCHEDULE 5    ACKNOWLEDGEMENTS IN CONNECTION WITH FINANCING.....................     144

SCHEDULE 6    FORM OF MONTHLY STATUS REPORT.....................................     150

SCHEDULE 7    ECONOMIC VARIABLES................................................     152

SCHEDULE 8    FORM OF LEASE SUPPLEMENT NO. 1....................................     157

SCHEDULE 9    FORM OF IRREVOCABLE POWER OF ATTORNEY.............................     160

SCHEDULE 10   FORM OF COPA HOLDINGS GUARANTEE...................................       1

SCHEDULE 11   AIRWORTHINESS DIRECTIVE COST SHARING FORMULA......................      13

SCHEDULE 12   FORM of WARRANTY ASSIGNMENT.......................................      14

THIS AIRCRAFT LEASE AGREEMENT (this "Agreement") is made as of the 23rd day of December, 2004 between:

(1) WELLS FARGO BANK NORTHWEST, N.A., a national banking association formed under the federal laws of the United States of America, with its principal place of business at 299 South Main Street, Salt Lake City, Utah 84111, not in its individual capacity (except when referred to as "WFB"), but solely as trustee under the Trust Agreement (as defined below) (the "Lessor"); and

(2) COMPANIA PANAMENA DE AVIACION, S.A., a corporation formed under the laws of the Republic of Panama with its principal place of business at Avenida Justo Arosemena y Calle 39, Apartado 1572, Panama 1, Republic of Panama ("Lessee").

         WHEREAS: Lessor wishes to lease to Lessee and Lessee is willing to lease from Lessor the Aircraft on the terms of this Agreement.

         IT IS AGREED as follows:

1.       INTERPRETATION

1.1      DEFINITIONS

         In this Agreement the following expressions have the meanings set out opposite:

AAC the Autoridad de Aeronautica Civil or any successor agency charged with supervising civil aviation in the Republic of Panama.

ACCEPTANCE CERTIFICATE              a certificate of the Lessor substantially in
                                    the form set out in Schedule 2.

AFFILIATE                           as to any Person, any other Person that,
                                    directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 50% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such person, whether by contract or otherwise.

AFTER-TAX BASIS                     means, with respect to any amount (an
                                    "Amount") required by any Transaction
                                    Document to be paid on an "After Tax Basis" to or for the benefit of any Person, such Amount plus an additional amount that will cause the sum of such amounts, after subtracting the amount of all Taxes
                                    (including Lessor Taxes) required to be paid by such Person as a result of the receipt
                                    (actual or constructive) or accrual of such Amount plus the additional amount payable pursuant to this sentence (net of any current actual reduction in such Person's liability for Lessor Taxes caused by the payment of such Amount) to be equal to the amount that such Person would receive if such Taxes were not required to be paid by such Person.

AGREED MAINTENANCE PERFORMER        unless otherwise agreed by Lessor and
                                    Lessee, a Person approved by the FAA to
                                    perform maintenance and/or modification
                                    services on commercial aircraft and/or
                                    commercial aircraft engines.

AGREED VALUE                        has the meaning specified in Schedule 7.

AIR AUTHORITY                       the AAC.

AIRCRAFT                            the aircraft described in Part 1 of
                                    Schedule 1 (which term includes, unless the context otherwise requires, all Engines, Parts and, except in respect of Clause 9 and
                                    Schedule 4 hereof, Aircraft Documents).

AIRCRAFT DOCUMENTS                  the documents, data, manuals and records
                                    identified in Part 2 of Schedule 1 and all additions, renewals, revisions and replacements from time to time made in accordance with this Agreement.

AIRCRAFT PURCHASE AGREEMENT         the aircraft sale and purchase agreement
                                    dated as of October 1, 2003 between the
                                    Initial Purchaser and the Beneficiary
                                    insofar as it relates to the Aircraft
                                    between such parties in connection
                                    therewith.

AIRFRAME                            the Aircraft, excluding the Engines and
                                    Aircraft Documents.

AIRFRAME 6C/24,000 FLIGHT HOUR      means the 6C/24,000 Flight Hour block check

BLOCK STRUCTURAL CHECK              including  inspections, and system check,
                                    all in accordance with the Approved
                                    Maintenance Program. Included are all
                                    routine and non-routine 6C check tasks and any maintenance or replacement of any part failing any 6C check routine requirement for an operational or functional test of the part while installed on the Aircraft.

AIRFRAME 6C/24,000 FLIGHT HOUR      has the meaning specified in Clause
BLOCK STRUCTURAL CHECK              5.4(a)(i).
SUPPLEMENTAL RENT

AIRFRAME 6C/24,000 FLIGHT HOUR      has the meaning specified in Schedule 7.
BLOCK STRUCTURAL CHECK SUPPLEMENTAL
RENT RATE

AIRWORTHINESS DIRECTIVE OR AD       an airworthiness directive issued by the FAA
                                    and/or the AAC.

ANNUAL EXPIRY DATE                  each annual anniversary date of the Delivery
                                    Date which occurs before (or on) the Final
                                    Expiry Date.

ANNUAL SUPPLEMENTAL RENT ADJUSTMENT has the meaning specified in Schedule 7.

APPRAISAL PROCEDURE                 the following procedure for determining the
                                    "fair market rental value" of the Aircraft or any part thereof pursuant to Clause
                                    13.2(c)(ii)(b): (a) Lessor shall select an internationally recognized independent aircraft appraiser experienced in appraising aircraft of the make and model of the Aircraft in its sole and absolute discretion who shall make a determination of "fair market rental value" of the Aircraft or part thereof in accordance with the terms hereof and customary industry practices; and (b) the fees and expenses of the appraiser shall be paid by Lessee. "Fair market rental value" shall mean the value determined by an appraisal completed on an "as-is" and "where-is" basis.

APPROVED MAINTENANCE PROGRAM OR     an Air Authority approved maintenance
LESSEE'S APPROVED MAINTENANCE       program for the Aircraft based on the

PROGRAM Maintenance Planning Document, as amended by Lessee based on Lessee's operating experience, and encompassing scheduled maintenance (including block maintenance), condition-monitored maintenance, and/or on-condition maintenance of Airframe, Engines and Parts, including servicing, testing, preventive maintenance, repairs, structural inspections, system checks, overhauls, approved modifications, mandatory service bulletins, engineering orders, airworthiness directives, corrosion control, inspections and treatments.

APU the auxiliary power unit installed on the Aircraft on the Delivery Date or any replacement auxiliary power unit installed in accordance with this Agreement, as applicable.

APU PERFORMANCE RESTORATION         means an off-wing APU shop visits including
                                    disassembly, inspection, component repair and balancing, testing and re-assembly of the relevant APU, accomplished in accordance with the APU manufacturer's component maintenance manual, with a scheduled Life
                                    Limited Part and Airworthiness Directive release of no less than 6,000 Cycles and 3 years and on-condition release of no less than 9,000 Flight Hours and 6,000 Cycles and
                                    3 years.

APU SUPPLEMENTAL RENT               has the meaning specified in Clause
                                    5.4(a)(iv).

APU SUPPLEMENTAL RENT RATE          has the meaning specified in Schedule 7.

ASSIGNMENT                          an assignment by Lessor of its right, title
                                    and interest in and to this Agreement in favor of Financing Parties.

ASSUMED ANNUAL UTILIZATION          has the meaning specified in Schedule 7.

ASSUMED ANNUAL UTILIZATION          has the meaning specified in Schedule 7.
ADJUSTMENT TABLE

ASSUMED LIBOR RATE                  has the meaning specified in Schedule 7.

ASSUMED RATIO                       has the meaning specified in Schedule 7.

ASSUMED RATIO ADJUSTMENT TABLE      has the meaning specified in Schedule 7.

ASSUMED RENT                        has the meaning specified in Schedule 7.

BENEFICIARY                         RBS Aerospace Limited, a limited company
                                    incorporated in Ireland with registered
                                    address at 1 George's Quay Plaza, George's
                                    Quay, Dublin 2, Ireland.

BILL OF SALE                        the full warranty bill of sale duly executed
                                    and delivered by Initial Purchaser to
                                    Lessor, pursuant to and in accordance with the terms of the Aircraft Purchase
                                    Agreement.

BOEING                              The Boeing Company, a Delaware corporation.

BUSINESS DAY                        means, in the case of payments, any day
                                    (other than a Saturday or Sunday) on which banks are open for business in New York
                                    City, New York, USA or, in all other cases, any day (other than a Saturday or Sunday) on which banks are open for business in New
                                    York City, New York, USA, London, England,
                                    Dublin, Ireland and in the Republic of
                                    Panama.

COMMONLY CONTROLLED ENTITY          an entity, whether or not incorporated, that
                                    is under common control with Lessee within the meaning of Section 4001 of ERISA or is part of a group that includes Lessee and that is treated as a single employer under
                                    Section 414 of the Internal Revenue Code.

COPA HOLDINGS GUARANTEE             a guarantee agreement substantially in the
                                    form of Schedule 10.

COUNTRY OF INCORPORATION            Republic of Panama.

COUNTRY OF REGISTRATION             Republic of Panama.

CROSS-DEFAULT AMOUNT                has the meaning specified in Schedule 7.

CYCLE                               one takeoff and landing of the Aircraft.

DAMAGE NOTIFICATION THRESHOLD       has the meaning specified in Schedule 7.

DEFAULT any Event of Default and any event which with the giving of notice or lapse of time, or both, would constitute an Event of Default.

DELIVERY the delivery of the Aircraft by Lessor to Lessee pursuant to this Agreement.

DELIVERY DATE                       the date on which Delivery of the Aircraft
                                    occurs in accordance with this Agreement.

DELIVERY LOCATION                   Boeing Field, Seattle, Washington or such
                                    other location as Lessor and Lessee may
                                    agree.

DELTA                               Delta Air Lines, Inc.

DISCOUNT RATE                       has the meaning specified in Schedule 7.

DOLLAR(S) AND $                     the lawful currency of the United States of
                                    America.

ENGINE                              whether or not installed on the Aircraft:

                                    (a)      each engine of the manufacture and
                                             model specified in Part 1 of
                                             Schedule 1 which Lessor delivers to
                                             Lessee with the Aircraft on the
                                             Delivery Date, such engines being
                                             described as to serial numbers on
                                             the Certificate of Acceptance; or

                                    (b)      any engine which has replaced that
                                             engine, title to which has or
                                             should have, passed to Lessor in
                                             accordance with this Agreement;

                                    and in each case includes all modules and Parts from time to time belonging to or installed in that engine but excludes any properly replaced engine title to which has, or should have, passed to Lessee pursuant to this Agreement.

ENGINE CYCLE                        the operation of an engine installed on an
                                    aircraft from and
                                    including a take-off to and including the landing of that aircraft.

ENGINE EVENT OF LOSS                the occurrence with respect to an Engine
                                    only, whether or not installed on the
                                    Airframe, of any of those events described in the definition of Event of Loss.

ENGINE FLIGHT HOUR                  each hour or part thereof (rounded to the
                                    nearest 1/100th of an Hour) that an engine is operated, elapsing from the moment the wheels of the airframe on which such engine is installed leave the ground until the wheels of such airframe next touch the ground.

ENGINE LLP SUPPLEMENTAL RENT        has the meaning specified in Clause
                                    5.4(a)(ii).

ENGINE LLP SUPPLEMENTAL RENT RATE   has the meaning specified in Schedule 7.

ENGINE MANUFACTURER                 means CFM International, Inc.

ENGINE PERFORMANCE RESTORATION      means an off-wing engine shop visit
                                    including performance restoration or full overhaul of core modules of the relevant
                                    Engine, accomplished in accordance with the Engine manufacturer's workscope planning guide as customized for Lessee, with a scheduled Life Limited Part and
                                    Airworthiness Directive release of no less than 7,500 Cycles and 3 years and on-condition release of no less than 11,000
                                    Flight Hours and 7,500 Cycles and 3 years.

ENGINE SUPPLEMENTAL RENT            has the meaning specified in Clause
                                    5.4(a)(iii).

ENGINE SUPPLEMENTAL RENT RATE       has the meaning specified in Schedule 7.

ERISA                               means the Employee Retirement Income
                                    Security Act of 1974, as amended.

EVENT OF DEFAULT                    an event specified in Clause 13.1.

EVENT OF LOSS                       with respect to the Aircraft, the Airframe
                                    or an Engine:

                                    (a)      the actual or constructive total
                                             loss of such property (including
                                             any damage
                                             to such property which results in
                                             an insurance settlement on the
                                             basis of a total loss, or
                                             requisition for use or hire which
                                             results in an insurance settlement
                                             on the basis of a total loss);

                                    (b)      such property being destroyed,
                                             damaged beyond repair or
                                             permanently rendered unfit for
                                             normal use for any reason
                                             whatsoever;

                                    (c)      the requisition of title, or other
                                             compulsory acquisition, capture,
                                             seizure, deprivation, confiscation
                                             or detention (collectively, a
                                             "requisition") for any reason of
                                             such property by the government of
                                             the Country of Registration or
                                             other authority, but excluding
                                             requisition for use or hire not
                                             involving requisition of title; or

                                    (d)      the hijacking, theft, condemnation,
                                             confiscation, seizure or
                                             requisition (other than a
                                             requisition of title) for use or
                                             hire of such property for (i) more
                                             than sixty (60) days; or (ii) if
                                             earlier, a period ending on the
                                             Final Expiry Date.

                                    If an Event of Loss occurs with respect to the Airframe, an Event of Loss with respect to the Aircraft (including the Airframe and the Engine) shall be deemed to have occurred.

EXCLUDED COUNTRY                    (x) Iraq and Libya, and (y) any country to
                                    which the use of the Aircraft is prohibited by (i) the Dual-Use and Related Goods
                                    (Export Control) Regulations 1996 pursuant to the European Communities Act 1972, (ii) the Dual-Use and Related Goods (Export
                                    Control) (Amendment) Regulations 1997
                                    pursuant to the European Communities Act
                                    1972, (iii) the United States Export
                                    Administration Act 1979 (as amended), (iv) any successor legislation for and/or the export administration regulations promulgated under the foregoing or (iv) any sanctions orders or legislation from time to time promulgated by any of the United Nations, the European Union or any
                                    Government Entity of the Country of
                                    Registration or any other country having jurisdiction over Lessor or RBS, the effect of which prohibits the use of Boeing aircraft operated by Lessee on flights to and from such country.

FAA the Federal Aviation Administration of the United States of America and any successor thereof.

FAR means the Federal Aviation Regulations set forth in Title 14 of the United States Code of Federal Regulations, as amended and modified from time to time.

FINAL DELIVERY DATE                 December 31, 2005.

FINAL EXPIRY DATE                   the date falling 90 months after the
                                    Delivery Date, or if earlier the date on which:

                                    (a)      Lessor receives the Agreed Value
                                             and other amounts then due and
                                             payable to it by Lessee following
                                             an Event of Loss pursuant to Clause
                                             11; or

                                    (b)      the Term of this Agreement shall
                                             end in accordance with Clause 13.2.

FINAL INSPECTION                    has the meaning specified in Clause 1.1 of
                                    Schedule 3 hereto.

FINANCIAL INDEBTEDNESS              means any indebtedness in respect of:

                                    (a)      moneys borrowed or raised;

                                    (b)      any liability under any debenture,
                                             bond, note, loan stock, acceptance,
                                             documentary credit or other
                                             security;

                                    (c)      obligations under finance leases;

                                    (d)      the acquisition cost of any asset
                                             to the extent payable before or
                                             after the time
                                             of acquisition or possession, not
                                             being indebtedness in respect of
                                             the purchase of goods or services
                                             in the ordinary course of trading,
                                             payment for which is deferred for a
                                             period of not greater than thirty
                                             (30) days or, in respect of goods
                                             or services the purchase price of
                                             which is not material, ninety (90)
                                             days; or

                                    (e)      any guarantee, indemnity or similar
                                             assurance against financial loss of
                                             any person in respect of the above.

FINANCING PARTIES                   RBS and such other Persons as may from time
                                    to time provide to Owner and/or Lessor debt, equity or other forms of financing with respect to the Aircraft, and/or for whose benefit security over, or rights relating to, the Aircraft and/or this Agreement is granted by Owner and/or Lessor, with or without recourse, whether at the request of Owner and/or Lessor. FINANCING PARTIES'
                                    REPRESENTATIVE such Person, if any, as may be designated as such from time to time in a written notice from Lessor to Lessee.

FLIGHT HOUR                         each hour (computed to the nearest hundredth
                                    of an hour) elapsing from the moment the wheels of the Aircraft leave the ground on take off until the wheels of the Aircraft next touch the ground.

GAAP means generally accepted accounting principles in effect from time to time in the Republic of Panama provided such standards are consistent with international accounting standards; otherwise, in accordance with international accounting standards; or, should at any time, Lessee or Guarantor, as applicable, elect, at its sole discretion to maintain their financial statements in accordance with US GAAP, generally accepted accounting principles from time to time in effect in the United States.

GENEVA CONVENTION                   means the Convention on the International
                                    Recognition of Rights in Aircraft signed at Geneva, Switzerland on 19 June 1948, and amended from time to time.

GOVERNING LAW                       the laws of the State of New York.

GOVERNMENT ENTITY                   (a)      any national government, political
                                             subdivision thereof, or local
                                             jurisdiction therein;

                                    (b)      any instrumentality, board,
                                             commission, court, or agency of any
                                             thereof, however constituted; and

                                    (c)      any association, organization, or
                                             institution of which any of the
                                             above is a member or to whose
                                             jurisdiction any thereof is
                                             subject.

GUARANTOR                           Copa Holdings, S.A.

HABITUAL BASE                       Republic of Panama.

HEAD LEASE                          if Owner is not the same entity as Lessor,
                                    any aircraft lease agreement between Owner and Lessor in respect of the Aircraft.

INDEMNIFIED TAX                     has the meaning specified in Clause 5.11(b).

INDEMNITEE                          each of the following: (i) Beneficiary,
                                    (ii) Initial Purchaser (but only for claims arising against Initial Purchaser solely as a result of Initial Purchaser being a party in the chain of title and where no act or omission of Initial Purchaser, its successors, assigns, officers, or employees, allegedly contributed to the event leading to indemnification requirement), (iii)
                                    Lessor and Owner, (iv) each Financing Party,
                                    (v) each security trustee or other Financing
                                    Parties' Representative, and (vi) each
                                    shareholder, Subsidiary, Affiliate,
                                    beneficiary, member, director, officer,
                                    agent and employee of any of the

                                    Persons described in items (i) - (v).

INITIAL PURCHASER                   means Delta.

INSURANCES                          has the meaning specified in Clause 9.1

INTERNAL REVENUE CODE               the U.S. Internal Revenue Code of 1986, as
                                    amended.

INTEREST RATE                       the rate equal to LIBOR during the
                                    applicable period plus three and one-half percent (3.5%) per annum, but not to exceed the maximum amount permitted by law.

JAA the body referred to as the "Joint Aviation Authority" established by the members of the European Civil Aviation Conference. The term "JAA" shall also include the European Aviation Safety Agency ("EASA") as the context admits or requires.

LANDING GEAR                        the landing gear assembly of the Aircraft
                                    meaning the complete strut assembly,
                                    consisting of inner and outer cylinders and all associated parts that comprise each landing gear assembly as listed in the Aircraft Documents including side struts, braces, uplock and downlock mechanisms, and electrical wiring and hydraulic hardware but excluding ratable parts including, without limitation, wheels, tires, brakes, transducers and switch assemblies.

LANDING GEAR SUPPLEMENTAL RENT      has the meaning specified in Clause
                                    5.4(a)(v).

LANDING GEAR SUPPLEMENTAL RENT RATE has the meaning specified in Schedule 7.

LEASE SUPPLEMENT NO. 1              means a Lease Supplement No. 1 to this
                                    Agreement substantially in the form of
                                    Schedule 8 hereto, duly completed and
                                    executed by Lessor and Lessee.

LESSEE CONTROLLED CONTEST           has the meaning specified in Clause 5.11(c).

LESSEE POWER OF ATTORNEY            means a Lessee Power of Attorney
                                    substantially in the form of Schedule 9.

LESSOR LIEN                         (a)      a Mortgage, an Assignment and any
                                             other charge, pledge, lien,
                                             security interest, hypothecation or
                                             encumbrance whatsoever from time to
                                             time created by or through Owner,
                                             Lessor or Beneficiary in connection
                                             with the financing of the Aircraft;

                                    (b)      any other security interest or
                                             encumbrance in respect of the
                                             Aircraft which results from acts or
                                             omissions of or claims against
                                             Owner, Lessor or Beneficiary not
                                             related to the transactions
                                             contemplated by or permitted under
                                             this Agreement or from claims for
                                             which Lessee is not responsible
                                             under this Agreement; and

                                    (c)      liens in respect of the Aircraft
                                             for Lessor Taxes.

LESSOR TAX                          any of the following Taxes:

                                    (a)      any Tax imposed (by withholding or
                                             otherwise) on, or calculated by
                                             reference to, the gross or net
                                             income (including any minimum Tax
                                             or personal holding company tax),
                                             profits (including any excess
                                             profits Tax or accumulated earnings
                                             Tax), gains, gross or net receipts,
                                             capital, or net worth, corporate
                                             franchise or conduct of business of
                                             a Tax Indemnitee by any
                                             jurisdiction under the laws of
                                             which such Tax Indemnitee is
                                             incorporated or otherwise organized
                                             or in which such Tax Indemnitee has
                                             an office or other fixed place of
                                             business or is engaged in business,
                                             provided that "Lessor Taxes" shall
                                             not include (i) any Sales Tax or
                                             (ii) any Tax imposed by any
                                             Government Entity or other taxing
                                             authority of any jurisdiction if
                                             and to the extent that
                                             such Tax is a result of any
                                             connection between Lessee or the
                                             Aircraft, the Airframe, any Engine
                                             or any Part or any interest in any
                                             thereof with the jurisdiction
                                             imposing the Tax, including,
                                             without limitation, any one or more
                                             of the following: (A) the
                                             registration, use, operation, or
                                             presence of the Aircraft, the
                                             Airframe, any Engine or any Part or
                                             any interest in any thereof in the
                                             jurisdiction imposing the Tax, or
                                             (B) the incorporation or other
                                             organization of Lessee or any
                                             Specified Person under the law of
                                             the jurisdiction imposing the Tax,
                                             or (C) the management, residence,
                                             presence, place of business, acts,
                                             activities or transactions of
                                             Lessee or any Specified Person in
                                             the jurisdiction imposing the Tax,
                                             or (D) the payment of any amount
                                             payable by or for the account of
                                             Lessee or any Specified Person
                                             pursuant to any Transaction
                                             Document in or from the
                                             jurisdiction imposing the Tax; or

                                    (b)      Taxes imposed with respect to any
                                             period commencing (and, in the case
                                             of (i), ending) or event occurring
                                             (i) prior to the Delivery Date or
                                             (ii) after the Final Expiry Date
                                             and in either case, unrelated to
                                             Lessor's dealings with Lessee with
                                             respect to the transactions
                                             contemplated by this Agreement; or

                                    (c)      any Tax imposed by any Government
                                             Entity in the Country of
                                             Registration on or with respect to
                                             the sale, assignment, transfer or
                                             other disposition of all or any
                                             part of (i) Lessor's or Owner's
                                             right, title and interest in the
                                             Aircraft or this Agreement, (ii)
                                             any Tax Indemnitee's interest in
                                             Lessor or any Transaction Document
                                             and (iii) any Financing

                                             Party's loan to the Owner relating
                                             to, or security over, or rights
                                             relating to, the Aircraft other
                                             than any sale, assignment, transfer
                                             or other disposition that occurs in
                                             connection with (w) an Event of
                                             Loss, or (x) an exercise of
                                             remedies after the occurrence and
                                             during the continuance of an Event
                                             of Default, or (y) a substitution
                                             or replacement of the Aircraft, the
                                             Airframe, any Engine or any Part,
                                             or (z) the maintenance, repair or
                                             pooling of the Aircraft, the
                                             Airframe, any Engine or any Part;
                                             or

                                    (d)      any Tax caused directly by the
                                             gross negligence or willful
                                             misconduct of any Tax Indemnitee
                                             (other than any gross negligence
                                             caused by an act or omission of
                                             Lessee or any Specified Person) or
                                             the breach by Lessor of any
                                             covenant of Lessor in this
                                             Agreement; or

                                    (e)      any Tax imposed on or payable by a
                                             Tax Indemnitee to the extent caused
                                             directly by, and would not have
                                             been imposed but for, the existence
                                             of a Lessor Lien; or

                                    (f)      with respect to any Tax Indemnitee,
                                             Taxes imposed to the extent the
                                             same results from the failure by
                                             such Tax Indemnitee to pay, or to
                                             file any required Tax return or to
                                             provide required information in
                                             respect of, any Tax on a proper and
                                             timely basis (provided, however,
                                             that, with respect to any Tax
                                             required to be paid or any Tax
                                             return required to be filed solely
                                             as a result of the transactions
                                             contemplated by the Transaction
                                             Documents, such Person has before
                                             the due date for payment of such
                                             Tax or the filing of such Tax
                                             return either received a written
                                             demand therefor or
                                             otherwise been made aware in
                                             writing of the imposition of such
                                             Tax and the due dates for payment
                                             thereof or the filing of such Tax
                                             return as applicable) other than
                                             where any such failure arises as a
                                             result of any breach by Lessee of
                                             any provision of, or the default by
                                             Lessee in the performance of, its
                                             obligations under this Agreement or
                                             as a result of any Event of Default
                                             occurring or otherwise arising as a
                                             result of the willful misconduct or
                                             gross negligence of Lessee; or

                                    (g)      in the case of a transferee of a
                                             Tax Indemnitee, Taxes to the extent
                                             that the aggregate amount of such
                                             Taxes exceeds the aggregate amount
                                             of the Taxes that would have been
                                             imposed on or payable by the
                                             transferor Tax Indemnitee and for
                                             which Lessee would have been
                                             required to indemnify the
                                             transferor Tax Indemnitee pursuant
                                             to Clause 5.7, 5.8, 5.9 or 5.10
                                             under applicable laws in effect on
                                             the date of transfer; or

                                    (h)      Any Tax to the extent increased or
                                             not reduced as a result of the
                                             failure of a Tax Indemnitee to file
                                             any Tax Document, to supply a tax
                                             identification number or to comply
                                             with any certification of tax
                                             residence or other documentation
                                             requirement of applicable law, in
                                             each case, that is a condition to
                                             the allowance of any exemption
                                             from, reduction in rate of, or
                                             other relief from, such Tax,
                                             provided that (1) Lessee shall have
                                             given such Tax Indemnitee timely
                                             written notice of such requirement
                                             and shall have delivered to such
                                             Tax Indemnitee such forms as may be
                                             necessary to comply with such
                                             requirement and accompanying
                                             instructions issued by the relevant
                                             Government Entity or other tax
                                             authority as to the proper
                                             completion thereof and (2) such Tax
                                             Indemnitee is entitled under
                                             applicable law to provide the
                                             requested certification or other
                                             documentation; provided, however,
                                             that such Tax Indemnitee shall not
                                             be required to comply with any such
                                             certification, information,
                                             documentation, reporting or other
                                             requirement if such Tax Indemnitee
                                             determines in its sole discretion
                                             exercised in good faith that such
                                             compliance may result in any
                                             adverse consequences to such Tax
                                             Indemnitee.

LIBID in relation to any period and amount in respect of which an interest rate is to be determined pursuant thereto, LIBOR for such amount and such period minus 12.5 basis points (but in no event shall LIBID be less than zero).

LIBOR in relation to any period and amount in respect of which an interest rate is to be determined pursuant hereto:

                                    (a)      the offered rate (if any) appearing
                                             on page 3750 (or its successor or
                                             replacement page) of the Telerate
                                             Screen for dollars for the
                                             specified period at 11:00 a.m. on
                                             the Quotation Date therefor; or

                                    (b)      if no such rate is available on
                                             page 3750 (or its successor or
                                             replacement page) of the Telerate
                                             Screen, the rate determined by
                                             Lessor to be the arithmetic mean
                                             (rounded upwards, if not already
                                             such a multiple, to the nearest
                                             whole multiple of one sixteenth of
                                             one percent) of the rates (as
                                             notified to Lessor) at which each
                                             of the Reference Banks (on the
                                             basis that at least two Reference
                                             Banks so notify Lessor) was
                                             offering to prime
                                             banks in the London Interbank
                                             Market, on the Quotation Date,
                                             deposits in dollars for the
                                             specified period;

                                    for the purposes of this definition,
                                    SPECIFIED PERIOD means the period having a duration equal to or as close as practicable to the relevant period in respect of which LIBOR fails to be determined in relation to any unpaid sum.

LIFE LIMITED PARTS                  any Part that has a pre-determined life
                                    limit as mandated by the manufacturer of such Part, the FAA or any other Governmental
                                    Entity having jurisdiction over matters
                                    relating to airworthiness, which requires any such Part to be discarded upon reaching such life limit.

LOSSES any and all cost, expense (including any and all legal fees and expenses and the fees and expenses of other professional advisers), claims, proceedings, losses, liabilities, obligations, damages (whether direct, indirect, special, incidental or consequential), suits, judgments, fees, penalties or fines (whether criminal or civil) of any kind or nature whatsoever, including any of the foregoing arising or imposed with or without any Indemnitee's fault or negligence, whether passive or active or under the doctrine of strict liability.

MAINTENANCE PLANNING DOCUMENT       the recommended maintenance program for the
OR MANUFACTURER'S MAINTENANCE       Aircraft issued and in effect from time to
PLANNING DOCUMENT                   time by the Manufacturer.

MAJOR CHECKS                        means any C check, multiple C check or
                                    heavier check (including associated
                                    structural inspections and corrosion
                                    prevention and control items) for the
                                    Aircraft as set out in the Approved
                                    Maintenance Program.

MANDATORY ORDER OR MO               a mandatory order issued by the FAA and/or
                                    the AAC.

MANUFACTURER                        Boeing.

MAXIMUM DEDUCTIBLE AMOUNT           has the meaning specified in Schedule 7.

MINIMUM LIABILITY COVERAGE          has the meaning specified in Schedule 7.

MINIMUM WAR RISK COVERAGE           has the meaning specified in Schedule 7.

MONTH is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month (and references to "months" shall be construed accordingly) save that, where any such period would otherwise end on a non-Business Day, it shall end on the next Business Day, provided that if a period starts on the last Business Day in a calendar month or if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last Business Day in that later month.

MORTGAGE any Mortgage over the Aircraft granted by Lessor in favor of the Financing Parties.

OTHER AGREEMENTS                    any aircraft lease agreement (other than
                                    this Agreement) or other aircraft financing agreement made or to be made between (i)
                                    Lessee, and (ii) Lessor, Beneficiary or any
                                    Affiliate of Lessor or Beneficiary or any trustee for the benefit of Lessor or Beneficiary or for the benefit of any Affiliate of Lessor or Beneficiary.

OWNER                               Lessor or such other Person notified in
                                    writing by Lessor to Lessee.

PART whether or not installed on the Aircraft or any Engine:

                                    (a)      any component, furnishing or
                                             equipment (other than a complete
                                             Engine) furnished with the Aircraft
                                             on the Delivery Date; and

                                    (b)      any other component, furnishing or
                                             equipment (other than a complete
                                             Engine) title to which has, or
                                             should have, passed to Owner
                                             pursuant to this

                                             Agreement;

                                    but excludes any such items title to which has, or should have, passed to Lessee pursuant to this Agreement.

PARTICIPATION AGREEMENT             the Participation Agreement dated as of the
                                    date hereof between Beneficiary, Lessor and Lessee.

PERMITTED LIEN                      (a)      any lien for any Tax (i) which has
                                             not been assessed or (ii) if
                                             assessed, which is not yet due and
                                             payable or (iii) if assessed and
                                             due and payable, which is being
                                             contested in good faith by
                                             appropriate proceedings in
                                             accordance with applicable law;

                                    (b)      any lien of a repairer, mechanic,
                                             carrier, hangar-keeper or other
                                             similar lien arising in the
                                             ordinary course of business or by
                                             operation of law in respect of
                                             obligations which are not overdue
                                             or are being contested in good
                                             faith by appropriate proceedings in
                                             accordance with applicable law;

                                             but only if (in the case of both
                                             (a) and (b)) (i) adequate resources
                                             have been provided by Lessee, or
                                             adequate reserves have been
                                             established and are maintained in
                                             the accounting records of Lessee in
                                             accordance with GAAP, for the
                                             payment of the Taxes or
                                             obligations; and (ii) such
                                             proceedings, or the continued
                                             existence of the lien, do not give
                                             rise to any material likelihood of
                                             the sale, forfeiture or other loss
                                             of the Aircraft or any interest
                                             therein or of criminal liability on
                                             Owner, Lessor, Beneficiary or any
                                             Financing Party;

                                    (c)      any Lessor Lien; and

                                    (d)      any lien arising out of any
                                             judgment or
                                             award against Lessee so long as
                                             such judgment or award shall,
                                             within 45 days after the entry
                                             thereof, have been discharged or
                                             vacated, or execution thereof
                                             stayed pending appeal or shall have
                                             been discharged, vacated or
                                             reversed within 45 days after the
                                             expiration of such stay, and so
                                             long as during any such 45 day
                                             period, there is not, or any such
                                             judgment or award does not involve,
                                             any material risk of the sale,
                                             forfeiture or loss of the Aircraft,
                                             Airframe, any Engine, or any of the
                                             Aircraft Documents or any interest
                                             therein or any discernable risk of
                                             criminal liability or any material
                                             risk of civil penalty against
                                             Owner, Lessor, Beneficiary or any
                                             Financing Party.

PERSON any individual person, corporation, company, partnership, limited liability company, firm, joint stock company, joint venture, trust, estate, unincorporated organization, association, Government Entity, or other entity, or any commercial or other arrangement or relationship that is deemed to be an entity for the purpose of any applicable law.

PRICE ESCALATION ADJUSTMENTS        has the meaning specified in Schedule 7.

QUOTATION DATE                      means, in relation to any period in respect
                                    of which LIBOR is to be determined, the day two Business Days before the beginning of such period.

RBS                                 Royal Bank of Scotland plc.

REDELIVERY DATE                     the Final Expiry Date.

REDELIVERY LOCATION                 Miami International Airport, Miami, Florida,
                                    or such other location in the continental
                                    United States of America as Lessor and
                                    Lessee may agree.

REFERENCE BANKS                     means The Royal Bank of Scotland plc, Bank
                                    of America NT&SA and Citibank N.A.

REFUND                              has the meaning specified in Clause 5.11(d).

RENT                                all amounts payable pursuant to Clause 5.3.

RENT ADJUSTMENT FACTOR              has the meaning specified in Schedule 7.

RENT COMMENCEMENT DATE              the date on which Lessor tenders the
                                    Aircraft for Delivery to Lessee under and in accordance with Clauses 4.1 and 4.2.

RENT DATE                           the first day of each Rental Period.

RENTAL PERIOD                       each period ascertained in accordance with
                                    Clause 5.2.

RETURN CONDITIONS                   means the conditions specified in
                                    Schedule 3.

SALES TAX                           any Tax that is, or is in the nature of, a
                                    sales, use, rental, leasing, value added, turnover, services, goods and services, consumption, transaction privilege, or similar Tax.

SCHEDULED DELIVERY DATE             Month of May 2005.

SECURITY DEPOSIT                    all amounts payable pursuant to Clause 5.1.

SECURITY DEPOSIT AMOUNT             has the meaning specified in Schedule 7.

SECURITY INTEREST                   any mortgage, charge, pledge, lien, security
                                    interest, assignment, hypothecation, right of setoff or other agreement or arrangement having the effect of creating an encumbrance other than a Permitted Lien.

SELLER                              Boeing.

SIMILAR LAWS                        any federal, state, local, non-U.S. or other
                                    laws or regulations that are similar to
                                    Section 406 of ERISA or Section 4975 of the
                                    Internal Revenue Code.

SOLVENT when used with respect to any Person, means that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable Panamanian and U.S. federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have in its good faith opinion, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

SPECIFIED PERSON                    any sublessee or any other Person that uses
                                    or has the right to use or has possession or custody of the Aircraft, the Airframe, any Engine or any Part, or any shareholder, Subsidiary, Affiliate, contractor, director, officer, agent or employee of any of the foregoing.

SUBSIDIARY                          (a)      in relation to any reference to
                                             accounts, any company whose
                                             accounts are consolidated with the
                                             accounts of Lessee in accordance
                                             with GAAP;

                                    (b)      for any other purpose an entity
                                             from
                                             time to time:

                                             (i)      of which another has
                                                      direct or indirect control
                                                      or owns directly or
                                                      indirectly more than 50
                                                      percent of the voting
                                                      share capital; or

                                             (ii)     which is a direct or
                                                      indirect subsidiary of
                                                      another under the laws of
                                                      the jurisdiction of its
                                                      incorporation.

SUPPLEMENTAL RENT                   all amounts payable pursuant to Clause 5.4.

SUPPLEMENTAL RENT RATE              any of the Airframe 6C/24,000 Flight Hour
                                    Block Structural Check Supplemental Rent
                                    Rate, the Engine LLP Supplemental Rent Rate, the Engine Supplemental Rent Rate, the APU
                                    Supplemental Rent Rate and the Landing Gear
                                    Supplemental Rent Rate.

TAX any present and future tax (including, without limitation, any gross receipts, gross or net income, franchise, doing business, sales, transfer, business, occupation, fuel, leasing, turnover, excess profits, registration, capital gains, import/export, use, rental, leasing, value added, goods and services, consumption, transaction privilege, excise, property, license, documentary or stamp tax), duty, levy, assessment, impost, withholding or other similar charge, and any penalty, additions to tax, fine, surcharge or interest relating thereto, imposed by any Government Entity or other taxing authority in any jurisdiction or by any international or multinational authority.

TAX CLAIM                           has the meaning specified in Clause 5.12(a).

TAX DOCUMENT                        has the meaning specified in Clause 5.11(b).

TAX INDEMNITEE                      each of the following: (i) Owner,
                                    (ii) Beneficiary, (iii) Lessor, (iv) each
                                    Financing Party, (v) each security trustee or other Financing Parties' Representative, and

                                    (vi) each shareholder, Subsidiary,
                                    Affiliate, beneficiary, member, director, officer, agent and employee of any of the Persons described in items (i) - (v).

TAX SAVING                          has the meaning specified in Clause 5.11(d).

TERM OR LEASE TERM                  the period commencing on the Delivery Date
                                    and ending on but excluding the next
                                    succeeding Annual Expiry Date or, if
                                    earlier, on the Final Expiry Date, provided that the Term shall be automatically renewed on each Annual Expiry Date for consecutive periods of one year's duration up until and including the Final Expiry Date, subject to the provisions of Clauses 11 and 13.2.

TRANSACTION DOCUMENTS               this Agreement, the Participation Agreement,
                                    the Trust Agreement, the Aircraft Purchase
                                    Agreement, the Warranty Assignment, the Bill of Sale, the Acceptance Certificate, Lease
                                    Supplement No. 1, the Lessee Power of
                                    Attorney and the Copa Holdings Guarantee, and all documents, instruments and certificates delivered pursuant hereto or thereto.

TRUST AGREEMENT                     means the Trust Agreement dated the date
                                    hereof between Beneficiary, as trustor, and Wells Fargo Bank Northwest, N.A., as trustee.

UCC Uniform Commercial Code, as the same may be in effect in any applicable jurisdiction within the United States.

UNUSED SUPPLEMENTAL RENT            an amount equal, from time to time, to all
                                    Supplemental Rent paid by Lessee and not repaid to, or as directed by, Lessee by Lessor or applied to Lessee's obligations as provided under this Agreement.

WARRANTY ASSIGNMENT                 a Warranty Assignment substantially in the
                                    form of Schedule 12.

1.2   CONSTRUCTION:

      (a) In this Agreement, unless the contrary intention is stated, a reference to:

                  (i) each of "Lessor" or "Lessee" or any other Person includes without prejudice to the provisions of this Agreement any successor in title to it and any permitted assignee;

                  (ii) words importing the plural form shall apply to the singular and vice versa;

                  (iii) any document shall include that document as amended, novated, supplemented or otherwise modified from time to time and includes all exhibits, appendices, attachments and supplements thereto;

                  (iv) a "law" (1) includes any statute, decree, constitution, regulation, order, judgment or directive or requirement of any Government Entity; (2) includes any treaty, pact, compact or other agreement to which any Government Entity is a signatory or party; (3) includes any judicial or administrative interpretation or application thereof and (4) is a reference to that provision as amended, substituted or reenacted;

                  (v) a Clause or a Schedule is a reference to a clause of or a schedule to this Agreement; and

                  (vi) the words "include," "includes," and "including" are deemed to be followed by the words "without limitation" whether or not such words appear;

            (b) the headings in this Agreement are to be ignored in construing this Agreement.

2.    REPRESENTATIONS AND WARRANTIES

      2.1   LESSEE'S REPRESENTATIONS AND WARRANTIES:

            Lessee represents and warrants to Lessor that:

            (a) STATUS: Lessee is a corporation duly incorporated and validly existing under the laws of the Country of Incorporation and has the corporate power to own its assets and carry on its business as it is being conducted and is the holder of all necessary air transportation and other licenses or permits required in connection therewith and with the use and operation of the Aircraft;

            (b) POWER AND AUTHORITY: Lessee has the corporate power to enter into and perform, and has taken all necessary corporate action to authorize the entry into, performance and delivery of, this Agreement and each of the other Transaction Documents to which it is a party and the transactions contemplated hereby and thereby;

            (c) LEGAL VALIDITY: this Agreement and each of the other Transaction Documents to which it is a party has been duly authorized by Lessee, each of this Agreement and the Participation Agreement has been duly executed and delivered by Lessee and each of this Agreement and the Participation Agreement does, and each of the other Transaction Documents when executed and delivered by Lessee (subject to execution and delivery by the other parties thereto) will, constitute a legal, valid and binding obligation of Lessee, enforceable against Lessee in accordance with its terms, except as enforceability may be limited, by applicable bankruptcy, insolvency or other laws affecting creditors' rights generally and/or general principles of equity;

            (d) NON-CONFLICT: the entry into and performance by Lessee of, and the transactions contemplated by, this Agreement does not and will not:

                  (i)   conflict with any laws binding on Lessee;

                  (ii)  conflict with the constitutional documents of Lessee; or

                  (iii) conflict with or result in default under any indenture, mortgage, contract, agreement or other document which is binding upon Lessee or any of its assets or result in the creation of any Security Interest over any of its assets (other than the Security Deposit);

            (e) AUTHORIZATION: all authorizations, consents, registrations and notifications required under the laws of the Country of Incorporation and the Country of Registration and any other relevant jurisdictions in connection with the entry into and performance by Lessee of, and the validity and enforceability against Lessee of, this Agreement and the other Transaction Documents to which it is a party and the transactions contemplated hereby and thereby, have been (or will on or before the Delivery Date have been) obtained or effected (as appropriate) and are (or will on their being obtained or effected be) in full force and effect, except as provided in
                  Section 8.11(f);

            (f)   NO IMMUNITY:

                  (i) Lessee is subject to civil and commercial law with respect to its obligations under this Agreement and the other Transaction Documents; and

                  (ii) neither Lessee nor any of its assets is entitled to any right of immunity from suit, jurisdiction, attachment prior to judgment, attachment in aid of execution, set-off, execution or other legal process, and the entry into and performance of this Agreement and the other Transaction Documents by Lessee constitute private and commercial acts;

            (g) ACCOUNTS: the audited consolidated financial statements of Lessee and its Subsidiaries most recently delivered to Lessor:

                  (i)   have been prepared in accordance with GAAP; and

                  (ii) fairly represent the consolidated financial condition of Lessee and its Subsidiaries as at the date thereof;

            (h) FULL DISCLOSURE: its audited financial statements referred to in Clause 2.1(g) provided to Lessor by Lessee for the purposes of this Agreement do not contain any untrue or materially misleading statement of a material fact;

            (i) MATERIAL ADVERSE EFFECT: No event has occurred since December 31, 2003 which constitutes, or which with the giving of notice and/or lapse of time or both would constitute, a contravention of, or default under, any agreement or instrument by which Lessee or Guarantor or any of their assets are bound or affected, being a contravention or default which might either have a material adverse effect on the financial condition, business, assets or operations of Lessee or Guarantor or on their ability to observe and perform their obligations under the Transaction Documents;

            (j)   TAXES:

                  (i) Lessee has filed or caused to be filed in such manner as is required by law or regulation all Tax returns which Lessee is required by any applicable law to file with any Government Entity or other taxing authority, and has paid or caused to be paid all Taxes reported on such returns to be due or which have become due pursuant to any notice, demand or assessment received by Lessee or any of its Affiliates, except for any such notice, demand or assessment (A) which is being contested in good faith in accordance with the applicable law, (B) which does not and will not involve a material risk of sale, forfeiture or loss of the Aircraft, the Airframe, any Engine or any Part, and (C) for which an adequate reserve has been established and maintained in the accounting records of Lessee in accordance with GAAP;

                  (ii) no material claim for any Tax has been asserted against Lessee by any Government Entity or other taxing authority other than claims that are included in the liabilities for Taxes in the audited consolidated financial statements described in Clause 2.1(g) or which are being contested in good faith by appropriate proceedings and with respect to which appropriate reserves have been maintained to the extent required by GAAP and which arose after the date of such audited consolidated financial statements and which does not and will not involve a material risk of sale, forfeiture or loss of the Aircraft;

                  (iii) all applicable customs duties and Sales Taxes in respect of the Aircraft, its sale to Lessor and lease hereunder to Lessee on the Delivery date, have been paid;

                  (iv) there is no Tax of the Country of Incorporation or the Country of Registration, or any taxing authority of either thereof or therein which is imposed in respect of any payment to be made by Lessee to Lessor pursuant to the Transaction Documents, or is imposed on or by virtue of the execution, delivery or performance of the Transaction Documents; and

                  (v) there is no Tax of the Country of Incorporation or the Country of Registration, or any taxing authority of either thereof or therein which is imposed in respect of any payment to be made to Lessee pursuant to the Transaction Documents, or is imposed on any Lender on or by virtue of the execution, delivery or performance of the Transaction Documents;

            (k) NO DOING BUSINESS: neither Lessor nor Beneficiary is or will be deemed to be resident, domiciled or carrying on business in The Republic of Panama or be subject to taxation in The Republic of Panama by reason only of the execution, performance and/or enforcement of any of the Transaction Documents;

            (l) ENFORCEMENT: in any execution proceedings taken in The Republic of Panama for the enforcement of the Transaction Documents, the courts of The Republic of Panama will give effect to and enforce any final (non-appealable) judgment granted in the United States, without re-examination or re-litigation of any matter adjudicated therein, provided that if a final and conclusive judgment in respect of any of the Transaction Documents is given by a foreign court of competent jurisdiction to deal with any action arising therefrom, such judgment would be recognized and enforced in the Courts of the Republic of Panama without retrial of the originating action by instituting exequatur proceedings in the Supreme Court of Panama and upon determination by such tribunal that: (i) the courts of the judgment country would in similar circumstances recognize a final and conclusive judgment of the Courts of the Republic of Panama; (ii) the judgment has been issued as a consequence of an action "in personam"; (iii) the judgment was rendered after personal service on the defendant;

                  (iv) the cause of action upon which judgment was based does not contravene public policy of Panama; and (v) the documents evidencing the judgment are in authentic form according to the laws of the judgment country and have been duly legalized by Panamanian Consul; and no filing, recording, registering of or with respect to the Transaction Documents will be necessary in the Republic of Panama in order to protect, preserve or perfect the validity and enforceability of the Transaction Documents, and the interests thereby created, except as stated in Section 8.11(f);

            (m) POWER OF ATTORNEY: the Lessee Power of Attorney remains in full force and effect;

            (n) UCC MATTERS: the "location" of Lessee, for purposes of Section 9-307 of the Uniform Commercial Code of the State of New York, is in the State of Florida;

            (o)   SOLVENCY: Lessee is Solvent; and

            (p) ERISA: (A) the execution, delivery and performance of the Transaction Documents will not involve any transaction in connection with which a civil penalty could be assessed pursuant to Section 502 of ERISA, any tax could be imposed under Section 4975 of the Internal Revenue Code; or a violation of any Similar Laws could result and (B) neither Lessee nor any Subsidiary or Commonly Controlled Entity (i) maintains, contributes to or has any liability in respect of,
                  (ii) is obligated to maintain or contribute to, or has, at any time within the five years preceding the date of this representation, maintained, contributed to or had any liability in respect of or (iii) has been obligated to maintain or contribute to, any employee benefit plan that is subject to Title IV of ERISA.

      2.2   LESSEE'S FURTHER REPRESENTATIONS AND WARRANTIES:

            Lessee further represents and warrants to Lessor that:

            (a) NO DEFAULT: no Default has occurred and is continuing or would result from the entry into or performance of this Agreement and the other Transaction Documents;

            (b)   REGISTRATION:

                  (i) except for (x) the filing of UCC financing Statements with regard to the Lease, and the Security Deposit in the District of Columbia, all of which shall have been accomplished on or before the Delivery Date, and (y) the filing and recordation of this Agreement, the Lease Supplement No. 1 and the Bill of Sale as provided in Clause 8.11(f), it is not necessary or advisable under the laws of the Country of Incorporation, the Country of Registration or the Habitual Base in order to ensure the validity, effectiveness and enforceability of this Agreement or the other Transaction Documents or to, establish, perfect or protect the property rights of Lessor in or with respect to the Aircraft or any Engine or Part, or the Security Deposit, that this Agreement or any other Transaction Document or any other document or instrument relating thereto be filed, registered or recorded or that any other action be taken; and

                  (ii) upon completion of the filings referenced in Clause 2.2(b)(i) and the recordation, registration or indexing of the instruments so filed by the appropriate Government Entities, under the laws of the Country of Incorporation, the Country of Registration and the Habitual Base and the other jurisdictions referred to in Clause 8.11(f), the property rights of Lessor and Beneficiary in the Aircraft, the Lease and the Security Deposit will be fully established and perfected;

            (c) LITIGATION: no litigation, arbitration or administrative proceedings are pending or to its knowledge threatened against Lessee in any jurisdiction which reasonably may be expected to have a material adverse effect upon its financial condition or business or its ability to perform its obligations under this Agreement;

            (d) PARI PASSU: the obligations of Lessee under this Agreement rank at least pari passu with all other present and future unsecured and unsubordinated obligations (including contingent obligations) of Lessee, with the exception of such obligations as are mandatorily preferred by law and not by virtue of any contract;

            (e) MATERIAL ADVERSE CHANGE: there has been no material adverse change in the consolidated financial condition or operations of Lessee and its Subsidiaries or the financial condition or operations of Lessee since the date as to which the financial statements most recently provided to Lessor on or prior to the Delivery Date were drawn up; and

            (f) NO BROKERS: Lessee has not engaged the services of a broker or similar representative or agent for the purposes of procuring the leasing of the Aircraft pursuant to this Agreement.

      2.3   REPETITION:

            The representations and warranties in Clause 2.1 and Clause 2.2 will survive the execution of this Agreement. The representations and warranties contained in Clause 2.1 and Clause 2.2 will be deemed to be repeated by Lessee on the

            Delivery Date and the representations set forth in Clause 2.1(a) through (h), (j)(iii), (1), (m) and (n) will be deemed to be repeated by Lessee on each Rent Date with reference to the facts and circumstances then existing.

      2.4   LESSOR'S REPRESENTATIONS AND WARRANTIES:

            Lessor (as to clauses (b), (c), (d), (e), (f), (g) and (h) and WFB (as to clauses (a), (b), (c), (d), (e), (f), (g) and (h)) represents and warrants to Lessee that:

            (a) STATUS: WFB is a national banking association duly incorporated and validly existing under the federal laws of the United States and has the corporate power to own its assets and carry on its business as it is being conducted;

            (b) POWER AND AUTHORITY: each of Lessor and WFB has the corporate power to enter into and perform, and has taken all necessary corporate action to authorize the entry into, performance and delivery of, this Agreement and the other Transaction Documents to which it is a party and the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party;

            (c) LEGAL VALIDITY: each of the Transaction Documents to which it is a party has been duly authorized, executed and delivered by it, and constitutes its legal, valid and binding obligations, enforceable against it in accordance with their respective terms except insofar as enforceability may be limited by (i) applicable bankruptcy, insolvency or other laws affecting creditors' rights generally or (ii) general principles of equity;

            (d) NON-CONFLICT: the entry into and performance by it of, and the transactions contemplated by, this Agreement and the other Transaction Documents to which it is a party do not and will not:

                  (i) conflict with any laws, rules or regulations binding on it;

                  (ii) conflict with the constitutional documents of Lessor or WFB; or

                  (iii) conflict with any indenture, mortgage, contract or other document which is binding upon it or any of its assets;

            (e) AUTHORIZATION: all authorizations, consents, registrations and notifications required under the laws of the State of Utah, the State of New York (the place of closing) and the federal laws of the United States in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, this Agreement and the other Transaction Documents to which it is a party have been (or will on or before the Delivery Date have been) obtained or effected (as appropriate) and are (or will on their being obtained or effected be) in full force and effect;

            (f)   NO IMMUNITY:

                  (i) it is subject to civil commercial law with respect to its obligations under this Agreement and the other Transaction Documents to which it is a party; and

                  (ii) neither it nor any of its assets is entitled to any right of immunity and the entry into and performance of this Agreement and the other Transaction Documents to which it is a party by it constitute private and commercial acts;

            (g) TITLE: At the time of Delivery, Lessor shall have good title to the Aircraft, free and clear of any Liens;

            (h) NO BROKERS: Lessor has not engaged the services of a broker or similar representative agent for the purposes of this Agreement and the transactions contemplated herein;

      2.5   REPETITION:

            The representations and warranties in Clause 2.4 will survive the execution of this Agreement and will be deemed to be repeated by Lessor on the Delivery Date with reference to the facts and circumstances then existing.

3.    CONDITIONS PRECEDENT

      3.1   CONDITIONS PRECEDENT:

            Lessor's obligation to deliver and lease the Aircraft under this Agreement is subject to satisfaction of each of the following conditions:

            (a) receipt by Lessor and Beneficiary from Lessee of the following satisfactory in form and substance to Lessor:

                  (i) TRANSACTION DOCUMENTS: each Transaction Document shall have been duly executed and delivered by each party thereto other than Lessor;

                  (ii) CONSTITUTIONAL DOCUMENTS: a copy of the constitutional documents of Lessee and the Guarantor;

                  (iii) RESOLUTIONS: a copy of a resolution of the board of
                        directors of Lessee and Guarantor, in each case approving the terms of, and the transactions contemplated by, this Agreement and the other

                        Transaction Documents to which it is a party, resolving that it enter into this Agreement and the other Transaction Documents to which it is a party, and authorizing execution of this Agreement and the other Transaction Documents to which it is a party and consummation of the transactions contemplated hereby and thereby;

                  (iv) OPINIONS: (i) an opinion reasonably satisfactory in form and substance to Lessor (based on New York law) by Greenberg Traurig, P.A., (ii) an opinion reasonably satisfactory in form and substance to Lessor (based on Panamanian law) by Galindo Arias & Lopez, Panamanian counsel to Lessee, (iii) at Lessor's cost, an opinion reasonably satisfactory in form and substance to Beneficiary by Patton, Moreno & Asvat, Panamanian counsel to the Lessor and Beneficiary, with respect to Panamanian law; and (iv) at Lessor's cost, a jurisdictional review by Patton, Moreno & Asvat, Panamanian counsel to Lessor and Beneficiary, as to the rights of creditors and lessors of aircraft under Panamanian law, satisfactory in form and substance to Beneficiary;

                  (v) APPROVALS: evidence of the issuance of each approval, license and consent which is required in relation to, or in connection with the performance by Lessee of any of its obligations under this Agreement and the other Transaction Documents;

                  (vi) LICENSES: copies of Lessee's air transport license, air operator's certificates and all other material licenses, certificates and permits required by Lessee in relation to, or in connection with, the operation of the Aircraft;

                  (vii) CERTIFICATE: a certificate of a duly authorized officer of Lessee:

                        (a) setting out a specimen of the signature of each Person authorized to execute documents on behalf of Lessee pursuant to the resolutions referred to in Clause 3.1(a)(iii);

                        (b) certifying that each copy of each document specified in Clause 3.1(a)(ii) and (iii) is correct, complete and in full force and effect; and

                        (c) certifying as to the matters stated in Clause 3.2(a), (b) and (d);

                  (viii)UCC FINANCING STATEMENTS: UCC financing statements with respect to the Aircraft and this Agreement in a form acceptable to Lessor shall have been prepared for filing with the appropriate Government Entity in the District of Columbia;

                  (ix) PAYMENTS: all sums due to Lessor under this Agreement on or before the Delivery Date including, without limitation, the first payment of Rent and the full amount of the Security Deposit;

                  (x) INSURANCES: a certificate of insurance and broker's letter of undertaking satisfactory to Lessor and evidencing that Lessee is taking the required steps to ensure due compliance with the provisions of this Agreement as to Insurances with effect on and after the Delivery Date,

                  (xi) FINANCIAL STATEMENTS: the latest available financial statements and accompanying documents of Lessee as described in Clause 8.2(b)(i) and (ii);

                  (xii) TITLE: Initial Purchaser shall have transferred good title to the Aircraft to Lessor and Lessor shall have received a signed original of the Bill of Sale;

                  (xiii) AUTHORIZATION: the Aircraft shall have been certified by the FAA as to type and airworthiness for export to Panama, and Lessee shall have permanent or temporary authority to operate the Aircraft, and copies of relevant documents shall have been delivered to Lessor;

                  (xiv) PROCESS AGENT: a letter from the process agent appointed by Lessee in this Agreement accepting that appointment;

                  (xv) ACCEPTANCE CERTIFICATE: the Acceptance Certificate, dated, fully completed, and executed by Lessee on behalf of Lessor;

                  (xvi) IMPORT: evidence that any required import license, and all customs formalities relating to the import of the Aircraft into the Habitual Base have been obtained or complied with (if no such licenses or formalities are required, a statement to that effect included in the legal opinion described in paragraph
                           (ii) will satisfy Lessee's obligation under this paragraph (ix)), and evidence that the import of the Aircraft into the Habitual Base is exempt from Taxes, or that any such Taxes have been paid in full;

                  (xvii)   POWERS OF ATTORNEY: the Lessee Power of Attorney; and

                  (xviii) REGISTRATION, RECORDINGS: receipt by Lessor of evidence that on the Delivery Date the Aircraft has been provisionally registered under the laws of the Country of Registration and that this Agreement, Lease Supplement No. 1 and the Bill of Sale will be recorded with the Public Registry of Panama as required by Section 8.11(f), and that all filings, registrations, recordings and other actions have been or will be taken which are necessary or advisable to ensure the validity, effectiveness and enforceability of this Agreement and the other Transaction Documents and to protect the rights and interests of Lessor in the Aircraft;

                  (xix) MANUFACTURER DELIVERY DOCUMENTS: receipt by Lessor of originals of the Manufacturer delivery documents, including certified copies of the relevant bills of sale (FAA and full warranty);

                  (xx) GENERAL: such other documents and financial information as Lessor may reasonably request in order to (i) consummate or give effect to the transactions contemplated by this Agreement and the Transaction Documents and (ii) assess the financial and commercial condition of Lessee, present and future, and Lessor's being satisfied in its sole discretion with such financial and commercial condition.

      3.2   FURTHER CONDITIONS PRECEDENT:

            The obligations of Lessor to deliver and lease the Aircraft under this Agreement are subject to the further conditions precedent that:

            (a) the representations and warranties of Lessee under Clauses 2.1 and 2.2 are correct and would be correct if repeated on Delivery of the Aircraft under this Agreement;

            (b) no Default has occurred and is continuing or would reasonably be expected to result from the leasing of the Aircraft to Lessee under this Agreement;

            (c) no change shall have occurred after the date of the execution and delivery of this Agreement in laws that in the case of Lessor or Beneficiary, in the reasonable opinion of counsel, would make it illegal for such Person to participate in this transaction or to make its Loan available to Lessor; and

            (d) no action or proceeding or governmental action shall have been instituted or threatened before any court or governmental agency, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental agency at the time of the Delivery Date to set aside, restrain, enjoin or prevent the completion and consummation of this Agreement or the other Transaction Documents or the transactions contemplated hereby and thereby.

      3.3   LESSEE CONDITIONS PRECEDENT:

            Lessee's obligation to accept delivery and to lease the Aircraft are subject to the following additional conditions precedent:

            (a)   receipt by Lessee on or before the Delivery Date of:

                  (i) a certificate signed by a duly authorized officer of Lessor certifying that Lessor's representations and warranties in Clause 2.4 are true and correct on the Delivery Date as if given on such date;

                  (ii) each of this Agreement, Lease Supplement No. 1 and the Participation Agreement, duly executed and delivered by Lessor, and the Warranty Assignment duly executed and delivered by the parties thereto;

                  (iii) Initial Purchaser shall have transferred good title to the Aircraft to Lessor and Lessor shall have received a signed original of the Bill of Sale;

                  (iv) the Aircraft shall have been certified by the FAA as to type and airworthiness for export to Panama, and Lessee shall have permanent or temporary authority to operate the Aircraft, and copies of relevant documents shall have been delivered to Lessor; and

                  (v) receipt by Lessee of all documents required to operate the Aircraft in Panama.

            (b) Lessor shall have tendered delivery of the Aircraft to Lessee in accordance with Clauses 4.1 and 4.2.

      3.4   WAIVER:

            (a) The conditions specified in Clauses 3.1 and 3.2 are for the sole benefit of Lessor and may be waived or deferred in whole or in part by Lessor. Such waiver or deferral may be subject to such conditions as shall be accepted by Lessee.

            (b) The conditions specified in Clause 3.3 are for the sole benefit of Lessee and may be waived or deferred in whole or in part by Lessee. Such waiver or deferral may be subject to such conditions as shall be accepted by Lessor.

      3.5   POST-CLOSING MATTERS:

            Lessee shall, at its sole cost and expense, provide to Lessor (i) evidence that the UCC Financing Statement referenced in Clause 2.2(b)(i)(y) has been duly filed with the appropriate Government Entity in the District of Columbia (which evidence may take the form of a filed-stamped copy of such UCC financing statement), (ii) evidence that the AAC has issued a permanent registration certificate for the Aircraft as required by Section 8.11(f)(iii) and
            (iii) an opinion of Panamanian counsel to Lessee as to the making of proper filings as required by Section 8.11(f)(i).

4.    COMMENCEMENT

      4.1   LEASING:

            (a)   Subject to satisfaction of the conditions set forth in Clauses
                  3.1 and 3.2, Lessor will lease the Aircraft to Lessee and Lessee will take the Aircraft on lease for the Term, which shall commence on the Delivery Date immediately upon transfer of title to the Aircraft from Seller to Lessor, and which leasing shall be unconditionally and irrevocably evidenced by Lessee's execution and delivery of Lease Supplement No. 1; and

            (b) Lessee will be responsible for all risks associated with any loss of or damage to the Aircraft or caused by the operation of the Aircraft from the execution of Lease Supplement No. 1 until the return of the Aircraft to Lessor pursuant to the terms of this Agreement.

      4.2   DELIVERY:

            Lessor shall deliver the Aircraft to Lessee immediately following delivery thereof by the Manufacturer. Immediately following Lessor's purchase of the Aircraft from Seller, Lessor will tender the Aircraft for Delivery to Lessee and Lessee will unconditionally and irrevocably effect acceptance of the Aircraft by execution and delivery to Lessor of the duly completed and executed Lease Supplement No. 1, notwithstanding any delay in Delivery after the Scheduled Delivery Date, subject to Section 4.4. Simultaneously with Lessor's purchase of the Aircraft, Lessee will execute, as agent of Lessor, and deliver to Delta the Acceptance Certificate. Upon execution and delivery by Lessee of Lease Supplement No. 1, Lessee's acceptance of the Aircraft under this Agreement shall be unconditional and irrevocable for all purposes. Lessor will include Lessee, and Lessee will participate, in all stages of the acceptance procedure of the Aircraft from the Manufacturer and Lessee shall be satisfied that the Aircraft as delivered from Manufacturer meets the delivery conditions set forth on Schedule 1 hereof.

      4.3   DELAYED DELIVERY:

            It is intended that the Delivery Date will be the Scheduled Delivery Date. However, Lessor shall not be responsible for any loss or damages, including without limitation loss of profit, arising from or in connection with any delay in the delivery of or failure to deliver the Aircraft to Lessee under this Agreement on the Scheduled Delivery Date for any reason whatsoever. Notwithstanding any such delay, Lessor shall not be excused from its obligation to Deliver the Aircraft to Lessee unless such delay resulted from any cause which is outside the control of Lessor.

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

      4.4   TERMINATION FOR NON-DELIVERY:

            The parties agree that if Delivery of the Aircraft has not occurred for any reason whatsoever including, without limitation, any circumstance described in Clause 4.2 or 4.3 above, on or before the Final Delivery Date, then unless the parties shall have agreed in writing to extend the Delivery Date and the Final Delivery Date, this Agreement shall immediately terminate. Upon such termination, neither party will have any further obligations or liability under this Agreement other than pursuant to Clause 15.8 except that Lessor will repay the amount of the Security Deposit.

      4.5   PURCHASE OF AIRCRAFT:

            Lessee agrees that Lessor's obligation to deliver the Aircraft to Lessee under the terms of this Agreement is expressly subject to Lessor obtaining good title to the Aircraft from Initial Purchaser pursuant to the Aircraft Purchase Agreement.

5.    PAYMENTS

      5.1   SECURITY DEPOSIT AND LETTER OF CREDIT:

            (a) PAYMENT: Lessee shall pay to Lessor a Security Deposit in cash in the amount defined as the Security Deposit Amount in
                  Schedule 7 hereof in the following installments:

                  (i) US**Material Redacted** at the time this Agreement is executed;

                  (ii) US**Material Redacted** three months prior to Delivery Date; and

                  (iii) the balance to be paid no later than three Business Days prior to Delivery Date.

            (b)   CONCERNING THE SECURITY DEPOSIT:

                  (i) The Security Deposit shall be deposited in a designated account of the Lessor maintained at the Royal Bank of Scotland, New York Branch or such other account in the United States as Lessor shall designate in writing. Lessor will not hold the Security Deposit as agent or on trust for Lessee or in any similar fiduciary capacity.

                  (ii) Lessee may provide the Security Deposit in the form of a letter of credit, issued by a bank satisfactory to Lessor, having a term of no more than one year, and otherwise in form and substance (including the designation of the presentment location) satisfactory to Lessor.

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

            (c)   CONCERNING THE LETTER OF CREDIT:

                  If at any time prior to the Final Expiry Date, the long-term unsecured unsubordinated and unguaranteed debt obligations as rated by Moody's Investors Services Inc. or Standard & Poor's Corporation of the then current bank issuing the letter of credit shall be less than A2 and A respectively or shall be on creditwatch by either of such agencies, Lessee shall procure that the relevant letter of credit is replaced by a letter of credit by another bank acceptable to Lessor (in its sole discretion).

      5.2   RENTAL PERIODS:

            The Term will be divided into Rental Periods. The first Rental Period will commence on the Delivery Date, and each subsequent Rental Period will commence on the date succeeding the last day of the previous Rental Period. Each Rental Period will end on but exclude the numerically corresponding day in the next Month except that if a Rental Period would otherwise overrun the Final Expiry Date, it will end on the Final Expiry Date.

      5.3   RENT:

            (a) TIME OF PAYMENT: Lessee will pay to Lessor Rent in advance on each Rent Date. Payment must be initiated in such manner as to ensure that Lessor receives credit for the payment on the Rent Date. If a Rental Period begins on a non-Business Day, the Rent payable in respect of that Rental Period shall be paid on the Business Day immediately following the date on which such Rental Period commences.

            (b) AMOUNT: The Rent payable in respect of each Rental Period shall be the Assumed Rent based on the Assumed LIBOR Rate and will be adjusted upward or downward by the Rent Adjustment Factor. On each Rent Calculation Date (as defined below), the Rent shall be calculated and set for the six consecutive Rental Periods immediately following such Rent Calculation Date. For purposes of this Clause 5.3(b), "Rent Calculation Date" shall mean the date that falls three days prior to the Delivery Date and each six-month anniversary thereof; provided, however, if such date or any such anniversary thereof is not a Business Day, then the Rent Calculation Date shall be the immediately preceding Business Day.

      5.4   SUPPLEMENTAL RENT:

            (a) AMOUNT: Lessee will pay Supplemental Rent to Lessor in relation to each calendar month (or part of a month) of the Term, on the 10th day following the end of that calendar month (except that the last payment of Supplemental Rent during the Term shall be paid on the Final Expiry Date), calculated as follows:

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

                  (i) AIRFRAME: in respect of an Airframe 6C/24,000 Flight Hour Block Structural Check, an amount equal to the Airframe 6C/24,000 Flight Hour Block Structural Check Supplemental Rent Rate, pro-rated on a per diem basis, if applicable, for any calendar month which falls partially within the Term and partially outside the Term (the "Airframe 6C/24,000 Flight Hour Block Structural Check Supplemental Rent");

                  (ii) ENGINE LIFE-LIMITED PARTS: in respect of the Life-Limited Parts for each Engine, an amount equal to the Engine LLP Supplemental Rent Rate for each Engine Cycle operated by that Engine during that calendar month ("Engine LLP Supplemental Rent"); provided, however, Lessee shall have no obligation to make any payment of Engine LLP Supplemental Rent in respect of any period during which the Engine installed on the Aircraft is subject to a maintenance cost per hour agreement or similar arrangement with the Agreed Maintenance Performer so long as (x) such agreement or arrangement is approved in advance (i.e., before the enrollment of the Engine installed on the Aircraft in any such agreement or arrangement) in writing by Lessor (such approval not to be unreasonably withheld), and (y) in the event that the Engine installed on the Aircraft is enrolled in any such agreement or arrangement before Lessor approves such agreement or arrangement, or in the event that any Engine enrolled in any such agreement or arrangement is to be installed on the Aircraft before Lessor approves such agreement or arrangement, then Lessee shall pay and continue to pay Engine LLP Supplemental Rent in accordance with this subclause for all periods prior to the time at which Lessee obtains Lessor's written approval (which approval shall not be unreasonably delayed) of the applicable agreement or arrangement (if ever);and (z) for the avoidance of doubt it is agreed that at least one of the criteria upon which such a maintenance cost per hour agreement will be approved by the Lessor shall be a requirement for that agreement to expressly include an adequate fund provision specifically allocated to LLP's to which the Lessor will have rights of access under certain conditions, and drawdowns on such LLP fund will not diminish the adequacy of any fund allocation applicable to the engine performance restoration.

                  (iii) ENGINE PERFORMANCE RESTORATION: in respect of each
                        Engine, an amount equal to the Engine Supplemental Rent Rate for each Engine Flight Hour (or fraction thereof) operated by that Engine during that calendar month ("Engine Supplemental Rent"); provided, however, Lessee shall have no obligation to make any payment of Engine Supplemental Rent in respect of any period during which the Engine installed on the Aircraft is subject to a maintenance cost per hour agreement or similar arrangement with the Agreed Maintenance Performer so long as (x) such agreement or arrangement is approved in advance (i.e., before the enrollment of the Engine installed on the Aircraft in any such agreement or arrangement) in writing by Lessor (such approval not to be unreasonably withheld), and (y) in the event that the Engine installed on the Aircraft is enrolled in any such agreement or arrangement before Lessor approves such agreement or arrangement, or in the event that any Engine enrolled in any such agreement or arrangement is to be installed on the Aircraft before Lessor approves such agreement or arrangement, then Lessee shall pay and continue to pay Engine Supplemental Rent in accordance with this subclause for all periods prior to the time at which Lessee obtains Lessor's written approval (which approval shall not be unreasonably delayed) of the applicable agreement or arrangement (if ever);

                  (iv) APU: in respect of the APU, an amount equal to the APU Supplemental Rent Rate for each Flight Hour operated by the APU during that calendar month ("APU Supplemental Rent"); provided, however, Lessee shall have no obligation to make any payment of APU Supplemental Rent in respect of any period during which the APU installed on the Aircraft is subject to a maintenance cost per hour agreement or similar arrangement with the APU manufacturer or Agreed Maintenance Performer so long as
                        (x) such agreement or arrangement is approved in advance (i.e., before the enrollment of the APU installed on the Aircraft in any such agreement or arrangement) in writing by Lessor (such approval not to be unreasonably withheld), and (y) in the event that the APU installed on the Aircraft is enrolled in any such agreement or arrangement before Lessor approves such agreement or arrangement, or in the event that any APU enrolled in any such agreement or arrangement is to be installed on the Aircraft before Lessor approves such agreement or arrangement, then Lessee shall pay and continue to pay APU Supplemental Rent in accordance with this subclause for all periods prior to the time at which Lessee obtains Lessor's written approval (which approval shall not be unreasonably delayed) of the applicable agreement or arrangement (if ever); and

                  (v) LANDING GEAR: in respect of the Landing Gear, an amount equal to the Landing Gear Supplemental Rent Rate, pro-rated on a per diem basis, if applicable, for any calendar month which falls partially within the Term and partially outside the Term ("Landing Gear Supplemental Rent");

                        provided that with respect to any maintenance cost per hour agreement described in subclauses (iii) and (iv) above to be approved by Lessor, such agreement must (or as otherwise reasonably agreed by Lessor and Lessee) have (i) payments and maintenance structured on a fully restored zero-time basis where the Approved Maintenance Performer will be responsible for the payment of the redelivery maintenance adjustment provided for in Part 3 of Schedule 3 for all Engine or APU use since the last Engine Performance Restoration or APU Performance Restoration, as applicable, during the Lease Term or since new if no such Engine Performance Restoration or APU Performance Restoration, as applicable, has been accomplished during the Lease Term, (ii) payments and/or corresponding maintenance inclusive of all applicable airworthiness directives, manufacturer category 1/2/3 service bulletins, and domestic object damage, (iii) satisfactory restrictions on the use of multiple repair used serviceable exchange parts, incident materials, manufacturer approved FAA PMA parts, and parts with non-manufacturer approved repairs, (iv) satisfactory flight hour and calendar warranty provisions and periods, (v) satisfactory test cell performance guarantees and performance retention guarantees, and
                        (vi) satisfactory provisions for assignment to Lessor.

                  (b) ADJUSTMENT: The Supplemental Rent Rates, if applicable, shall be adjusted after the Delivery Date not more frequently than annually (with any such adjustment having retrospective application as appropriate to reflect the provisions of paragraph (ii) below and the amount required to give effect to such retrospective application shall be payable by Lessee upon demand by Lessor) based on the following:

                        (i) ANNUAL SUPPLEMENTAL RENT ADJUSTMENT: upwards by the Annual Supplemental Rent Adjustment commencing on January 1, 2005 and each annual anniversary date thereafter; and

                        (ii) HOUR TO CYCLE RATIO ADJUSTMENT: Lessor and Lessee acknowledge that the Engine Supplemental Rent Rate is based upon the assumption that the Aircraft will operate on the Assumed Ratio. If that assumption proves to be incorrect at any time for any period of twelve (12) consecutive months during the Term based upon Lessee's actual operating experience during such twelve (12) months, and in the case of the Assumed Ratio the hour to cycle ratio differs from the Assumed Ratio by more than 0.1 during such twelve (12) month period, (i) Lessor shall have the right, upon written notice to Lessee, to adjust the Engine Supplemental Rent Rate (in the case of a decrease in the ratio below the Assumed Ratio) and (ii) Lessor will make that adjustment (in the case of an increase in the ratio above the Assumed Ratio) in respect of Engine Supplemental Rent payable for the next year of the Lease Term. The Engine Supplemental Rent Rate shall be adjusted by calculating the actual engine hour to cycle ratio for the applicable 12-month period and using that to select the corresponding Engine Supplemental Rent Adjusted Value adjustment dollar figure from the Assumed Ratio Adjustment Table in Schedule 7. If actual hour to cycle ratio falls outside the specific ratios set forth in the Assumed Ratio Adjustment Table in Schedule 7, then the Engine Supplemental Rent Adjusted Value shall be determined by extrapolating (or interpolating) from (or between) the nearest observed values in the table.

                        (iii) ANNUAL UTILIZATION ADJUSTMENT: Lessor and Lessee
                              acknowledge that the Airframe 6C/24,000 Flight Hour Block Structural Check Supplemental Rent Rate is based upon the assumption that the Airframe will operate at the Assumed Annual Utilization. If that assumption proves to be incorrect at any time for any period of twelve (12) consecutive months during the Term based upon Lessee's actual operating experience during such twelve (12) months, (i) Lessor shall have the right, upon written notice to Lessee, to adjust the Airframe 6C/24,000 Flight Hour Block Structural Check Supplemental Rent Rate (in the case of utilization above the Assumed Annual Utilization) and (ii) Lessor, upon written request from Lessee, will make that adjustment (in the case of an increase in the utilization below the Assumed Annual Utilization). The Airframe 6C/24,000 Flight Hour Block Structural Check Supplemental Rent Rate shall be adjusted by calculating the actual Airframe utilization for the applicable 12-month period and using that to select the corresponding Airframe Structural Check Reserve Amount from the Assumed Annual Utilization Adjustment Table in
                              Schedule 7. If actual utilization falls outside the specific values set forth in the Assumed Annual Utilization Adjustment Table in Schedule 7, then the adjusted value shall be determined by extrapolating (or interpolating) from (or between) the nearest observed values in the table.

                  (c) ADJUSTMENT/ABATEMENT FOR ENGINE EVENT OF LOSS: If following an Engine Event of Loss the maintenance status for the replacement Engine (pursuant to Clause 8.13(a)) is such that the Engine LLP Supplemental Rent and Engine Supplemental Rent held with respect to the Engine which suffered the Engine Event of Loss differs from that which corresponds to the maintenance status of such replacement Engine, Lessor shall calculate the amount of the adjustment to the amounts of Engine LLP Supplemental Rent and Engine Supplemental Rent in respect of such Engine required so that the amounts then held correspond to the status of the replacement Engine. Any adjustment which requires an increase in the amounts held as Engine LLP Supplemental Rent and the Engine Supplemental Rent shall be promptly paid by Lessee to Lessor in cash. Any adjustment which requires a decrease in amounts held as Engine LLP Supplemental Rent and/or Engine Supplemental Rent shall be effected, so long as no Default or Event of Default is then in existence by Lessor abating Lessee's payment of Engine LLP Supplemental Rent and/or Engine Supplemental Rent in respect of such replacement Engine until the amounts of Engine LLP Supplemental Rent and/or Engine Supplemental Rent correspond to the status of the replacement Engine.

                  (d) LESSOR'S PROPERTY: Lessee acknowledges and agrees that Supplemental Rent is additional rent for the leasing of the Aircraft and not cash collateral or other collateral security for Lessee's maintenance obligations under this Agreement. Once paid all Supplemental Rent is the property of Lessor, it is not refundable to Lessee under any circumstances whatsoever and Lessee has no interest therein whatsoever. The foregoing is subject to Lessor's obligations under and in accordance with Clause 7.4 or 11.1(b) of this Agreement.

                  (e) SHORTFALLS. In any case in which the amount paid to Lessee by Lessor pursuant to Clause 7.4 is not sufficient to pay the cost of such check, overhaul, inspection, performance restoration or parts replacement, Lessee shall be obliged to and shall meet such shortfall from its own resources and shall not subsequently be permitted to claim reimbursement of such amounts under this Agreement.

                  (f) LETTERS OF CREDIT. At Lessee's option and with Lessor's agreement Lessee may provide at the Delivery Date and annually thereafter during the Lease Term, letters of credit issued by a bank acceptable to Lessor, in lieu of Supplemental Rent, in respect of Aircraft utilization in Flight Hours, Cycles or calendar months as appropriate to each maintenance event type. Each letter of credit shall have validity of 6 months or until issue of a replacement letter of credit (whichever occurs later). Payment of the redelivery maintenance adjustments at the Redelivery Date by Lessee to Lessor pursuant to Clause
                        12.5 will terminate Lessor's requirement for such letters of credit. In addition, each letter of credit shall be issued in a form and from a bank acceptable to Lessor. The first letter of credit issued at the Delivery Date shall be for the amount of Supplemental Rent that would accrue for the first 3 months of operation with an assumed utilization of 250 Flight Hours and 83 Cycles per month and the amount of Supplemental Rent that would have accrued on the last day of the month prior to the Delivery Date. Semi-annually thereafter, the letter of credit shall be the amount of Supplemental Rent that would have accrued on the last day of the month prior to issue plus that which would accrue for the following 3 months of operation with an assumed utilization of 250 Flight Hours and 83 Cycles per month less any Supplemental Rent reimbursement that would have occurred in respect of the maintenance events outlined herein to reduce the Supplemental Rent balance in respect of that maintenance event by the lesser of (a) the relevant Supplemental Rent balance and (b) the valid invoice in respect of that maintenance event.

      5.5   PAYMENTS:

                        All payments by Lessee to Lessor under this Agreement will be made for value on the due date in Dollars and in same day funds to the account in the United States as Lessor may advise Lessee and Beneficiary in writing.

      5.6   DEFAULT INTEREST:

            If Lessee fails to pay any amount payable under this Agreement on the due date, Lessee will pay on demand from time to time to Lessor interest (both before and after judgment) on that amount, from the due date to the date of payment in full by Lessee to Lessor, at the Interest Rate. All such interest will be compounded monthly and calculated on the basis of the actual number of days elapsed and a 360 day year.

      5.7   WITHHOLDING:

            (a) All payments by Lessee, or with respect to any obligation of Lessee, under or in connection with any of the Transaction Documents will be made without setoff or counterclaim, free and clear of and without deduction or withholding for or on account of any Tax or other amount, except to the extent that any such deduction or withholding is required by applicable law with respect to any Tax;

            (b) if any Tax is required by any applicable law to be deducted or withheld from or with respect to any amount payable by Lessee or with respect to any obligation of Lessee under any of the Transaction Documents to or for the benefit of any Tax Indemnitee, Lessee shall:

                  (i) unless such Tax is a Lessor Tax, pay such additional amount as shall be necessary to enable such Tax Indemnitee to receive, after such deduction or withholding (including any deduction or withholding with respect to such additional amount) and after subtracting the net amount of all Taxes (including Lessor Taxes) payable by such Tax Indemnitee as a result of such Tax Indemnitee's receipt or accrual of such additional amount, the amount which such Tax Indemnitee would have received if such deduction or withholding had not been required;

                  (ii) pay the amount required to be deducted or withheld to the appropriate Government Entity or other taxing authority in a timely and proper manner; and

                  (iii) deliver to such Tax Indemnitee, not later than thirty
                        (30) days after the date on which such payment is paid, an original receipt issued by the relevant Government Entity or other taxing authority or other documentation reasonably acceptable to such Tax Indemnitee verifying that the obligation described in subclause (ii) has been timely and properly performed.

      5.8   TAX INDEMNITY:

            Lessee shall pay, and on demand shall indemnify, protect, defend and hold harmless each Tax Indemnitee from and against, all Taxes (other than any and all Lessor Taxes or any Taxes which Lessee would not be responsible for under Clause 14.2(b)) which are imposed upon, attributable to, or with respect to, or are required to be paid in connection with, or as a result of, any of the payments or transactions or activities contemplated in the Transaction Documents (regardless of how or when such Taxes are imposed, whether imposed upon a Tax Indemnitee, Lessee, the Aircraft or otherwise), including, without limitation, Taxes imposed on or with respect to, or required to be paid in connection with or as a result of (directly or indirectly), any of the following: (i) the Aircraft, the Airframe, any Engine or any Part or any interest in any thereof,
            (ii) the purchase, acceptance, delivery, financing, mortgaging, registration, re-registration, de-registration, importation, exportation, ownership, leasing, subleasing, wet-leasing, chartering, presence, management, control, possession, performance, use, operation, repair, maintenance, condition, service, overhaul, substitution, replacement, pooling, interchange, removal, alteration, improvement, modification, refurbishment, transportation, landing, storage, redelivery, repossession, sale, transfer of title or other disposition of the Aircraft, the Airframe, any Engine or any Part or any interest in any thereof, or
            (iii) any Rent, receipts, gains, earnings, income, insurance proceeds, or other amounts paid or payable or received or receivable with respect to the Aircraft, the Airframe, any Engine or any Part or any interest in any thereof or the transactions contemplated in the Transaction Documents, or (iv) any of the Transaction Documents or any amendment or supplement thereto or the execution, delivery, filing, recording, performance or enforcement of any thereof.

            Each Tax Indemnitee shall, at the expense of Lessee, take commercially reasonable actions with a view toward mitigating any event or circumstance which would give rise to or result in a claim for indemnification pursuant to this Clause 5.8 or a withholding Tax pursuant to Clause 5.7; provided, however, nothing herein shall require any Tax Indemnitees to take any action which it shall have determined, in its sole discretion exercised in good faith, may result in a material economic, legal or regulatory disadvantage to such Tax Indemnitee.

      5.9   SALES TAX:

            All amounts payable by Lessee, or with respect to any obligation of Lessee, under this Agreement and the other Transaction Documents, are exclusive of any Sales Tax. If any Sales Tax is required by any applicable law to be paid with respect to any of the transactions, activities or payments contemplated in any of the Transaction Documents, Lessee shall (i) pay such Sales Tax to the appropriate Government Entity or other taxing authority in a timely and proper manner, and indemnify each Tax Indemnitee from and against such Sales Tax, in accordance with the provisions of this Clause 5, and
            (ii) deliver to Lessor, not later than thirty (30) days after the date on which such Sales Tax is due, an original receipt issued by the relevant Government Entity or other taxing authority or other documentation reasonably acceptable to such Tax Indemnitee verifying that the obligation described in subclause (i) has been properly performed.

      5.10  VALUE ADDED TAX:

            (a)   For the purposes of this Clause 5:

                  (i) VAT means value added tax and any goods and services, sales or turnover tax, imposition or levy of a like nature; and

                  (ii) SUPPLY includes anything on or in respect of which VAT is chargeable;

            (b) Lessee shall pay to Lessor or the relevant taxing authority, as the case may be, the amount of any VAT chargeable in respect of any supply for VAT purposes under this Agreement in a timely and proper manner; and

            (c) Each amount stated as payable by Lessee under this Agreement is exclusive of VAT (if any), and if VAT is payable in respect of any amount as aforesaid, Lessee shall pay all such VAT and shall indemnify Lessor against any claims for the same (and where appropriate Lessee shall increase the payments which would otherwise be required to be made hereunder so that Lessor is left in the same position as it would have been in had no VAT been payable); and Lessee shall provide evidence to Lessor, if available, in respect of payment of any such VAT.

      5.11  PAYMENTS; TAX REPORTS; INFORMATION:

            (a) PAYMENTS: Lessee shall pay each Indemnified Tax (as defined in Clause 5.11(b)) in a timely and proper manner directly to the relevant taxing authority, to the extent that direct payment by Lessee is permitted by applicable law, and shall deliver to the Tax Indemnitee for the account of which Lessee paid such Tax the original (or a certified copy of an) official receipt for Lessee's payment of such Tax (if obtainable by Lessee) or such other documentary evidence of Lessee's payment of such Tax as is reasonably acceptable to such Tax Indemnitee. Any additional amount payable by Lessee directly to any Tax Indemnitee pursuant to Clause 5.7 shall be paid together with the payment to which such additional amount relates. Any amount payable by Lessee directly to any Tax Indemnitee pursuant to Clause 5.8, 5.9 or
                  5.10 shall be paid in immediately available funds within ten
                  (10) days after Lessee receives such Tax Indemnitee's written demand therefor. Any claim for payment pursuant hereto shall be made by Lessor or the relevant Tax Indemnitee in writing, accompanied by a certificate of an officer of such Tax Indemnitee setting forth in reasonable detail the amount and method of calculation of the payment so demanded.

            (b) REPORTS: If any report, return, certification, statement or other document (a "Tax Document") is required to be filed by any Tax Indemnitee with respect to any Tax for which Lessee is required to indemnify such Tax Indemnitee pursuant to this Clause 5 (an "Indemnified Tax"), Lessee shall promptly notify such Tax Indemnitee of such requirement and:

                  (i) if permitted by applicable law, prepare and file such Tax Document in a timely and proper manner (except for any such Tax Document which such Tax Indemnitee notifies Lessee that such Tax Indemnitee intends to prepare and file) and deliver a copy of such Tax Document to such Tax Indemnitee, provided that such Tax Indemnitee delivers to Lessee, at Lessee's timely written request and expense, such information within such Tax Indemnitee's reasonable control as Lessee may reasonably request and as may be reasonably necessary for Lessee to prepare such Tax Document; or

                  (ii) if Lessee is not permitted by applicable law to file such Tax Document, Lessee shall prepare and deliver to such Tax Indemnitee a proposed form of such Tax Document within a reasonable time prior to the time such Tax Document is required to be filed;

            (c) INFORMATION: Lessee shall furnish to each Tax Indemnitee, promptly after receipt of such Tax Indemnitee's written request therefor, such documents and other information as such Tax Indemnitee may reasonably request to enable such Tax Indemnitee to comply with its Tax reporting, payment, audit and litigation requirements relating to such Tax Indemnitee's participation in the transactions contemplated in the Transaction Documents. Each of Lessor and Beneficiary shall furnish to Lessee such information maintained in the regular course of its business as is (i) reasonably requested by Lessee in writing, (ii) reasonably necessary to enable Lessee to comply with its Tax reporting, payment, audit and litigation requirements relating to the transactions contemplated in the Transaction Documents, and (iii) not otherwise available to Lessee; provided that Lessor shall not be required to furnish or disclose to Lessee

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                  or any other Person any Tax return or other document relating to the tax affairs of Lessor or any of its Affiliates; and

            (d) REFUNDS; TAX SAVINGS: If and to the extent that a Tax Indemnitee (x) receives a refund (in cash or as an offset against any liability for a Lessor Tax) of any Indemnified Tax previously paid by Lessee or for which Lessee previously paid an indemnity to a Tax Indemnitee pursuant to Clause 5.7, 5.8,
                  5.9 or 5.10 (a "Refund"), or (y) actually realizes a reduction in its liability for any Lessor Tax as a result of any deduction, Tax credit or other Tax benefit for any Indemnified Tax paid by Lessee or for which Lessee previously paid an indemnity to a Tax Indemnitee pursuant to Clause 5.7, 5.8, 5.9 or 5.10 (a "Tax Saving"), such Tax Indemnitee shall pay to Lessee, the amount of such actual Refund or Tax Saving minus the net amount of all Taxes payable by such Tax Indemnitee with respect to the receipt or accrual of such Refund or Tax Saving and minus all costs and expenses incurred by such Tax Indemnitee with respect to claiming and obtaining such Refund or Tax Savings, provided, however, that if a Default or an Event of Default exists and is continuing, such Tax Indemnitee may hold the amount then due to Lessee under this Clause 5.11(d) until such Default or Event of Default ceases to exist, and provided, further, that in no event shall such payment exceed (i) the amount of all prior payments by Lessee to such Tax Indemnitee under Clause 5.7, 5.8, 5.9 or 5.10 minus (ii) the amount of all prior payments by such Tax Indemnitee pursuant to this Clause 5.11(d), but any such excess shall be carried forward and applied as a credit to reduce any future indemnity liability of Lessee under Clause 5.7, 5.8, 5.9 or 5.10. If a Tax Indemnitee pays Lessee any amount under this Clause 5.11(d) and if and to the extent that it is subsequently determined by the taxing authority having jurisdiction that such Tax Indemnitee was not entitled to the Tax Saving or Refund for which such Tax Indemnitee made such payment to Lessee, such determination shall be treated as the imposition of a Tax for which Lessee is obligated to indemnify such Tax Indemnitee pursuant to the provisions of Clause 5.8, without regard to the exclusion of Lessor Taxes in Clause 5.8.

      5.12  CONTEST OF CLAIM FOR TAX

            (a) If a claim shall be made for or in respect of any Tax (including withholding Taxes) for which the Lessee is obligated pursuant to Clauses 5.7, 5.8, 5.9 or 5.10, to indemnify such Tax Indemnitee (a "Tax Claim"), such Tax Indemnitee shall give Lessee written notice of such Tax Claim as soon as reasonably practicable, provided that any failure of such Tax Indemnitee to give such notice or any delay by such Tax Indemnitee in giving such notice shall not affect the obligations of Lessee under this Clause 5 unless, and only to the extent that, the failure to promptly provide such notice results in (A) a material increase in the amount which Lessee

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

                  is required to indemnify, (B) material additional obligations for Lessee in defending against such Tax Claim or (C) precluding or materially prejudicing Lessee's right to defend any such Tax Claim. If Lessee delivers to such Tax Indemnitee within thirty days after the date of receipt of such Tax Indemnitee's notice, a written request that such Tax Indemnitee contest such Tax Claim (or, in the case of a Lessee Controlled Contest, permit Lessee to contest such Tax Claim) and if (and only so long as) the conditions described in clause 5.12(b) are satisfied, such Tax Indemnitee shall, in good faith and at Lessee's expense, contest (or, in the case of a Lessee Controlled Contest, permit Lessee to contest if permitted by applicable law) the validity, applicability or amount (as the case may be) of the Taxes that are the subject of such Tax Claim by (x) resisting payment thereof, (y) not paying such Taxes except under protest if protest is necessary and proper, or (z) if payment is made, using reasonable efforts to obtain a refund thereof in administrative and/or judicial proceedings permitted by applicable law (including all appeals, other than, as appellant, an appeal or petition to the United States Supreme Court or the equivalent court of any other jurisdiction).

            (b) CONDITIONS: A Tax Indemnitee's obligation under Clause 5.12(a) with respect to any Tax Claim is subject to the satisfaction of the following conditions at the time the contest is requested and at all times while the contest (if any) is continuing: (i) no Default described in Clause 13.1(a) or (g) or Event of Default shall have occurred and be continuing,
                  (ii) the amount of the Tax Claim (plus, if the Tax that is the subject of the Tax Claim is a recurring Tax, the aggregate amount of all similar Tax Claims with respect to all subsequent tax periods during the remainder of the Term) shall exceed the Tax Contest Threshold, (iii) if requested by such Tax Indemnitee, such Tax Indemnitee shall have received (at Lessee's expense) from independent tax counsel selected by Lessee and reasonably acceptable to such Tax Indemnitee a written opinion that there is a realistic expectation that such contest will be successful, (iv) Lessee shall have agreed to pay, and shall be paying, on demand and on an After-Tax Basis, all reasonable costs and expenses incurred by such Tax Indemnitee in connection with the contest of such Tax Claim,
                  (v) if the contest is to be conducted in a manner requiring payment of the Tax Claim, Lessee shall have advanced to such Tax Indemnitee, without interest, the amount of the Tax Claim and shall have agreed to indemnify such Tax Indemnitee on an After-Tax Basis for any adverse Tax consequences of such interest-free advance, (vi) Lessee shall have agreed in writing that the Taxes that are the subject of the Tax Claim are Indemnified Taxes, except to the extent that the final determination of such contest demonstrates that such Taxes are Lessor Taxes and (vii) Lessor shall have determined in good faith that the action to be taken will not result in any risk of criminal penalty or any material risk of sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted Lien) on, the Aircraft.

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

            (c) LESSEE CONTROLLED CONTESTS: For the purposes of this Clause 5, the words "Lessee Controlled Contest" means a contest pursuant to this Clause 5.12 involving only Indemnified Taxes, provided that (i) such contest may be conducted under applicable law in the name of Lessee and participation by a Tax Indemnitee in the contest is not required, (ii) no tax return of a Tax Indemnitee is held open with respect to which such Tax Indemnitee may reasonably be considered to have an actual or potential liability for Taxes that are not Indemnified Taxes, and (iii) no Tax Indemnitee shall then be contesting the same Tax in the same jurisdiction. Lessee shall, at its expense, conduct and control any Lessee Controlled Contest and, in the case of any contest involving a claim for one or more Indemnified Taxes and a claim for one or more Lessor Taxes, conduct and control such contest to the extent that it relates to claims for Indemnified Taxes, but only to the extent that the contest of the claims for Indemnified Taxes may be and are severed from the contest of claims for Lessor Taxes (and Lessor shall, at the request and expense of Lessee, use reasonable efforts in good faith to obtain such severance), provided, however, that in no event shall the Lessee be permitted, or a Tax Indemnitee be required, to take any action pursuant to this Clause 5.12 unless (and only so long as) the conditions described in clause 5.12(b) are satisfied. With respect to any contest conducted by the Lessee, the Lessee shall retain control over such contest but shall consult in good faith with Lessor and shall consider in good faith reasonable requests of Lessor including reasonable requests to participate in such contest.

            (d) TAX INDEMNITEE CONTROLLED CONTESTS: The affected Tax Indemnitee shall, at the expense of Lessee, conduct and control any contest (other than a Lessee Controlled Contest) of a Tax Claim pursuant to this Clause 5.12, provided, however, that in no event shall the Tax Indemnitee be required to commence or continue any contest pursuant to this Clause
                  5.12 unless (and only so long as) the conditions described in clause 5.12(b) are satisfied. With respect to any contest conducted by the a Tax Indemnitee, the Tax Indemnitee shall have sole control over such contest (including choice of forum) but shall consult in good faith with Lessee and shall consider in good faith reasonable requests of Lessee including reasonable requests to participate in such contest.

            (e) No Tax Indemnitee shall settle or compromise any Tax Claim or contest proceeding or (except as permitted by Clause 5.12(a)) refrain from appealing any adverse determination with respect thereto without the prior written consent of Lessee, provided that a Tax Indemnitee may in its sole discretion unconditionally waive in writing its right to the indemnification provided for in Clause 5.8 with respect to any Tax Claim and refrain from contesting, or continuing the contest of, such claim, in which event:

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

                  (i) Lessee shall have no liability to such Tax Indemnitee with respect to such Tax Claim (and, if the Indemnified Tax that is the subject of such Tax Claim is a recurring Tax, with respect to any corresponding claim with respect to any other taxable period if and to the extent that such failure to contest causes the contest of such corresponding claim to be precluded), and

                  (ii) the Tax Indemnitee shall refund to Lessee any amounts theretofore paid or advanced by Lessee with respect to such Indemnified Tax, excluding all contest costs described in Clause 5.12(b)(iv) above.

            (f) Upon a final determination of a contest pursuant to this Clause 5.12:

                  (i) if the amount of the indemnity payable by Lessee pursuant to this Clause 5 with respect to the contested Tax Claim exceeds the amount (if any) advanced by Lessee to the Tax Indemnitee pursuant to Clause 5.12(b)(v), Lessee shall pay to the Tax Indemnitee the amount of such excess not later than thirty (30) days after the day on which Lessee receives the Tax Indemnitee's written demand for the indemnity payable by the Lessee after the date of such final determination; or

                  (ii) if the amount (if any) of the advance made by Lessee to the Tax Indemnitee pursuant to Clause 5.12(b)(v) exceeds the amount of the indemnity payable by Lessee to the Tax Indemnitee pursuant to this Clause 5 with respect to the contested Tax Claim, the Tax Indemnitee shall pay to Lessee the amount of such excess not later than thirty
                        (30) days after the date on which the Lessor receives the Lessee's written demand therefor after the date of such final determination.

      5.13  INDEMNITIES TO BE PAID ON AN AFTER-TAX BASIS/SURVIVAL:

            Any indemnity or other amount payable by Lessee pursuant to Clause 5.7, 5.8, 5.9 or 5.10 shall be paid on an After-Tax Basis.

            All the obligations and liabilities of Lessee under this Clause 5 shall survive and remain in full force and effect, notwithstanding the expiration or earlier termination or cancellation of this Agreement and the return of the Aircraft to Lessor, until all such obligations have been fully performed and all such liabilities have been paid in full.

      5.14  ABSOLUTE OBLIGATIONS:

            This Agreement is a net lease. Lessee's payment and other obligations under this Agreement are absolute and unconditional irrespective of any contingency whatsoever including (but not limited to):

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            (a)   any right of setoff, counterclaim, recoupment, defense or
                  other right which either party to this Agreement may have against the other, or which Lessee may have against the Manufacturer or any other Person for any reason whatsoever;

            (b) any unavailability of the Aircraft for any reason (other than Lessor's failure to properly tender delivery of the Aircraft in accordance with this Agreement), including, but not limited to, a requisition of the Aircraft or any prohibition or interruption of or interference with or other restriction against Lessee's use, operation or possession of the Aircraft;

            (c) any lack or invalidity of title or any other defect in title, airworthiness, merchantability, fitness for any purpose, condition, design, or operation of any kind or nature of the Aircraft for any particular use or trade, or for registration or documentation under the laws of any relevant jurisdiction, or any Event of Loss in respect of or any damage to the Aircraft occurring after Delivery;

            (d) any insolvency, bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceedings by or against Lessor or Lessee;

            (e) any invalidity or unenforceability or lack of due authorization of, or other defect in, this Agreement or any other Transaction Document; and

            (f) any other cause which but for this provision would or might otherwise have the effect of terminating or in any way affecting any obligation of Lessee under this Agreement.

            Nothing in this Clause 5.14 will be construed so as to limit Lessee's right to institute separate legal proceedings or otherwise independently pursue any claim against Lessor or any other Person in the event of a breach of Clause 7.1 or to otherwise limit Lessee's rights and remedies to pursue in a court of law any claim it may have against Lessor or any other Person.

      5.15  SECURITY:

            (a) To the fullest extent permitted by law and by way of continuing security, Lessee grants a security interest in the Security Deposit and all rights of Lessee to payment thereof, the debt represented thereby and/or any and all interest of Lessee therein to Lessor by way of first priority possessory security interest as security for Lessee's obligations under this Agreement and the Other Transaction Documents (the "Secured Liabilities"). Except as expressly permitted or required under this Agreement, including without limitation as set forth in Clauses 4.4 and 7.2 hereof, Lessee will not be entitled to repayment of the Security Deposit. Lessee will not assign, transfer or otherwise dispose of all or part of its rights in the

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

                  Security Deposit and Lessee agrees that it will enter into any additional documents and instruments necessary or reasonably requested by Lessor to evidence, create or perfect Lessor's Security Interest in and to the Security Deposit;

            (b) If Lessee fails to comply with any provision of this Agreement or any Event of Default has occurred and is continuing, Lessor may immediately or at any time thereafter, without prior notice to Lessee:

                  (i) setoff all or any part of the Secured Liabilities against the liabilities of Lessor in respect of the Security Deposit; and/or

                  (ii) apply or appropriate the Security Deposit in or towards the payment or discharge of the Secured Liabilities in such order as Lessor sees fit; and/or

                  (iii) exercise any other remedy or right available under
                        applicable law.

            (c) If Lessor has exercised the setoff described in subclause (b) above, Lessee shall, following a demand in writing from Lessor, promptly restore the Security Deposit to the level at which they stood immediately prior to such setoff.

      5.16  CURRENCY INDEMNITY:

            (a) Except for Losses suffered or incurred by Lessor and in respect of which Lessee has an obligation to indemnify Lessor hereunder, which shall be payable by Lessee to Lessor in the currency and in the amount in which such Loss is suffered or incurred, all amounts payable to Lessor under this Agreement shall be payable in Dollars in New York and payment in Dollars in New York is of the essence.

            (b) If Lessor receives an amount in respect of Lessee's liability under this Agreement or if such liability is converted into a claim, proof, judgment or order in a currency other than the currency (the "contractual currency") in which the amount is expressed to be payable under this Agreement:

                  (i) Lessee will indemnify Lessor, on an After-Tax Basis, as an independent obligation against any loss arising out of or as a result of such conversion;

                  (ii) if the amount received by Lessor, when converted into the contractual currency (at the market rate at which Lessor is able on the relevant date to purchase the contractual currency in London or at its option New York with that other currency), is less than the amount owed in the contractual currency, Lessee will, forthwith on

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                        demand, pay to Lessor an amount in the contractual
                        currency equal to the deficit; and

                  (iii) Lessee will pay to Lessor on demand any exchange costs and Taxes (other than Lessor Taxes) payable in connection with the conversion;

            (c) Lessee waives any right it may have in any jurisdiction to pay any amount under this Agreement in a currency other than that in which it is expressed to be payable.

      5.17  SETOFF:

            Lessor may set off any matured obligation owed by Lessee under this Agreement or the Other Agreements against any obligation owed by Lessor to Lessee, regardless of the place of payment or currency. If the obligations are in different currencies, Lessor may convert either obligation at the market rate of exchange available in London or at its option New York for the purpose of the setoff.

6.    MANUFACTURER'S WARRANTIES

            (a) So long as no Event of Default has occurred which is continuing, with effect from Delivery, Lessor assigns to Lessee, and authorizes Lessee to exercise such rights as Lessor may have under any warranty with respect to the Aircraft, any Engine or any Part made by any manufacturer, vendor, sub-contractor or supplier (including compensation for loss of use of the Aircraft) to the extent that the same may be assigned or otherwise made available to Lessee. In furtherance of the foregoing, Lessor shall take such actions, at Lessee's cost and expense, as Lessee may reasonably request to make such warranties available to Lessee. Manufacturer shall deliver its consent to the assignment of any such warranties upon Delivery of the Aircraft. Lessee will give Lessor prompt written notice of any warranty claim in excess of the Warranty Claim Notification Threshold which is settled with Lessee on the basis of a cash payment other than reimbursements for work performed directly by Lessee;

            (b)   If any Default has occurred and is continuing, Lessor may:

                  (i) retain for its own account any such proceeds previously paid to Lessor which would have been remitted to Lessee under this Clause 6 in the absence of such Default; and

                  (ii) cause any proceeds of any pending claims to be paid to Lessor, rather than Lessee;

                  until Lessee shall have cured any such Default whereupon Lessor shall pay any such proceeds which have not otherwise been applied to Lessee.

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

            (c) On the Final Expiry Date, all rights held by Lessee derived from any warranties referenced in this Clause 6 (other than in respect of claims pending or discovered (provided the claim is filed promptly after the Final Expiry Date) as of the Final Expiry Date) shall immediately revert to Lessor, without any further act or deed by any Person; provided, however, Lessee shall nonetheless take such actions, at Lessee's cost and expense, as Lessor may reasonably request to ensure that all such rights are made available to Lessor; and

            (d) Notwithstanding anything to the contrary set forth above in this Clause 6 or elsewhere in this Agreement, nothing in this Clause 6 shall be deemed to impose any liability or obligation on Lessor to transfer, assign or otherwise make available to Lessee any rights with respect to any warranties other than such rights, if any, as may have been transferred, assigned or otherwise made available to Lessor.

7.    LESSOR'S COVENANTS

      7.1   QUIET ENJOYMENT:

            Provided no Event of Default has occurred and is continuing, neither Lessor nor any Person claiming through or under Lessor (excluding a Person claiming through Lessor with respect to any Losses, Taxes or other liability for which Lessee is obligated to indemnify Lessor under this Agreement or for which Lessee is otherwise responsible under this Agreement) will disturb the quiet use, possession and enjoyment of the Aircraft by Lessee in accordance with the terms of this Agreement; but the proper exercise by Lessor of its rights under or in connection with this Agreement will not constitute such a disturbance. The foregoing covenant is given by Lessor in lieu of the rights of Lessee arising under, and Lessee hereby waives and disclaims any and all rights arising under, Section 2A-211 of the UCC. Lessee agrees that its only right with respect to a default by Lessor under this Agreement, including a breach of the foregoing covenant, is to make a claim against Lessor for actual damages resulting directly therefrom and in any event subject to Clause 16.3 hereof.

      7.2   LESSOR OBLIGATIONS FOLLOWING FINAL EXPIRY DATE:

            Within thirty (30) days following the Final Expiry Date, or such later time as Lessee has paid to Lessor all amounts which may then be due and payable under this Agreement and/or the Other Agreements, so long as no Default or Event of Default has occurred and is continuing, Lessor will pay to Lessee an amount (the "Relevant Cash Amount") equal to the amount (if any) of the Security Deposit then held and not applied by Lessor pursuant to Clauses 5.15 or 13.2, together with Interest (as defined below). Should a Default or Event of Default have occurred and be then continuing, Lessor shall retain the Relevant Cash Amount, may apply the same in full or partial satisfaction of any such Default or Event of

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            Default and shall return such Relevant Cash Amount to Lessee less any amount so applied promptly after such Default or Event of Default ceases to exist.

            For the purposes of this Clause 7.2, "Interest" means interest at the rate of six-month Dollar LIBID on an amount equal to the Relevant Cash Amount for a period equal to the period during which such amount was held by Lessor (net of any and all Taxes).

      7.3   UNAPPLIED SUPPLEMENTAL RENT:

            So long as no Default or Event of Default has then occurred and is continuing, on the Final Expiry Date Lessor shall pay to Lessee an amount equal to the Unused Supplemental Rent minus the Landing Gear Supplemental Rent. Should a Default or Event of Default have occurred and be then continuing, Lessor shall retain the amounts otherwise payable to Lessee under this Clause 7.3 until such time as such Default or Event of Default shall have ceased to exist whereupon it shall promptly pay to Lessee such amounts less any amount thereof applied in full or partial cure of such Default or Event of Default.

      7.4   MAINTENANCE CONTRIBUTIONS:

            (a) Provided no Default has occurred and is continuing, Lessor will pay (as a separate and independent obligation and not as a return of Supplemental Rent) the following amounts to the relevant Agreed Maintenance Performer (or to Lessee, shall Lessor have received evidence of payment of the relevant Agreed Maintenance Performer), up to the amount owing to it (with any remaining balance to be paid to Lessee), by way of contribution to the cost of maintenance of the Aircraft performed by any Agreed Maintenance Performer:

                  (i) AIRFRAME: With respect to the Airframe, the completion, in accordance with this Agreement, of the Airframe 6C/24,000 Hour Block Structural Check, an amount equal to the aggregate amount of the Airframe 6C/24,000 Hour Block Supplemental Rent actually paid by Lessee at the date such work starts less the aggregate amount previously paid by Lessor under this sub-clause;

                  (ii) ENGINE LIFE-LIMITED PARTS: With respect to Life-Limited Parts within any Engine, the replacement, in accordance with this Agreement, of those Parts, the lesser of (x) the amount of that invoice and (y) an amount equal to the aggregate amount of the Engine LLP Supplemental Rent actually paid in respect of that Engine paid by Lessee at the date such work starts less the aggregate amount previously paid in respect of that Engine by Lessor under this sub-clause;

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

                  (iii) ENGINE PERFORMANCE RESTORATION: With respect to any
                        Engine, the performance, in accordance with this Agreement, of Engine Performance Restoration in respect of that Engine, an amount equal to the aggregate amount of the Engine Supplemental Rent actually paid by Lessee in respect of that Engine at the date such work starts less the aggregate amount previously paid in respect of that Engine by Lessor under this sub-clause;

                  (iv) APU PERFORMANCE RESTORATION: With respect to the APU, the performance, in accordance with this Agreement, of all APU Performance Restoration shop visits, an amount equal to the aggregate amount of the APU Supplemental Rent actually paid by Lessee at the date such work starts less the aggregate amount previously paid by Lessor under this sub-clause; and

                  (v) LANDING GEAR: With respect to the Landing Gear, the performance in accordance with this Agreement, of all work on the Landing Gear in the nature of overhaul and requiring removal and disassembly, an amount equal to the aggregate amount of the Landing Gear Supplemental Rent actually paid by Lessee at the date such work starts less the aggregate amount previously paid by Lessor under this sub-clause.

      7.5   CLAIMS FOR REIMBURSEMENT:

            Lessee shall promptly submit to Lessor invoices with customary detail for labor and materials for all maintenance for which reimbursement is sought under Clause 7.4. Lessor shall, subject as provided below, pay to Lessee all amounts reimbursable hereunder within thirty (30) days of actual receipt of (i) an invoice for the relevant work, (ii) evidence of payment thereof and (iii) the agreed workscope maintenance plans, the final report and such other supporting documentation as typically provided by the Agreed Maintenance Performer, in each case reasonably satisfactory to Lessor, evidencing the performance of such maintenance. Notwithstanding the above Lessor and Lessee may agree a mutually satisfactory mechanism for the acceptance by Lessor of preliminary invoices. If within ten (10) days following the expiry of such thirty (30) day period referred to above, Lessor has not provided a detailed and reasoned explanation to Lessee as to why it is not satisfied with such invoices and supporting documentation, Lessor shall be deemed to be so satisfied for the purposes of this Clause 7.5; provided however that no reimbursement shall be made in respect of (i) components unless they are scheduled to be overhauled at that check and their lives are fully restored (and if this is not the case, a pro-rating payment adjustment will be made in respect of overhauls or replacements that are made before the relevant component scheduled life limit); (ii) any maintenance resulting from design faults or damage covered by warranty or caused by accidental damage, foreign objects, faulty maintenance, operational mishandling (unless the same shall result in a full

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            restoration) or line related quick engine change (QEC) kit maintenance (unless such maintenance is carried out at a different facility to the relevant Airframe check) or line replacement unit component maintenance; (iii) any cost items which are the costs of removal, reinstallation, transportation or are exchange, handling or similar costs or charges; (iv) any cost which is in excess of the relevant manufacturer's list price for the relevant parts or maintenance work; or (v) any maintenance, overhaul, renewal, replacement or repair which may be reimbursable out of any insurance claim (assuming, for these purposes, that no deductibles applied to the relevant insurances).

            Any overhaul, performance restoration or other work performed by Lessee or by any Affiliate of Lessee shall be invoiced at Lessee's or such Affiliate's standard rate in respect of performing such work (which shall be no higher than the standard rate then prevailing in the United States aviation industry in respect of performing such work).

8.    LESSEE'S COVENANTS

      8.1   DURATION:

            The undertakings in this Clause and in Clause 12 will:

            (a) except as otherwise stated, be performed at the expense of Lessee; and

            (b) remain in force until the Final Expiry Date in accordance with this Agreement and thereafter to the extent of any accrued rights of Lessor in relation to those undertakings.

      8.2   INFORMATION:

            Lessee will:

            (a) notify Lessor promptly of the occurrence of any Event of Loss and of any Default or any other event which reasonably may be expected to have a materially adverse effect on Lessee's ability to perform any of its obligations under this Agreement;

            (b)   furnish to Lessor:

                  (i) as soon as available but not in any event later than 90 days after the last day of each fiscal quarter of Lessee, the consolidated financial statements of Lessee as soon as they are available (and comprising a balance sheet, a profit and loss statement and a statement of cash flows) prepared for the most recent previous financial quarter certified by a duly authorized financial officer of Lessee as being true and correct, each prepared in accordance with GAAP;

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                  (ii)  as soon as available but in no event later than 120 days after the last day of each financial year of Lessee, its audited consolidated balance sheet as of such day and its audited consolidated profit and loss statement and audited consolidated statement of cash flows for the year ending on such day (each prepared in accordance with GAAP); and

                  (iii) on request from time to time, such other information regarding Lessee as Lessor may reasonably request;

            (c) without duplication of the information contained in the monthly reports furnished pursuant to Clause 8.2(e) below, promptly furnish to Lessor all information Lessor from time to time reasonably requests regarding the Aircraft, any Engine or any Part, its use, location and condition including, without limitation, the hours available on the Aircraft and any Engine until the next scheduled Major Check, or Engine overhaul or shop visit, as the case may be;

            (d) on request by Lessor from time to time, furnish to Lessor evidence reasonably satisfactory to Lessor that all Taxes and charges incurred by Lessee with respect to the Aircraft, including without limitation all payments due to the relevant air traffic control authorities, have been paid and discharged in full;

            (e) within ten days following the end of each calendar month during the Term, provide Lessor with a monthly report on the Aircraft and each Engine substantially in the form of Schedule 6 or in such other form as Lessor may reasonably request from time to time with respect to such calendar month (or portion thereof falling within the Term);

            (f) without duplication of information or reporting provided under paragraph (e) above, give Lessor not less than 30 days' prior written notice as to the time and location of all Major Checks;

            (g) without duplication of information or reporting provided under paragraph (e) above, notify Lessor, promptly, of the removal of any Engine for the purpose of Engine Performance Restoration; and

            (h)   promptly notify Lessor of:

                  (i) any loss, theft, damage or destruction to the Aircraft, any Engine or any Part, or any modification to the Aircraft, if in any such case the potential cost would reasonably be expected to exceed the Damage Notification Threshold; and

                  (ii) any claim or other occurrence likely to give rise to a claim under the Insurances in excess of the Damage Notification Threshold and

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                        provide, from time to time upon request by Lessor, the
                        status of any negotiations with the insurance brokers over any such claim.

      8.3   LAWFUL AND SAFE OPERATION:

            Lessee will operate the Aircraft only for commercial purposes from the Delivery Date until the date on which the Aircraft is returned to Lessor pursuant to this Agreement; provided, that Lessee must always:

            (a) comply with the law for the time being in force in any country or jurisdiction which may for the time being be applicable to the Aircraft or, so far as concerns the use and operation of the Aircraft, an owner or operator thereof, and take all reasonable steps to ensure that the Aircraft is not used for any illegal purpose;

            (b) not use the Aircraft in any manner contrary to any recommendation of the manufacturers of the Aircraft, any Engine or any Part or any recommendation or regulation of the Air Authority or for any purpose for which the Aircraft is not designed or reasonably suitable;

            (c) ensure that the crew and engineers employed by Lessee have the qualifications and hold the licenses required by the Air Authority and applicable law;

            (d) use the Aircraft solely in commercial or other operations primarily in passenger service and in passenger configuration for which Lessee is duly authorized by the Air Authority and applicable law;

            (e) not use the Aircraft for the carriage of any goods, materials, livestock or items of cargo which involves a change of passenger configuration (or is inconsistent with passenger service and passenger configuration) or which could reasonably be expected to cause damage to the Aircraft or which would not be adequately covered by the Insurances, or any item or substance whose possession or carriage is illegal under any applicable law. Lessee will comply with any carriage regulations or restrictions from time to time issued by IATA;

            (f) not use the Aircraft for purposes of training, qualifying or re-confirming the status of cockpit personnel, except for the benefit of Lessee's cockpit personnel, and then only if the use of the Aircraft for such purpose is not disproportionate to the use of other aircraft of the same type operated by Lessee for such purpose;

            (g) not cause or permit the Aircraft to proceed to, or remain at, any location in an Excluded Country; provided, however, that no Default shall occur, if, due to climatic or atmospheric conditions, acts of God or to preserve the Aircraft or any Engine or Part or to preserve the life or safety of

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                  passengers and/or crew, the Aircraft proceeds to an Excluded
                  Country and the Lessee causes the Aircraft to be removed from such Excluded Country as soon as practicable after such conditions shall have ceased to exist;

            (h) obtain and maintain in full force all certificates, licenses, permits and authorizations for the time being required for the use and operation of the Aircraft, and for the making of payments required by, and the compliance by Lessee with, its other obligations under this Agreement;

            (i) not use, operate, or locate the Aircraft or suffer or permit the Aircraft to be used, operated or located (x) in any manner not covered by the Insurances, or (y)(A) in any recognized or threatened area of hostilities (unless covered by war risk and allied perils insurance pursuant to Schedule 4) or (B) in any area excluded from coverage by the Insurances, or (z) in any manner which would prejudice the interests of the Indemnitees in the Insurances, the Aircraft, any Engine or any Part;

            (j) not operate, maintain, insure or deal with the Aircraft or any Engine or Part in a manner which discriminates against the Aircraft or such Engine or Part, when compared with the manner in which Lessee operates, maintains, insures or deals with similar aircraft, engines or parts in Lessee's fleet;

            (k) promptly pay or cause to be paid within such period as may be agreed between Lessee and the relevant Government Entity all license, registration, navigation and airport fees and charges assessed and demanded by any Governmental Authority relating to the Aircraft which if not paid within such period would give rise to a Lien on the Aircraft other than a Permitted Lien; and

            (l) In the event that the Aircraft is detained or arrested in connection with outstanding charges incurred during the Lease Term in connection with (i) the furnishing, issue or provision of information, directions and other facilities in connection with the navigation or movement of aircraft (including the control or movement of vehicles in any part of an airport used for the movement of aircraft), or (ii) the landing, parking or taking off of aircraft at airports or for the use of, or services provided at, airports, then, without prejudice to Lessor's rights under Clause 13, Lessee agrees that it shall promptly discharge such charges and procure that such detention or arrest is lifted. Neither Lessor nor any Financing Party shall have any liability whatsoever as a result of any detention or arrest of the Aircraft in respect of any such charges or in relation to such detention or arrest or the lifting thereof.

      8.4   OUTGOINGS:

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            Lessee will, except as otherwise expressly set forth herein, promptly pay on an After-Tax Basis:

            (a) all license, registration, filing, recording and landing fees and all other amounts of any nature imposed by any Government Entity with respect to the Aircraft, including without limitation, ownership, delivery, leasing, possession, use, operation, return, sale or other disposition of the Aircraft (other than any such fees or amounts which are attributable to a sale or other disposition of any right, title or interest in or to the Aircraft or this Lease and other Transaction Documents by Lessor, Owner or Beneficiary except to the extent such sale or other disposition arise as a result of and during the continuance of an Event of Default or is required by the terms of the Transaction Documents); and

            (b) all rent, fees, charges and other amounts in respect of any premises where the Aircraft or any Part thereof is located from time to time;

            (in each case other than Taxes because Lessee's indemnification obligations with respect to Taxes are set forth in Clauses 5.7, 5.8, 5.9, 5.10 and 5.13) except to the extent that such payment is being contested in good faith by appropriate proceedings, in respect of which adequate resources have been provided by Lessee and nonpayment of which does not give rise to any material likelihood of the Aircraft or any interest therein being sold, forfeited or otherwise lost or of criminal liability on the part of Owner, Lessor or any Financing Party.

      8.5   SUB-LEASING:

            (a) Except as otherwise set forth in this Clause 8.5, Lessee will not, without the prior written consent of Lessor, sublease or otherwise part with possession of the Aircraft, the Engines or any Part except that Lessee may part with possession (i) with respect to the Aircraft, the Engines or any Part to the relevant manufacturers for testing or similar purposes or to an Agreed Maintenance Performer for testing, service, repair, maintenance or overhaul work, or alterations, modifications or additions to the extent required or permitted by this Agreement; and (ii) with respect to an Engine or Part, as expressly permitted by this Agreement;

            (b) Notwithstanding Clause 8.5(a), Lessee shall be permitted to wet lease the Aircraft for a term (including renewals) not to exceed six months, provided the Aircraft (i) shall be operated solely by regular employees of Lessee (or by personnel contracted by Lessee in the same manner as with respect to its other flight operations) possessing all current certificates and licenses that are required by applicable Regulations, including by the Country of Registration, and shall remain in the operational control and possession of Lessee, (ii) shall be subject to insurance coverage as provided for in this Agreement, (iii) shall be used and operated in

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                  accordance with this Agreement and shall be maintained or
                  caused to be maintained by Lessee in accordance with the Approved Maintenance Program and Lessee's normal maintenance practices and (iv) shall not be subject to any change in its Habitual Base or Country of Registration.

      8.6   INSPECTION:

            (a) Lessor and any Person designated by Lessor may at reasonable times and on reasonable written notice, at their own expense, visit, inspect and survey the Aircraft, any Engine, any Part or the Aircraft Documents (or any portion thereof); provided, however, that (i) any inspection of the Aircraft will not interfere with the maintenance or operation of the Aircraft, or otherwise disrupt Lessee's normal business operations, (ii) any inspection of the Aircraft Documents shall occur only during normal business hours, (iii) any inspection of the Aircraft shall occur only during regularly scheduled maintenance (Lessee to notify Lessor, upon request, of the next scheduled maintenance) and (iv) Lessor shall not perform an inspection more than once in any calendar year (except during the last year of the Lease Term or if a Default or Event of Default shall have occurred and be continuing, in which case the frequency of such inspection rights shall be reasonable but otherwise unlimited). Lessee shall comply with the reasonable requests of Lessor or its designee during the course of such inspection including (x) any request to travel on the flight deck as an observer, subject to any applicable Regulations and insurances, and (y) any requests to conduct visual, walk-around inspections of the Aircraft during regularly scheduled maintenance for the Aircraft and requests to go on board the Aircraft and/or to open any panels, bays, etc. during any such walk-around inspection, provided no such request shall materially affect the date of completion of such maintenance and return of the Aircraft to revenue service;

            (b) Lessee will pay to Lessor on demand all reasonable out-of-pocket expenses incurred by Lessor in connection with any such visit, inspection or survey to the extent that such visit, inspection or survey is made to verify the correction of defects identified by Lessor during a prior visit, inspection or survey; and

            (c) Lessor will have no duty or liability to make, or arising out of any such visit, inspection or survey.

      8.7   TITLE:

            Lessee will:

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            (a)   not do or knowingly permit to be done or omit or knowingly permit to be omitted to be done any act or thing which might reasonably be expected to jeopardize the title of Owner in and to the Aircraft or any Engine;

            (b) on all occasions when the ownership of the Aircraft, any Engine or any Part is relevant, make clear to third parties that title is held by Owner;

            (c) not at any time (i) represent or hold out Owner, Lessor, Beneficiary or the Financing Parties as carrying goods or passengers on the Aircraft or as being in any way connected or associated with any operation or carriage (whether for hire or reward or gratuitously) which may be undertaken by Lessee; or
                  (ii) pledge the credit of Owner, Lessor, Beneficiary or the Financing Parties;

            (d) ensure that there is always affixed, and not removed or in any way obscured, a fireproof plate (having dimensions of not less than 10 cm. x 7 cm.) in a reasonably prominent position on Aircraft and on each Engine stating:

                  "THIS [AIRCRAFT/ENGINE] IS OWNED BY WELLS FARGO BANK NORTHWEST, N.A., AS TRUSTEE, AND IS LEASED TO Compania Panamena de Aviacion, S.A."

            (e) not create or permit to exist any Security Interest upon the Aircraft, any Engine or any Part;

            (f) not do or permit to be done anything outside the scope of normal airline operations and procedures which may reasonably be expected to cause the Aircraft, any Engine or any Part to become subject to penalty, forfeiture, impounding, detention, damage or destruction and without prejudice to the foregoing, if any such penalty, forfeiture, impounding, detention, damage or destruction occurs, give Lessor notice thereof as promptly as reasonably practicable and promptly commence and diligently prosecute all steps necessary to procure the immediate release of the Aircraft, any Engine or Part, as the case may be;

            (g)   not abandon the Aircraft, any Engine or any Part;

            (h) pay and discharge or cause to be paid and discharged when due and payable or make adequate provision by way of security or otherwise for all debts, damages, claims and liabilities before they give rise to a Security Interest over or affecting the Aircraft, any Engine or any Part except to the extent the same are being contested in good faith by appropriate proceedings during the pendency of such proceedings and adequate resources therefor have been provided in accordance with GAAP; and

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            (i)   not attempt, or hold itself out as having any power, to sell, lease (except as permitted by this Agreement) or otherwise dispose of the Aircraft, any Engine or any Part.

      8.8   GENERAL:

            Lessee will:

            (a) maintain its business as a commercial airline, will preserve its corporate existence (other than as permitted in Clause 8.8(c)) and will maintain such of its rights, privileges, licenses and franchises as are required to perform its obligations under this Agreement;

            (b) not change its "location" (as determined with reference to and for purposes of Section 9-307 of the UCC) in such manner as would, pursuant to Section 9-307 of the UCC, change the location for filing financing statements or renewals thereof from the District of Columbia, except upon 10 days prior written notice thereof to Lessor;

            (c) not consolidate or merge into or with any other corporation or other Person, and not convey, transfer, lease or otherwise dispose of all or substantially all of its property and other assets to, or acquire all or substantially all of the property or other assets or capital stock of (if such acquisition is analogous in either purpose or effect to a consolidation or merger), any corporation or other Person without the prior written consent of the Lessor, such consent not to be unreasonably withheld, unless:

                  (i) the Person formed by such consolidation or into which Lessee is merged or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of Lessee (the "Lessee Successor"):

                        (a) has a tangible net worth (determined in accordance with GAAP) equal to or greater than that of Lessee immediately prior to such merger or consolidation;

                        (b) shall execute and deliver to Lessor, Owner and Beneficiary an agreement in a form reasonably satisfactory to such Persons containing an assumption by such Lessee Successor of the due and punctual performance and observance of each covenant and condition to be performed or observed by Lessee under each of the Transaction Documents to which Lessee is a party, whether actual or contingent or relating to the period before or after the date of such assumption; and

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                        (c)   the Copa Holdings Guarantee shall continue to be
                              applicable and enforceable in accordance with its terms;

                  (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

                  (iii) Lessee shall have delivered to Lessor, Owner and
                        Beneficiary (x) a certificate of an officer to the effect that such consolidation, merger, conveyance, transfer or lease and the assumption agreement described in clause (i) above comply with this Clause 8.8(c) and that all conditions precedent herein provided for relating to such transaction have been complied with and that such assumption agreement has been duly authorized, executed and delivered by the Lessee Successor, constitutes its legal, valid and binding obligation and is enforceable against such Lessee Successor in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by principles of equity, and (y) an opinion of counsel in form and substance reasonable satisfactory to Lessor and Beneficiary; and

                  (iv) Such filings and recordings shall have been made and Lessee shall have delivered to Lessor such other opinions and documents, in each case as either of them shall reasonably request.

                  Upon any consolidation or merger, or any conveyance, transfer or lease of all or substantially all of the assets of Lessee in accordance with this Clause 8.8(c), the Lessee Successor shall succeed to, be substituted for, and may exercise every right and power of, and shall assume every obligation and liability of, Lessee under this Lease with the same effect as if the Lessee Successor had been named as Lessee herein. No such conveyance, transfer or lease of all or substantially all of the assets of Lessee shall have the effect of releasing Lessee or any Lessee Successor which shall theretofore have become such in the manner prescribed in this Clause 8.8(c) from any liability under the Transaction Documents. Nothing contained herein shall permit any lease, sublease or other arrangement for the use, operation or possession of the Aircraft except in compliance with the applicable provisions of this Lease.

            (d) the obligation of Lessee to pay in U.S. Dollars outside The Republic of Panama is of the essence to Lessor. If for any reason any exchange control or other legal prohibition or restriction shall be imposed by The Republic of Panama with respect to the payment in U.S. Dollars outside The Republic of Panama, Lessee shall forthwith obtain any permit, authorization, waiver or exemption as may be necessary to permit the free

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                  transfer of such U.S. Dollars to designated places outside The
                  Republic of Panama or obtain all necessary waivers and exemptions therefrom, and if Lessee shall for any reason, because of legal restrictions or otherwise, be unable to obtain such permit, authorization, waiver or exemption, it shall forthwith make all necessary and satisfactory arrangements with reputable banking or other financing institutions to provide satisfactory assurance to Lessor that all of Lessee's obligations hereunder will be satisfied as they arise in the manner contemplated by this Lease.

      8.9   NON-DISCRIMINATION:

            Without limiting any other provision of this Agreement, Lessee will cause the Aircraft and the Engines to be maintained and used, in substantially the same manner and with substantially the same care as used by or on behalf of Lessee with respect to similar aircraft and engines of like make, model and vintage operated by Lessee. Lessee also agrees that it will not, nor will it permit anyone to, discriminate in a manner in any way adverse to the interests of Lessor, Owner or any Financing Party in the Aircraft (as compared to other aircraft of the same type operated by or on behalf of Lessee) with respect to its use, operation or maintenance, modification or alteration during the Lease Term other than the withdrawal of the Aircraft from use and operation as is necessary to prepare the Aircraft for return to Lessor upon such expiration, cancellation or termination.

      8.10  RECORDS:

            Lessee will:

            (a) procure that accurate, complete and current records of all flights made by, and all maintenance carried out on, the Aircraft (including in relation to each Engine and Part subsequently installed, before the installation) are kept in English and in such manner as the Air Authority may from time to time require (including, but not limited to the requirements of FAR 91.417, FAR 121.380 and the requirements of the Approved Maintenance Program). The maintenance records will form part of the Aircraft Documents;

            (b) procure access (in house or through third parties) to a revision service in respect of, and will maintain with appropriate revisions in English and in accordance with FAR
                  91.417 and FAR 121.380, all technical publications required by applicable laws and sound practice of major international air transport operators in respect of the Aircraft; and

            (c) retain the Aircraft Documents and other materials at Lessee's principal place of business, and subject to applicable law, regulation and legal process not permit any other person to have possession of or control over the same without Lessor's prior written consent, except for an Approved

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                  Maintenance Provider while completing maintenance, testing, repair, modification or other services in respect of the Aircraft or any Engine or Part.

      8.11  PROTECTION:

            Lessee will:

            (a) take all actions reasonably requested by Lessor that are within Lessee's control to keep the Aircraft registered with the Air Authority in the name of Owner;

            (b) make any and all filings required to be made with the Air Authority registry that are within its control and take all other actions within its control that are requested by Lessor and necessary or advisable to reflect on the Air Authority registry any change in the ownership of the Aircraft, or in the interests of Lessor, Owner or the Financing Parties in this Agreement or the Aircraft, any modification to the Aircraft (such as the permanent replacement of any Engine or Part in accordance with this Agreement) or as a result of any change in applicable law. Lessor will bear any costs incurred as a consequence of a transfer by Lessor, Owner or the Financing Parties of the interests of Lessor, Owner or the Financing Parties in this Agreement or the Aircraft or a change in the identity of Lessor, Owner or the Financing Parties (in each case, unrelated to the replacement of any Engine or Part by Lessee or a Default), and Lessee will bear any other costs incurred in complying with this Clause, including in connection with the replacement of any Engine or Part by Lessee in accordance herewith; and

            (c) do all acts and things (including, without limitation, making any filing or registration with the Air Authority or any other Government Entity or as required to comply with the Geneva Convention where applicable) and execute and deliver all documents (including, without limitation, any amendment of this Agreement) as may from time to time be required by
                  Lessor:

                  (i) following any change in the ownership or financing of the Aircraft which is permitted pursuant to Clause 14 or in the manner of securing Lessor's obligations to the Financing Parties, in each case at the cost of Lessor; or

                  (ii) following any modification of the Aircraft, any Engine or any Part or the permanent replacement of any Engine or Part in accordance with this Agreement, so as to ensure that the rights of Lessor as owner of the Aircraft and under this Agreement apply with the same effect as before; or

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                  (iii) to establish, maintain, preserve, perfect and protect the rights of Lessor under this Agreement or in the Aircraft and, at the cost of Lessor, the rights of any Financing Party, in particular (without limitation), if in the Country of Registration there shall be, or shall be brought into force, any legislative or other provisions giving effect to the Geneva Convention or otherwise relating to recognition of rights in aircraft, Lessee shall at its own cost forthwith do all such acts as may be necessary to perfect recognition of Lessor's title to and interest in the Aircraft and, at the cost of Lessor, the rights of any Financing party as mortgagee and/or assignee in accordance with such legislative or other provisions.

                  If the Country of Incorporation has, or at any time brings into force, any legislative or other provisions giving effect to the Convention on International Interests in Mobile Equipment (the "Convention") and/or the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment (the "Protocol"), Lessee at its own cost and expense shall from time to time, do or cause to be done any and all acts and things which may be required or desirable (in the reasonable opinion of Lessor) to ensure that Lessor and, at the cost of Lessor, any Financing Party have the full benefit of the Convention and/or the Protocol in connection with the Aircraft and any Engine, including (but not limited to):

                  (A) any matters connected with registering, perfecting, preserving and/or enhancing any international interest(s) vested in Lessor with respect to the Aircraft and/or any Engine and constituted by this Agreement;

                  (B) entry in to agreements (subordination or otherwise) to protect and/or enhance and/or improve the priority of any international interest(s) referred to in the foregoing paragraph (A); and

                  (C) excluding in writing the application of any provisions of the Convention and/or Protocol that Lessor may deem desirable in connection with the foregoing.

            In this sub clause the following terms have the following meanings:

            INTERNATIONAL INTEREST has the meaning as expressed in the Convention and Protocol;

            STATE has the meaning as expressed in the Convention and Protocol;
            and

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            STATE IN WHICH LESSEE IS SITUATED IN shall be constructed in accordance with the expression "state in which the debtor is situated in" as set out in Article 4 of the Convention.

            (d) if at any time subsequent to the initial registration of the Aircraft and the initial filing of Uniform Commercial Code financing statements, any other filing or any recording or other act becomes necessary to perfect, protect and preserve the rights and interests of Lessor hereunder and in the Aircraft and the Security Deposit, including without limitation the filing of continuation statements with respect to filed Uniform Commercial Code financing statements, at its cost and expense, procure that such filings, recordings and acts are done pursuant to applicable law. Lessee agrees that Lessor is hereby authorized to make any filings or recordings referred to in this paragraph;

            (e)   not to revoke the Lessee Power of Attorney; and

            (f)   to cause the following:

                  (i) the filing of a Spanish language Public Deed with respect to the Bill of Sale, the Trust Agreement, this Agreement and Lease Supplement No. 1 at the Public Registry of Panama within 48 hours after the date and time of Delivery;

                  (ii) the obtaining of a temporary `certificado de matricula' from the National Aeronautic Registry of the Civil Aviation Authority of Panama with respect to the Aircraft at or before Delivery;

                  (iii) the obtaining of a permanent `certificado de matricula'
                        from the National Aeronautic Registry of the Civil Aviation Authority of Panama promptly, and in any event within 45 days after Delivery; and

                  (iv) promptly and in due course after Delivery, a Public Registry Certificate confirming registration of the Public Deed referred to in the preceding clause (i).

      8.12  MAINTENANCE AND REPAIR:

            Lessee will, at its own expense:

            (a) keep the Aircraft airworthy (except during any period during which the Aircraft is undergoing maintenance, repair or modification as required or permitted hereunder) in all respects and in good repair and condition;

            (b) not change the Approved Maintenance Program without all necessary approvals from the Air Authority; provided, however, that if any such

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                  change adversely affects the interests of Lessor with respect to the maintenance status of the Aircraft (or payments in respect of such status) required pursuant to the provisions of Clause 12 and Schedule 3 of this Agreement, then the requirements of such provisions shall be deemed adjusted so that the maintenance condition of the Aircraft at redelivery required thereby is not diminished, and the payments to or by Lessor are not adversely changed from the maintenance condition and payments that would have been required in the absence of such change to the Approved Maintenance Program;

            (c) provide Lessor with a summary of, access to and information regarding substantial changes to the Approved Maintenance Program;

            (d) maintain the Aircraft in accordance with the Approved Maintenance Program through an Agreed Maintenance Performer;

            (e) maintain the Aircraft in accordance with the rules and regulations of the Air Authority applicable to the Aircraft;

            (f) comply (or cause compliance) with all Mandatory Orders and Airworthiness Directives and similar mandatory requirements applicable to the Aircraft, any Engine or Part having a compliance date during the Term or existing as of the Final Expiry Date and having a compliance date within 180 days after the Final Expiry Date and which are required by the Air Authority or the FAA (provided that in relation to Airworthiness Directives Lessor and Lessee agree to the cost sharing formula set out in Schedule 11);

            (g) comply (or cause compliance) with all applicable laws and the regulations of the Air Authority and other aviation authorities with jurisdiction over Lessee or the Aircraft, any Engine or Part regardless of upon whom such requirements are imposed and which relate to the maintenance, condition, use or operation of the Aircraft or require any modification or alteration to the Aircraft, any Engine or Part; and

            (h) maintain in good standing a current certificate of airworthiness (in the appropriate category for the nature of the operations of the Aircraft) for the Aircraft issued by the Air Authority except where (i) the Aircraft is undergoing maintenance, modification or repair required or permitted by this Agreement; or (ii) the Air Authority shall have withdrawn or suspended such certificate in respect of all aircraft of the same model or period of manufacture as the Aircraft (in which case Lessee shall comply with all directions of the Air Authority in connection with such withdrawal or suspension). Lessee will from time to time provide to Lessor a copy of the certificate of airworthiness promptly after receipt of a written request.

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      8.13  PERMANENT REPLACEMENT OF ENGINES AND PARTS:

            (a) Subject to Clauses 8.14 and 8.16, Lessee shall promptly procure the replacement of any Engine (an "Original Engine") which has suffered an Engine Event of Loss, and Lessee may procure the replacement of any Engine (an "Original Engine") in order to comply with the requirements of the Return Conditions, in each case with an engine complying with the following conditions:

                  (i) it is of the same manufacturer and model (or, at Lessee's option, an improved model), it is suitable for installation and use on the Airframe without impairing the value or utility of the Airframe and it is compatible with the remaining installed Engine, it has equivalent interchangeable modification status, equivalent or lower flight hours elapsed and cycles elapsed since Life Limited Parts replacement and since last Engine Performance Restoration, equivalent remaining warranty status as the Original Engine and equivalent or greater value and utility as the Original Engine; at the time of the engine replacement Lessor or Lessee, as applicable, shall adjust the Engine Supplemental Rent to reflect the maintenance utility of the replacement engine;

                  (ii) it has become and remains the property of Lessor free from Security Interests (except Permitted Liens) and on installation on the Aircraft will without further act be subject to this Agreement; and Lessee shall supply to Lessor with an officer's certificate demonstrating full compliance with this Clause 8.13(a); and

                  (iii) Lessee has full details of its source and maintenance records with back to birth traceability on all Life Limited Parts.

                  Such replacement Engine shall be deemed an "Engine" as defined herein for all purposes hereunder. Lessee agrees to promptly notify Lessor of any such substitution, and provide Lessor with an officer's certificate confirming full compliance with this Clause 11.1(e). Lessee agrees to take such action and execute such documents, including a warranty bill of sale, as Lessor may reasonably request in order that any such replacement Engine shall be duly and properly titled in the name of Owner and leased by Lessor hereunder to the same extent as the Engine thereby. Lessor shall take such action and shall execute such documents, and shall cause Owner to take such action and execute such documents, as are reasonably necessary to convey title to the Engine replaced pursuant to the preceding sentence to Lessee. Such conveyance shall be free of and warranted as against Lessor Liens, but otherwise without representation or warranty, express or implied.

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            (b)   Subject to Clause 8.16 hereof, Lessee shall promptly procure the replacement of any Part which has become time-, cycle- or calendar-expired, lost, stolen, seized, confiscated, destroyed, damaged beyond repair, unserviceable or permanently rendered unfit for use, with a part complying with the following conditions:

                  (i) it is of the same manufacturer and model (or, at Lessee's option, an improved model), it is in as good operating condition as the replaced Part, it has equivalent interchangeable modification status and equivalent or more hours available until the next scheduled check, inspection, overhaul and shop visit as the replaced Part and it is of an equivalent or greater value and utility as the replaced Part;

                  (ii) it has become and remains the property of Lessor free from Security Interests (except Permitted Liens) and on installation on the Aircraft will without further act be subject to this Agreement; and Lessee shall supply to Lessor all such title documents as Lessor may require in good faith to evidence and perfect the same; and

                  (iii) Lessee has full details of its source and maintenance records with back to birth traceability as to Life Limited Parts.

            (c) Any Part so replaced, upon satisfaction of the requirements set forth above, shall become the property of Lessee free and clear of Lessor Liens.

      8.14  REMOVAL AND INTERCHANGE OF ENGINES:

            Lessee will:

            (a) ensure that no Engine is removed from the Airframe unless it is promptly replaced as expressly permitted by this Agreement;

            (b) ensure that any Engine which is not installed on the Aircraft, or an aircraft permitted by paragraph (d) below is, except as expressly permitted by this Agreement, properly and safely stored (unless installed on another airframe operated by Lessee as permitted hereunder) and insured, and kept free from Security Interests (other than Permitted Liens), and either
                  (i) has been inducted into a repair shop and is undergoing repair or (ii) unserviceable awaiting repair shop visit for no longer than 45 days; and

            (c) be permitted, if no Event of Default has occurred and is continuing, to install any Engine on an aircraft operated by Lessee (or, any permitted sub-lessee), provided that neither
                  (i) the provisions of any applicable law nor (ii) the terms of any lease or other agreement or Security Interest to which such aircraft or engine is subject, prohibit such installation or will

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                  have the effect at any time of divesting or impairing the
                  title and interests of Lessor as owner and any Financing Party as mortgagee of such Engine.

            Lessee shall obtain from the lessor of any airframe on which an Engine is installed and from any holder of a Security Interest in any airframe on which an Engine is installed, an agreement (which may be in the form of a relevant clause in any lease agreement, mortgage, security agreement or similar agreement in respect of such airframe) in writing for the benefit of the Lessor (or directly with the Lessor) that such Person will respect the interests of Lessor as owner and lessor, respectively, and of the Financing Parties, in such Engine and will not acquire or claim any right, title or interest in such Engine as a result of such Engine being installed on such other airframe at any time while such Engine is subject to this Agreement. Provided Lessee shall have received from a lessor of or secured party holding a Security Interest in any airframe leased to Lessee or owned by Lessee and subject to a Security Interest under such an agreement, Lessor hereby agrees for the benefit of such lessor or secured party that Lessor will not acquire or claim as against such lessor or secured party, any rights, title or interest in any engine covered by such lease or Security Interest as a result of any such engine being installed on the Airframe at any time while such engine is subject to such lease or Security Interest.

      8.15  REMOVAL AND INTERCHANGE OF PARTS:

            Lessee will, subject to Clause 8.16:

            (a) ensure that no Part is at any time removed from the Aircraft unless it is promptly replaced by a part complying with Clause 8.13(b);

            (b) ensure that any Part which is not installed on the Aircraft (or any other aircraft as expressly permitted by this Agreement) is properly and safely stored and insured, and kept free from Security Interests (other than Permitted Liens); and

            (c) be permitted, if no Event of Default has occurred and is continuing, to install any Part on an aircraft operated by Lessee (or any permitted sub-lessee), provided that Clause 8.14(d) would be complied with in respect of such Part if it were an Engine.

      8.16  TEMPORARY INSTALLATION OF ENGINES AND PARTS:

            Notwithstanding the provisions of Clause 8.13 and Clause 8.15, Lessee will be permitted, if no Event of Default has occurred and is continuing, to install, or permit the installation of, any engine or part on the Aircraft by way of replacement if:

            (a) there is not available to Lessee or, where there is a permitted sublease in place, the sub-lessee thereunder, at the time and in the place that engine or

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                  part is required to be installed on the Aircraft, a
                  replacement engine or, as the case may be, part complying with the requirements of Clause 8.13 above;

            (b) it would result in a disruption of the operation of the Aircraft and/or the business of Lessee or, where there is a permitted sublease in place, the sub-lessee thereunder, to ground the Aircraft until an engine or part, as the case may be, complying with the requirements of Clause 8.13 above becomes available for installation on the Aircraft; and

            (c) as soon as practicable after installation of the same on the Aircraft but, in any event, no later than the earlier of (i) the next Major Check or Engine Shop Visit (as applicable) or
                  (ii) the Final Expiry Date, Lessee or, where there is a permitted sublease in place, the sub-lessee thereunder, removes any such engine or part and replaces it with the Engine or Part replaced by it or by an engine or part, as the case may be, complying with Clause 8.13 above.

      8.17  POOLING OF ENGINES AND PARTS:

            Without prejudice to its rights pursuant to Clauses 8.14(d) and 8.15(c), Lessee shall not without the prior written consent of Lessor, which consent shall not be unreasonably withheld or delayed, permit or enter into any agreement or arrangement for the pooling or interchange of any Engine or Part with any other Person.

      8.18  EQUIPMENT CHANGES:

            (a) Lessee shall not make any modification or addition to the Aircraft (each an "Equipment Change"), except for an Equipment Change which:

                  (i) is completed in connection with the post-Delivery installation of the In-flight
                        Entertainment/Communications System (IFE) or the Winglets; or

                  (ii)  is expressly permitted by this Agreement; or

                  (iii) does not diminish the value, utility, condition, or
                        airworthiness of the Aircraft and either (aa) constitutes a modification to the class configuration or passenger seating in the cabin, or (bb) has a cost of less than US$250,000, or (cc) has the prior written approval of Lessor which approval shall not be unreasonably withheld or delayed; or

                  (iv) arises due to the requirements of the Air Authority and/or the FAA or otherwise constitutes an obligation of Lessee under this Agreement.

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            (b)   So long as no Default or Event of Default has occurred and is continuing, Lessee may remove any Equipment Change to the extent it is severable from the Aircraft and (i) such Equipment Change is not required by the Air Authority and/or the FAA and (ii) such severance will not adversely affect the value, utility, condition or airworthiness of the Aircraft as compared to value, utility, condition or airworthiness of the Aircraft immediately prior to such severance, assuming the Aircraft was of the value and utility and in the condition and repair required by the terms of this Agreement; and

            (c) Title to Equipment Change, whether or not the removal of which is permitted pursuant to Clause 8.18(b), will on installation and until such permitted removal, without further act, vest in Lessor subject to this Agreement free and clear of all Security Interests (other than Permitted Liens). Lessee will at its own expense take all such steps and execute, and procure the execution of, all such instruments as Lessor may require and which are necessary to ensure that title so passes to Lessor according to all applicable laws. At any time when requested by Lessor, Lessee will provide evidence to Lessor's satisfaction (including the provision, if required, to Lessor of bills of sale and legal opinions) that title has so passed to Lessor. Upon any permitted removal thereof, Lessor will, at Lessee's cost and upon Lessee's request, provide Lessee with such documents as Lessee shall reasonably request to cause title to such modifications to vest in Lessee free and clear of Lessor Liens but otherwise without representation or warranty, express or implied.

      8.19  THIRD PARTY:

            All the obligations of Lessee under this Agreement shall continue in full force and effect notwithstanding any parting with possession of the Aircraft by Lessee (other than redelivery of the Aircraft by Lessee to Lessor pursuant to Clause 12).

9.    INSURANCE

      9.1   INSURANCES:

            (a) Lessee shall, at its own expense, maintain in full force during the Lease Period insurances in respect of the Aircraft in terms, amounts, form and substance customarily maintained by similar carriers operating similar aircraft in similar circumstances otherwise satisfactory to Lessor (acting reasonably) complying with the requirements of this Clause 9 and Schedule 4 (the "Insurances", which expression includes, where the context so admits, any relevant re-insurance(s));

            (b) The Insurances shall be effected through such brokers and with such insurers (in each case which are properly licensed and are operating in

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                  accordance with Panamanian law), and shall be subject to such deductibles and subject to such exclusions, as may (in each case) be indicated in Schedule 4 or otherwise satisfactory to Lessor; and

            (c)   The Insurances shall be effected either:

                  (i) on a direct basis with insurers of recognized standing who normally participate in aviation insurances in the leading international insurance markets and led by reputable underwriter(s) satisfactory to Lessor, acting reasonably (and for such purposes Lessee's current lead underwriter is deemed to be satisfactory to Lessor); or

                  (ii) with a single insurer or group of insurers approved by Lessor who does not fully retain the risk but effects substantial reinsurance with reinsurers in the leading international insurance markets and through brokers each of recognized standing and acceptable to Lessor for a percentage acceptable to Lessor (acting reasonably) of all risks insured (and for such purposes Lessee's current lead underwriter is deemed to be acceptable to Lessor).

      9.2   REQUIREMENTS

            Lessor's current requirements as to the Insurances are as specified in this Clause and in Schedule 4. Lessor may from time to time and in good faith stipulate other requirements for the Insurances so that (a) the scope and level of cover are maintained in line with best industry practice of similar carriers operating similar aircraft in similar circumstances, and (b) the interests of Lessor and the other Indemnitees continue to be prudently protected, provided that other requirements shall not reduce the maximum deductibles, nor raise the minimum war and allied perils liabilities amount, unless Lessee shall have raised the same on a fleet wide basis..

      9.3   STANDARDS

            Lessee shall be obligated to maintain insurance in respect of the Aircraft for the purposes of this Agreement which reflects Lloyds' endorsement AVN67B (as at the date hereof) or the equivalent thereof. In the event that any provision of AVN67B (as at the date hereof) conflicts or is otherwise inconsistent with the requirements of this Clause 9 and Schedule 4 then (so long as it shall be general industry practice to insure aircraft financed or leased on the basis of such endorsement) the provisions of AVN67B shall prevail and such endorsement shall be deemed to satisfy the requirements of this Agreement.

      9.4   CHANGE

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            If at any time Lessor, following a change in circumstances and acting reasonably, decides to revoke its approval of any insurer or reinsurer, Lessor and/or its brokers shall consult with Lessee and Lessee's insurers or, if applicable, brokers regarding whether that approval should be revoked to protect the interests of the parties insured. If, following the consultation, Lessor considers that any change should be made, Lessee shall then, as promptly as reasonably practicable, arrange or procure the arrangement of alternative cover satisfactory to Lessor, provided such change is approved by each other Lessor or secured lender on aircraft in Lessee's fleet affected by such change and does not otherwise make compliance by Lessee with the insurance requirements set forth in this Clause 9 or in Schedule 4 hereto impossible or not practicable.

      9.5   INSURANCE COVENANTS

            Lessee shall:

            (a) ensure that all legal requirements as to insurance of the Aircraft, any Engine or any Part which may from time to time be imposed by the laws of the Country of Registration or any state, from or over which the Aircraft may be flown, in so far as they affect or concern the operation of the Aircraft, are complied with, and in particular those requirements compliance with which is necessary to ensure that:

                  (i) the Aircraft is not in danger of detention or forfeiture;

                  (ii) the Insurances remain valid and in full force and effect; and

                  (iii) the interests of the Indemnitees in the Insurances and the Aircraft or any Part are not thereby prejudiced;

            (b) comply with the terms and conditions of each policy of the Insurances and not do, consent or agree to any act or omission which:

                  (i) invalidates or may be reasonably expected to invalidate the Insurances; or

                  (ii) renders or may be reasonably expected to render void or voidable the whole or any part of any of the Insurances; or

                  (iii) brings any particular insured liability within the scope of an exclusion or exception to the Insurances;

            (c) not without the prior written approval of Lessor take out any additional insurance or reinsurance in respect of the Aircraft which would prejudice the rights of Lessor or any additional insured in respect of the policies required to be maintained by Lessee hereunder, unless relating solely to

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                  liability insurances, hull total loss, business interruption, profit commission and deductible risk;

            (d) on request, provide to Lessor evidence that the Insurance premiums have been paid;

            (e) not make any modification or alteration to the Insurances material and adverse to the interests of any of the Indemnitees;

            (f)   be responsible for any deductible under the Insurances;

            (g) if at any time insurance clause AVN 2000 or its successor is endorsed on the policies of Insurance, ensure that the insurance write back clauses AVN 2001 and AVN 2002 as applicable (or any equivalent clauses) are endorsed on the policies of Insurance required to be maintained under this Agreement and give and comply with all representations, warranties and undertakings required by the insurers or reinsurers in connection with such clauses; and

            (h) provide any other material information and assistance in respect of the Insurances which Lessor may from time to time reasonably request for substantial reasons.

      9.6   RENEWAL OF INSURANCES

            Lessee shall commence renewal procedures in a timely manner prior to expiry of any of the Insurances, and provide to Lessor:

            (a) upon the request of Lessor, a written status report of renewal negotiations 10 days prior to each expiry date;

            (b) confirmation of completion of renewal prior to each expiry date; and

            (c) certificates of insurance (and where appropriate certificates of reinsurance), and a broker's letter of undertaking in a form acceptable to Lessor in English, detailing the coverage and confirming the insurers' (and any reinsurers') agreement to the specified insurance requirements of this Agreement within seven days after each renewal date (and, in the case of the reinsurance certificate and reinsurance broker's letter of undertaking, within 14 days after each renewal date).

      9.7   FAILURE TO INSURE

            If Lessee fails to maintain the Insurances in compliance with this Agreement, Lessee shall:

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            (a)   forthwith ground or cause to be grounded the Aircraft and
                  shall keep or procure that the Aircraft be kept grounded until such time as the Insurances shall again be in full force and effect; and

            (b) immediately notify Lessor of the non-compliance of the Insurances and provide Lessor with full details of any steps which Lessee is taking or proposes to take, in order to remedy such non-compliance;

            and each of the Indemnitees will be entitled but not bound (without prejudice to any other rights of Lessor under this Agreement):

                  (i) to pay the premiums due or to effect and maintain insurances required hereunder but not maintained in accordance herewith or otherwise remedy Lessee's failure in such manner (including, without limitation to effect and maintain an "owner's interest" policy) as Lessor acting in good faith considers appropriate. Any sums so expended by Lessor will become immediately due and payable by Lessee to Lessor together with interest thereon at the Default Rate, from the date of expenditure by Lessor up to the date of reimbursement by Lessee; and

                  (ii) at any time while such failure is continuing to require the Aircraft to remain at any airport or to proceed to and remain at any airport designated by it until the failure is remedied.

      9.8   CONTINUING INSURANCE FOR INDEMNITY

            Lessor may require Lessee to effect and to maintain (at no cost to Lessor) liability insurance after the Final Expiry Date with respect to its liability under the indemnities in Clause 10 for such period as Lessor may reasonably require (but in any event for not more than two years following the Final Expiry Date or until completion of the next C Check (or equivalent check) with respect to the Aircraft (whichever is the earlier to occur)) which provides for each Indemnitee to be named as additional insured. Lessee's obligation in this Clause shall not be affected by Lessee ceasing to be lessee of the Aircraft and/or any of the Indemnitees ceasing to have any interest in respect of the Aircraft.

10.   INDEMNITY

      10.1  GENERAL:

            Lessee agrees to defend, indemnify and hold harmless the Indemnitees, on demand and on an After-Tax Basis, from and against any and all Losses (regardless of when the same is made or incurred, whether before, during or after the Term):

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            (a)   which may at any time be imposed, incurred, suffered or
                  asserted, directly or indirectly as a result of or connected with the possession, delivery, performance, management, ownership or possession, registration, control, maintenance, condition, service, repair, overhaul, leasing, use, operation, modification, insurance, inspection, testing, design, sublease, condition or return of, or other matters relating to, the Aircraft, any Engine or Part (either in the air or on the ground) whether or not such Losses may be attributable to any defect in the Aircraft, any Engine or any Part, whether or not discoverable, or to its design, testing or use or otherwise, and regardless of when the same arises or whether it arises out of or is attributable to any act or omission, negligent or otherwise, of any Indemnitee or to strict liability; or

            (b) which without duplication of recovery arise out of any act or omission which invalidates or which renders voidable any of the Insurances; or

            (c) which without duplication of recovery may at any time be suffered or incurred as a consequence of (i) any design, article or material in the Aircraft, any Engine or any Part, including any defect in design and regardless of whether it is discoverable; or (ii) its operation or use during the Term hereof constituting an infringement of patent, copyright, trademark, design or other proprietary right; or

            (d) which may at any time be suffered or incurred, directly or indirectly, as a result of any breach by Lessee of any of its obligations under this Agreement.

            but excluding any Losses in relation to a particular Indemnitee to the extent that such Losses:

                  (i) are covered pursuant to any other indemnity provision of this Agreement or in respect of which Lessor has agreed to not seek reimbursement from Lessee pursuant to an express provision of this Agreement; or

                  (ii) arise as a result of the gross negligence (other than gross negligence imputed to that Indemnitee by reason of its interest in the Aircraft or this Agreement), willful misconduct of that Indemnitee or any Indemnitee or breach of any representation, warranty or obligation hereunder or under any other Transaction Document; or

                  (iii) consists of Taxes (but without prejudice to any
                        Indemnitee's rights under any other provision of this Agreement relating to Taxes); or

                  (iv)  arise as a result of a Lessor Lien; or

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                  (v)   represents or constitutes ordinary and usual operation
                        or overhead expenses of such Indemnitee, except to the extent that the same arise on the occurrence of an Event of Default; or

                  (vi) is attributable to an event or circumstances which occur after the Final Expiry Date unless such Loss results from, or arises out of, any act, omission or circumstance existing during the Term; or

                  (vii) are attributable to the sale, assignment or other
                        transfer (voluntary or involuntary) of all or part of any Indemnitee's interest in or to the Aircraft, any Engine or Part, this Agreement or any Transaction Document other than a sale, assignment or other transfer required by the terms of a Transaction Document, arising as a result of or otherwise in connection with an Event of Default or an Event of Loss or if requested by, or consented to, by Lessee; or

                  (viii) are costs or expenses of entering into amendments to this Agreement and/or other Transaction Documents not required by the terms of a Transaction Document, and not requested by, or consented to, by Lessee.

      10.2  NOTIFICATION:

            Lessor shall promptly notify Lessee in writing of any matter for which Lessee is obligated to indemnify under this Clause 10 (each a "Claim"); provided, however, the delay or failure of Lessor to give notice to Lessee in accordance with this Clause 10.2 will not discharge or release Lessee from any of its indemnity obligations under Clause 10.1 except, and only to the extent, that such delay or failure was attributable to circumstances which were, given reasonable diligence, impractical or impossible for Lessor to avoid and results in a material increase in the amount which Lessee is required to indemnify, materially prejudices or precludes Lessee's right to defend any such Claim or results in material, additional obligations for Lessee in defending against any suit or proceeding relating to such matter.

      10.3  CONTEST:

            Lessor and Lessee will consult with one another to consider what action may properly be taken to defend or otherwise resist or mitigate any Claim. Provided no Default or Event of Default shall have occurred and be continuing, Lessee shall, following such consultation, have the right to assume and conduct promptly and diligently the defense of the relevant Indemnitee with respect to such Claim, and no Claim will be settled by an Indemnitee without the prior written consent of Lessee (not to be unreasonably withheld or delayed), provided that:

            (a) Lessee shall have consulted, and shall continue to consult, with Lessor as to the defense and conduct thereof;

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            (b)   Lessee shall have made, and continue to make, adequate
                  provision or reserve with respect to such Claim and any associated costs and expenses (in accordance with GAAP) and shall have fully indemnified or agreed to indemnify the Indemnitees for all costs, liabilities, expenses or damages on an After Tax Basis arising as a result of such Claim or its defense by Lessee of such Indemnitee pursuant to this Clause; provided, however, that Lessee shall not be bound by such an agreement to indemnify to the extent that it is established that, in accordance with the terms of this Clause 10, that Lessee is not liable to such Indemnitees in respect of such Claim.

            (c) without prejudice to Lessee's continued right to contest any Claim, no Indemnitee shall be prevented by this Clause 10.3 from settling or paying any Claim immediately if such Indemnitee is required by applicable law to do so but such Indemnitee shall pay over to Lessee any amount paid by Lessee by way of indemnity in respect of such settlement or payment which is later refunded to such Indemnitee if (i) Lessee agrees that it was liable for such claim under this Clause 10 and (ii) Lessee establishes that it would have been successful in respect of such contest and (iii) no Default has occurred and is continuing, and if a Default shall have occurred and be continuing the same shall be retained by Lessor until such Default (and any other Default) shall have been cured then promptly paid to Lessee to the extent not applied in satisfaction of Lessee's obligations in respect of any Default; and

            Lessor shall be entitled, upon consultation with and prior written notice to Lessee, to terminate Lessee's participation in the defense of a Claim where an act or omission of Lessee indicates that the interests of any Indemnitee have a reasonable likelihood of being materially adversely prejudiced by Lessee's continued participation in the defense of such Claim.

      10.4  SUBROGRATION:

            Upon payment in full to an Indemnitee of any demand for indemnification under this Agreement, Lessee will be subrogated to any rights and remedies of such Indemnitee in respect of the Loss in respect of which such payment has been made (a "Subrogated Claim") and without warranty as to the enforceability of such rights, and subject to the following provisions:

            (a) such Indemnitee shall, at the sole cost and expense of Lessee, assist Lessee in any manner reasonably requested by Lessee for the purpose of enforcing and obtaining the rights and benefits intended to be conferred by this Clause 10.4 upon Lessee;

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            (b)   Lessee shall keep Lessor fully informed of any Subrogated
                  Claim by Lessee, shall consult with Lessor regarding the conduct of such Subrogated Claim; and

            Unless doing so would materially prejudice Lessee's ability to recover on such Subrogated Claim, Lessee shall pursue any Subrogated Claim in its own name, as subrogee to the rights thereto.

      10.5  DURATION:

            The indemnities contained in this Agreement will continue in full force after the Final Expiry Date.

11.   EVENTS OF LOSS

      11.1  EVENTS OF LOSS

            (a) PRE-DELIVERY: If an Event of Loss occurs prior to delivery of the Aircraft to Lessee, this Agreement will immediately terminate and except as expressly stated in this Agreement neither party will have any further obligation or liability under this Agreement other than pursuant to Clause 15.8, except that Lessor will refund to Lessee the amount of any Security Deposit and any other amounts paid by or on behalf of Lessee under this Agreement; and

            (b) POST-DELIVERY: If an Event of Loss occurs after delivery of the Aircraft to Lessee, Lessee will pay the Agreed Value to Lessor on or prior to the earlier of (i) ninety (90) days after the Event of Loss; and (ii) the date of receipt of the insurance proceeds in respect of that Event of Loss. Subject to the rights of any insurers and reinsurers or other third party, upon irrevocable payment in full to Lessor of that amount and all other amounts which are then due and owing to Lessor under this Agreement, Lessor will without recourse or warranty (except as to the absence of Lessor Liens) procure that Owner shall transfer to Lessee all right, title and interest in and to the Aircraft, all on an as is, where is, basis, and will at Lessee's expense, execute and deliver such bills of sale and other documents and instruments as Lessee may reasonably request to evidence (on the public record or otherwise) the transfer and the vesting of Owner's rights in the Aircraft in Lessee, free and clear of (x) all rights of Owner and Lessor and (y) all Lessor Liens. The receipt by Lessor of the insurance proceeds in respect of the Event of Loss on or prior to the date required pursuant to this Clause 11.1(b) shall discharge Lessee from its obligation to pay the Agreed Value to Lessor, provided such proceeds are not less than the Agreed Value and are available to Lessor to be applied to pay such Agreed Value and any excess of insurance proceeds (and any other amounts if any, paid to Lessor by or on behalf of Lessee) over and above the Agreed

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                  Value, less any other amounts due and owing on the date of payment of the Agreed Value by Lessee to Lessor hereunder, shall be promptly refunded to Lessee or as otherwise required by law. If the insurance proceeds are paid initially to Lessee and not to Lessor, they may be retained by Lessee if Lessee shall have paid the Agreed Value and all other amounts then due and owing to Lessor, otherwise Lessee shall pay the Agreed Value to Lessor immediately upon the receipt by Lessee of such proceeds. If Lessee pays the Agreed Value and all other amounts due and owing to Lessor in accordance with this Clause 11.1(b), Lessor shall promptly assign (and shall procure that Owner assigns) to Lessee its rights under the Insurances to receive the insurance proceeds in respect of the Event of Loss (to the extent that such proceeds shall not have been paid to Lessee). Additionally, but without duplication, upon receipt by Lessor of the Agreed Value and any other amounts then due and owing by Lessee hereunder following an Event of Loss, Lessor shall pay or cause to be paid to Lessee amounts equal to any amounts held by Lessor or to its order as Supplemental Rent less any portion thereof theretofore applied or paid by Lessor to Lessee or its order in accordance with the terms and provisions of this Agreement.

      11.2  REQUISITION:

            During any requisition for use or hire of the Aircraft, any Engine or Part which does not constitute an Event of Loss:

            (a) the Rent and other charges payable under this Agreement will not be suspended or abated either in whole or in part, and Lessee will not be released from any of its other obligations under this Agreement (other than operational obligations with which Lessee is unable to comply by virtue of the requisition); and

            (b) so long as no Default or Event of Default has occurred and is continuing, Lessee will be entitled to any hire or other compensation paid by the requisitioning authority during the Term. Lessee will, as soon as practicable after the end of any such requisition, cause the Aircraft to be put into the condition required by this Agreement. Lessor will be entitled to all compensation payable by the requisitioning authority in respect of any change in the structure, state or condition of the Aircraft arising during the period of requisition, and Lessor will apply such compensation in reimbursing Lessee for the cost of complying with its obligations under this Agreement in respect of any such change; provided, however, if any Default or Event of Default has occurred and is continuing, Lessor may apply the compensation or hire in or towards settlement of any amounts owing by Lessee under this Agreement or the other Transaction Documents and any excess thereof shall be applied as described above.

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12.   RETURN OF AIRCRAFT

      12.1  RETURN:

            On the Final Expiry Date, Lessee will, unless an Event of Loss shall have occurred, at its expense, redeliver the Aircraft and Aircraft Documents to Lessor at the Redelivery Location, in a condition complying with Schedule 3, free and clear of all Security Interests and Permitted Liens (other than Lessor Liens).

      12.2  FINAL INSPECTION:

            Immediately prior to redelivery of the Aircraft, Lessee will make the Aircraft available to Lessor for the Final Inspection, as set forth in Schedule 3.

      12.3  NON-COMPLIANCE:

            (a) If at the time of completion of Final Inspection Lessee has not fully complied with its obligation to redeliver the Aircraft and Aircraft Documents to Lessor in the condition and status required under this Agreement (including Schedule 3 hereto), or Lessee fails to make the Aircraft available to Lessor on a timely basis for inspection and redelivery pursuant to Clause 12.1 and Schedule 3 hereto, the Term may be, upon written notice by Lessor acting in good faith in this regard, extended up to the time when the Aircraft has been redelivered to Lessor in full compliance with this Agreement, for the sole purpose of enabling such non-compliance or failure to be promptly rectified, and during such extension period:

                  (i) Lessee shall not use the Aircraft in flight operations except those related directly to the redelivery of the Aircraft to Lessor;

                  (ii) all Lessee's obligations and covenants under this Agreement will remain in full force until Lessee so redelivers the Aircraft

                  (iii)

                        (A) if such extension is due to any act or omission of Lessor or any Person claiming through Lessor, Lessee shall not be obligated to pay Rent during such extension period and Lessor shall promptly after receipt of an invoice, reimburse Lessee for any and all out-of-pocket expenses incurred for the maintenance of Insurances, maintenance, storage, testing, inspection, repair and parking of the Aircraft to the extent such expenses are attributable to any such act or omission of Lessor, or

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                        (B)   otherwise, Lessee shall pay Rent to Lessor during
                              such extension period at a rate per month equal to the amount of Rent payable in respect of the last scheduled Rental Period at a rate per month equal to the Rent payable in respect of the last scheduled Rental Period plus, after the first ten
                              (10) days of such extension period, thirty-five percent (35%) prorated for actual time elapsed.

            (b) Unless otherwise agreed by Lessee and Lessor any extension of the Term under this Clause 12.3 (other than an extension arising as a result of an act or omission of Lessor, Owner or Beneficiary) shall not prejudice Lessor's right to treat such non-compliance or failure as an Event of Default at any time, and to enforce such rights and remedies as may be available to Lessor in respect thereof under the terms of this Agreement or applicable law. Without limiting the generality of the foregoing, Lessee's Rent obligation under Clause 12.3(a)(iii) above shall be without prejudice to (but without duplication of) Lessor's rights under Clause 13; and

            (c) Lessor may elect (either on first tender of the Aircraft by Lessee or at any time during the said extension period) to accept redelivery of the Aircraft notwithstanding non-compliance with Clause 12.1 or Schedule 3, in which case Lessee will indemnify Lessor on an After-Tax Basis, and provide cash to Lessor (in an amount satisfactory to Lessor acting reasonably) as security for that indemnity in respect of the actual cost to Lessor of putting the Aircraft into the condition required by this Agreement based upon reasonable prevailing market labor rates and costs of materials.

      12.4  ACKNOWLEDGEMENT:

            Provided Lessee has complied with its obligations under this Clause 12 (including Schedule 3), upon redelivery of the Aircraft by Lessee to Lessor at the Redelivery Location, Lessor will deliver to Lessee an acknowledgement confirming that Lessee has redelivered the Aircraft to Lessor in accordance with this Clause 12 (including
            Schedule 3).

      12.5  REDELIVERY MAINTENANCE ADJUSTMENT:

            On the Final Expiry Date, Lessee shall make maintenance adjustment payments to Lessor on an After-Tax Basis in accordance with Part 3 of Schedule 3 hereto.

      12.6  EXPORT DOCUMENTS:

            Upon redelivery Lessee shall provide to Lessor all documents necessary to export the Aircraft from the Habitual Base (including, without limitation, a valid and subsisting export license for the Aircraft if required by the relevant Governmental Authorities of the Habitual Base) and required in relation to the deregistration of the Aircraft with the Air Authority.

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      12.7  MAINTENANCE PROGRAM

            Prior to the Final Expiry Date and upon Lessor's request, Lessee shall provide Lessor or its agent reasonable access to the Aircraft Documents (including without limitation all completed maintenance records) and the Approved Maintenance Program as updated and maintained by Lessee up to the date of redelivery in order to facilitate the Aircraft's integration into any subsequent operator's fleet including a cross-reference of Lessee's Approved Maintenance Program items including task-cards to the MRB (Maintenance Review Board) or Manufacturer's Maintenance Planning Document items, as appropriate.

      12.8  FUEL:

            Upon redelivery of the Aircraft to Lessor, an adjustment shall be made in favor of Lessor or Lessee, as the case may be, in respect of fuel on board on the Delivery Date and the Final Expiry Date at the lower of the price then prevailing or then available at the Redelivery Location.

13.   DEFAULT

      13.1  EVENTS:

            Each of the following events will constitute an Event of Default (whether the occurrence of any such events is voluntary or involuntary or occurs by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any Government Entity):

            (a) NONPAYMENT: Lessee fails to make any payment of Security Deposit, Rent, Supplemental Rent or Agreed Value or any payment pursuant to Clause 12.5 within three (3) Business Days following the due date or, in the case of other sums payable to Lessor or any other Indemnitee, within ten (10) Business Days following the date of receipt of demand therefor or the date otherwise due in accordance with this Agreement;

            (b) INSURANCE: Lessee fails to comply with any provision of Clause 9 or any insurance required to be maintained under this Agreement is cancelled or terminated or notice of cancellation is given in respect of any such insurance and no substitute insurance meeting the requirements of Clause 9 and Schedule 4 of this Agreement has been procured;

            (c) BREACH: Lessee fails to comply with any provision of this Agreement that is not otherwise addressed in this Clause 13.1 and, if such failure is capable of remedy, the failure continues for 30 days after receipt by Lessee of notice from Lessor to Lessee;

            (d) REPRESENTATION: any representation or warranty made (or deemed to be repeated) by Lessee in or pursuant to this Agreement is or proves to have

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                  been incorrect in any material respect when made or deemed to be repeated and, if such incorrectness is capable of remedy, the same continues for 30 days after receipt of notice by Lessee from Lessor;

            (e)   CROSS DEFAULT:

                  (i) Financial Indebtedness of Lessee having a principal amount in the aggregate in excess of the Cross-Default Amount (or the equivalent thereof in other currencies) is or are not paid when due or within any originally agreed upon applicable grace period relating thereto; or

                  (ii) any such Financial Indebtedness becomes due prior to the date when it would otherwise have become due as a result of an event of default (howsoever described); or

                  (iii) any event of default, howsoever described, occurs under any Other Agreement; or

                  (iv) any event of default, howsoever described, occurs under any aircraft lease agreement in which Lessee is lessee and as a result thereof a dispossessory remedy is exercised by or on behalf of the lessor; provided that, should the relevant event of default not relate to payment of rent under such lease, such exercise of a dispossessory remedy is not frivolous or vexatious under prevailing circumstances.

            (f)   BANKRUPTCY, ETC.:

                  (i) Lessee or Guarantor shall consent to, or commence any case, proceeding or other action seeking, the appointment of a custodian, receiver, trustee, liquidator or other similar official of itself or of a substantial part of its property, or shall admit in writing its inability to pay its debts generally as they come due, or shall suspend payments on its indebtedness or a moratorium shall be declared in respect of all or a substantial part of the indebtedness of Lessee or Guarantor, or a court of competent jurisdiction shall determine that Lessee or Guarantor is generally not paying its debts as such debts become due, or Lessee or Guarantor shall make a general assignment for the benefit of creditors; or

                  (ii) Lessee or Guarantor shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization, suspension of payments (suspension de pagos) or relief with respect to it in a proceeding under any bankruptcy or insolvency or other similar laws (as now or hereafter in effect) or an answer admitting the material allegations of a petition filed against Lessee

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                        or Guarantor in any such proceeding, or Lessee or
                        Guarantor shall, by voluntary petition, answer or consent, seek relief under the provisions of any now existing or future bankruptcy, insolvency, liquidation, receivership, administrative receivership, administration, suspension of payments or other similar law providing for the reorganization or winding-up of debtors, or providing for an agreement, composition, extension or adjustment with its creditors; or

                  (iii) if the Lessee or Guarantor convenes a general meeting of its creditors with a view to a general readjustment or general rescheduling of its indebtedness (or a substantial part thereof); or

                  (iv) if the Lessee or Guarantor becomes or is declared insolvent (en quiebra) or in suspension of payments (suspension de pagos) or any application is made to any court for the Lessee or Guarantor to be declared insolvent (en quiebra) or in suspension of payments (suspension de pagos) or the Lessee or Guarantor is deemed for the purposes of any law of The Republic of Panama to be unable to pay its debts as they fall due or to be insolvent; and in the case of any such event which occurs without the consent of the Lessee, a period of 60 days shall have elapsed without such event being cured, dismissed, stayed or eliminated; or

                  (v) an order, judgment or decree shall be entered in any proceeding by any court of competent jurisdiction appointing, without the consent of Lessee or Guarantor, a custodian, receiver, trustee, liquidator or other similar official of Lessee or Guarantor or any substantial part of its property, or sequestering any substantial part of the property of Lessee or Guarantor (other than for the purposes of amalgamation, merger or reorganization not involving or arising out of insolvency), and any such order, judgment or decree or appointment or sequestration shall remain in force undismissed, unstayed or unvacated for a period of 60 days after the date of entry thereof; or

                  (vi) a petition against Lessee or Guarantor in a proceeding under applicable bankruptcy, insolvency or other similar laws, as now or hereafter in effect, shall be filed and shall not be stayed, withdrawn or dismissed within 60 days thereafter, or if, under the provisions of any law providing for reorganization or winding-up of debtors which may apply to Lessee or Guarantor, any court of competent jurisdiction shall assume jurisdiction, custody or control of Lessee or Guarantor of any substantial part of its property and such jurisdiction, custody or control shall remain in force

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                        unrelinquished, unstayed or unterminated for a period of
                        60 days; or

                  (vii) any additional proceeding similar to those referred to in paragraph (i), (ii), (iii), (iv), (v) or (vi) above for the relief of financially distressed debtors under the laws of the United States or The Republic of Panama or any other jurisdiction is instituted, taken or commenced by or against Lessee or Guarantor, voluntarily or involuntarily, and if involuntarily, has not been stayed or dismissed within 60 days.

            (g) SUSPENSION OF BUSINESS: Lessee ceases to operate as a regularly scheduled air carrier or suspends such operations for a period in excess of ninety (90) days other than as a result of war, insurrection, acts of terrorism, acts of God (such as fires, floods or earthquakes), labor strife or strike or regulatory order affecting all similarly situated operators of similar aircraft or all aircraft of the same type and vintage as the Aircraft; or

            (h) DISPOSAL: Lessee disposes, conveys or transfers all or substantially all of its assets, liquidates or dissolves or consolidates or merges with any other Person (whether by one or a series of transactions, related or not) except as permitted in Clause 8.8(c); or

            (i) DELIVERY: Lessee fails to accept delivery of the Aircraft when validly tendered pursuant to this Agreement by Lessor; or

            (j) REDELIVERY: Lessee fails to return the Aircraft to Lessor on the Final Expiry Date in accordance with Clause 12 and
                  Schedule 3, except as otherwise provided in Sub-Clause 12.3;
                  or

            (k) LITIGATION: a judgment for the payment of money not covered by insurance in excess of the Cross-Default Amount (or the equivalent thereof in other currencies) shall be rendered against Lessee or Guarantor and the same shall remain undischarged for a period of sixty (60) days, unless during such period, execution of such judgment shall have been effectively stayed by agreement of the parties involved or by court order or such judgment shall have been adequately bonded; or

            (l) ASSIGNMENT/TRANSFER/SUBLEASE: Lessee makes or permits any assignment or transfer of Lessee's interest in this Agreement, or of Lessee's right to possession of the Aircraft or the Airframe, or Lessee subleases the Aircraft, the Airframe or any Engine, in any case except as expressly permitted or required in this Agreement; or

            (m) ARREST/ATTACHMENT: Any arrest is made, or any attachment or other kind of judicial lien over the Aircraft is registered (excluding an attachment or

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                  judicial lien which constitutes a Permitted Lien), and such arrest, attachment or judicial lien is not discharged by Lessee within 60 days thereafter; or

            (n) APPROVALS: any consent, authorization, license, certificate or approval of or registration with or declaration to any Government Entity required in connection with this Agreement, including, without limitation:

                  (i) any authorization required by Lessee to obtain and transfer freely dollars (or any other relevant currency) out of any relevant country; or

                  (ii) any authorization required by Lessee to authorize, or required in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of this Agreement or any other Transaction Document or the performance by Lessee of its obligations under this Agreement or any other Transaction Document; or

                  (iii) the registration of the Aircraft or the Aircraft's
                        certificate of airworthiness; or

                  (iv) any airline license or air transport license required by Lessee,

            is withheld, or is revoked, suspended, cancelled, withdrawn, terminated or not renewed, or otherwise ceases to be in full force (other than, in the case of subclause (iii) above, as a result of any act or omission of Lessor or any party claiming by or through Lessor not resulting from an act or omission of the Lessee) and is not, as applicable, restored, replaced, returned, re-granted or renewed within sixty (60) days; or

            (o) ADVERSE CHANGE: any event or series of events occurs which, in the reasonable opinion of Lessor, might reasonably be expected to have a material adverse effect on the financial condition or operations of Lessee or on the ability of Lessee to comply with its obligations under this Agreement; or

            (p) UNLAWFUL: it is or becomes unlawful for Lessee (other than as a result of any act or omission of Lessor or any Person claiming by or through Lessor not attributable to an act or omission of Lessee) to perform any of its obligations under this Agreement or any other Transaction Document, or this Agreement or any other Transaction Document is or becomes wholly or partly invalid or unenforceable and the same continues for a period in excess of sixty (60) days; or

            (q) CHANGE OF CONTROL: Any Person or group of Persons acquires control of Lessee without the prior consent of Lessor, which consent shall not be

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                  unreasonably withheld or delayed. This Section 13.1(q) shall not apply in the event that a current shareholder or Affiliate of Lessee acquires control of Lessee. As used herein, the term "control" shall mean the direct or indirect right to control in excess of 50% of the voting shares of Lessee.

      13.2  RIGHTS AND REMEDIES:

            If an Event of Default occurs, Lessor may at its option (and without prejudice to any of its other rights under this Agreement), at any time thereafter so long as the same shall be continuing (without notice to Lessee except as specified or required under applicable law):

            (a) by notice to Lessee and with immediate effect cancel the leasing of the Aircraft (but without prejudice to the continuing obligations of Lessee under this Agreement), whereupon the Lease Term and all rights of Lessee under this Agreement shall cease; and/or

            (b) proceed by appropriate court action or actions to enforce performance of this Agreement including the payment of all Rent and all other amounts payable to Lessor or any Indemnitee pursuant to the terms of this Agreement; and/or

            (c) proceed by appropriate court action or actions to recover damages for the breach of this Agreement which shall include:

                  (i) all Rent and other amounts which are or become due and payable under this Agreement prior to (A) in the case of clause (ii)(a) below, the date Lessor re-leases the Aircraft, (B) in the case of clause (ii)(b) below (unless the proviso thereto is applicable), the date Lessor is tendered or obtains possession of the Aircraft, and (C) otherwise, the date Lessor specifies for payment of the amounts determined pursuant to this clause (c); or, in any case, if earlier, (x) the date on which Lessee tenders full payment of the amounts determined as provided in this clause (c), or (y) the date on which Lessor obtains or is tendered possession of the Aircraft (such applicable date, the "Reference Date");

                  (ii) an amount (the "Mitigated Rent Amount") equal to the aggregate Rent for the remainder of the Term (determined without reference to any right of Lessor to cancel the leasing of the Aircraft, whether or not such right is exercised), discounted periodically (equal to installment frequency) to present worth at the Discount Rate to the Reference Date, less the applicable amount, if any, set forth below:

                        (a) in the event that Lessor has re-let the Aircraft on terms (other than rental payment terms) which, taken as a whole, Lessor reasonably regards as being substantially similar to

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                              the terms of this Agreement, an amount equal to
                              the aggregate basic rental payments to become due under such re-lease for the period coinciding with the remainder of the Term (determined without reference to any right of Lessor to cancel the leasing of the Aircraft, whether or not such right is exercised), discounted periodically (equal to installment frequency) to present worth at the Discount Rate to the Reference Date; or

                        (b) in the event that Lessor elects to retain the Aircraft or has sold the Aircraft or has re-let the Aircraft on terms (other than rental payment terms) which, taken as a whole, Lessor does not reasonably regard as being substantially similar to the terms of this Agreement, an amount equal to the fair market rental value (determined pursuant to the Appraisal Procedure) of the Aircraft for the period commencing with the date that Lessor reasonably anticipates that the Aircraft could be re-let at such rental rate and ending with the date that the Term was scheduled to expire (determined without reference to any right of Lessor to cancel the leasing of the Aircraft, whether or not such right is exercised), discounted periodically (equal to installment frequency) to present worth at the Discount Rate to the Reference Date; provided that, if Lessor is unable after reasonable effort to dispose of the Aircraft or if circumstances reasonably indicate that such effort will not be availing, the Mitigated Rent Amount shall be determined pursuant to clause (ii) above without subtracting any amounts pursuant to this clause (b);

                  (iii) all costs, expenses and other incidental damages
                        incurred by Lessor in exercising its remedies hereunder or otherwise incurred by Lessor as a result of an Event of Default, including repossession costs, legal fees, Aircraft storage, preservation, shipment, repair, refurbishment, modification, maintenance and insurance costs, Aircraft re-lease or sale costs (including any costs incurred prepare the Aircraft for sale or lease, advertising costs, sale or lease costs (including commissions), in any way relating to the Aircraft or any Part, including to put the Aircraft in the condition required in Clause 12 and Schedule 3, or in the Redelivery Location, all such costs and incidental damages being referred to herein collectively as "Enforcement and Remarketing Costs";

                  (iv) without duplication, any loss, cost, expense or damage to Lessor's residual interest in the Aircraft, incurred by Lessor due to Lessee's failure to maintain the Aircraft in accordance with the terms of this Agreement or Lessee's failure to redeliver the Aircraft in the

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                        condition required by this Agreement, if any, including
                        any consequential loss of revenue or profits, all such amounts being referred to herein collectively as "Aircraft Condition Damages"; and

                  (v) without duplication, any premium, penalty or incremental expense which may be incurred as a result of such Event of Default in repaying funds received by Lessor to finance the Aircraft or in unwinding any financial instrument relating in whole or in part to Lessor's financing of the Aircraft, all such amounts being herein referred to collectively as "Unwind Expenses";

                  provided, however, that if the measure of damages provided in clauses (i)-(v) above is inadequate to place Lessor in the same economic position, on an After-Tax Basis, as Lessor would have been in if Lessee had timely performed each of its obligations under this Agreement, then Lessor shall be entitled to recover as damages such additional amount, giving due credit for payments or proceeds of dispositions of the Aircraft, as is necessary to place Lessor in such economic position; and/or

            (d)   either:

                  (i) enter upon the premises where all or any part of the Aircraft and/or any Engine is located and take immediate possession of and, at Lessor's sole option, remove the same, all without liability accruing to Lessor for or by reason of such entry or taking of possession whether for the restoration of damage to property, conversion or otherwise, caused by such entry or taking, except damages caused by Lessor's gross negligence or willful misconduct; or

                  (ii) by delivering notice to Lessee, require Lessee to redeliver the Aircraft and/or any Engine to Lessor at the Redelivery Location on the date specified in such notice and in all respects in the condition required by this Agreement upon the return pursuant to Clause 12 (it being understood that Lessee shall not delay any such return for the purpose of placing the Aircraft and/or any Engine in such condition, but shall nevertheless be liable to Lessor for the failure of the Aircraft and/or any Engine to be in such condition); and/or

            (e) sell at private or public sale, as Lessor may determine, or hold, use, operate or lease to others the Aircraft and/or any Engine as Lessor in its sole discretion may determine, all free and clear of any rights of Lessee as if this Agreement had not been entered into, it being agreed that Lessor shall have no obligation or duty to sell the Aircraft and/or any Engine and Lessor shall be obligated to attempt to re-lease the Aircraft only to the

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                  extent, if any, that it is required to do so under Article 2A of the UCC; and/or

            (f) by written notice to Lessee specifying a payment date (which shall be a date not earlier than five (5) Business Days following the date of such notice), Lessor may demand that Lessee pay to Lessor, and Lessee shall pay to Lessor on the payment date specified in such notice (in lieu of the Rent due for the period commencing after the date specified for payment in such notice) the sum of the following amounts:

                  (i) all Rent and other amounts which are, or will become, due and payable under this Agreement prior to the Reference Date (references therein to clause (c) being deemed references to this clause (f));

                  (ii)  an amount equal to the Mitigated Rent Amount; and

                  (iii) an amount equal to Lessor's reasonably anticipated
                        Enforcement and Remarketing Costs, Unwind Expenses and Aircraft Condition Damages;

                  provided, however, that if the measure of damages provided in clauses (i)-(ii) above is inadequate to place Lessor in the same economic position, on an After-Tax Basis, as Lessor would have been in if Lessee had timely performed each of its obligations under this Agreement, then Lessor shall be entitled to recover as damages such additional amount, giving due credit for payments or proceeds of dispositions of the Aircraft, as is necessary to place Lessor in such economic position; it being understood that (subject to any final non-appealable judgment of a court of competent jurisdiction), to the extent that any of the foregoing amounts in clause
                  (iii) above represents an estimate by Lessor of losses, damages, costs or expenses which Lessor reasonably anticipates to incur, (x) Lessor shall adjust (upward or downward, as the case may be) the amount thereof as needed to reflect the actual amount of such losses, damages, costs or expenses incurred by Lessor when substantially all of such amounts become known to Lessor, but Lessee shall remain obligated to pay the amount demanded by Lessor in accordance with clause
                  (iii) above (subject to such subsequent adjustment) and (y) notwithstanding the amount specified in such demand, Lessor shall be entitled to claim such other (and greater) amount as described in subclause (x) in any action against Lessee hereunder; and/or

            (g) draw upon the Security Deposit and apply such amounts to any amounts owing to Lessor hereunder,

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            In addition to the foregoing, Lessor shall be entitled to exercise such other rights and remedies as may be available under applicable law and Lessee shall be liable on an After-Tax Basis for, and shall pay Lessor on demand interest on all unpaid amounts at the Interest Rate, from the due date until the date of payment in full.

            Lessee hereby agrees that, in the event of the return to or repossession by Lessor of the Aircraft and/or any Engine or any Part, any rights in any warranty (express or implied) previously assigned to Lessee or otherwise held by Lessee shall without further act, notice or writing be assigned or reassigned to Lessor, if assignable, subject to the terms hereof.

            No remedy referred to in this Clause 13 is intended to be exclusive, but, to the extent permissible under this Agreement or under applicable law, each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity; and the exercise or beginning of exercise by Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by Lessor of any or all of such other remedies; provided, however, that nothing in this Clause 13 shall be construed to permit Lessor to obtain a duplicate recovery of any element of damages to which Lessor is entitled or to obtain damages in excess of those permitted by law. No express or implied waiver by Lessor of any Default or Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Default or Event of Default.

      13.3  POWER OF ATTORNEY:

            Lessee hereby appoints Lessor as the attorney-in-fact of Lessee, with full authority in the place and stead of Lessee and in the name of Lessee or otherwise, for the purpose of carrying out the provisions of this Agreement in accordance with the terms and conditions hereof and taking any action and executing any instrument that Lessor may, acting reasonably, deem necessary or advisable to accomplish the purposes hereof (including, but not limited to, the return of the Aircraft and, upon termination or cancellation of this Agreement, the removal of this Agreement from public records); provided, however, that Lessor may only take action or execute instruments under this Clause 13 after an Event of Default has occurred and while it is continuing. Lessee hereby declares that the foregoing powers are granted for valuable consideration, constitute powers granted as security for the performance of the obligations of Lessee hereunder and are coupled with an interest and shall be irrevocable. Without limiting the generality of the foregoing or any other rights of Lessor under this Agreement, upon the occurrence and during the continuation of an Event of Default, Lessor shall have the sole and exclusive right and power to (i) settle, compromise, adjust or defend any actions, suits or proceedings relating to or pertaining to the Engine, any Part or this Agreement (other than suits between the parties hereto) and (ii) make proof of loss, appear in and prosecute any action arising from any policy or policies of insurance maintained pursuant to this Agreement, and settle, adjust or

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            compromise any claims for loss, damage or destruction under, or take any other action in respect of, any such policy or policies, but, in no event, may settle any matter by means of an admission of liability on the part of Lessee unless required by law to do so.

14.   ASSIGNMENT

      14.1  ASSIGNMENT BY LESSEE:

            LESSEE WILL NOT ASSIGN, DELEGATE OR OTHERWISE TRANSFER (VOLUNTARILY, INVOLUNTARILY, BY OPERATION OF LAW OR OTHERWISE) ANY OF ITS RIGHTS OR OBLIGATIONS UNDER THIS AGREEMENT EXCEPT IN CONNECTION WITH A TRANSACTION PERMITTED BY CLAUSE 8.8(C), OR CREATE OR PERMIT TO EXIST ANY SECURITY INTEREST (OTHER THAN PERMITTED LIENS) OVER ANY OF ITS RIGHTS UNDER THIS AGREEMENT, AND ANY ATTEMPT TO DO SO SHALL BE NULL AND VOID.

      14.2  ASSIGNMENT BY LESSOR:

            (a) Lessor or Owner may sell, assign or transfer all or any of their respective rights under this Agreement and in the Aircraft (a "Transfer") subject to compliance with the following conditions:

                  (i) the proposed purchaser, assignee or transferee (the "Transferee") shall confirm, in favor of Lessee and Guarantor, in writing its undertaking to perform the obligations of Lessor under this Agreement and other Transaction Documents (including without limitation, all obligations in respect of any Security Deposit, proceeds of insurance and/or Supplemental Rent), to the extent the same arise on or after the effective date of Transfer and confirm Lessor's covenant of quiet enjoyment which confirmations shall be reasonably satisfactory to Lessee, whereupon Lessor or Owner, as the case may be, will be released from its obligations under this Agreement and the Participation Agreement;

                  (ii) the Transfer will not increase Lessee's and Guarantor's indemnity or other obligations (including with respect to withholding taxes) under this Agreement or the Guaranty, as applicable or diminish Lessee's rights under this Agreement (to be determined in each case at the time of such Transfer by applying all applicable laws as are in effect on the effective date of the Transfer or which have been enacted on or prior to such effective date but scheduled to come into effect thereafter); and

                  (iii) unless an Event of Default has occurred and is
                        continuing, Lessor shall be responsible for and pay (on or promptly after the time of

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                        such Transfer) Lessee's and Guarantor's legal and other
                        costs incurred in respect of such Transfer;

                  (iv) the Transferee shall not be in bankruptcy or similar proceedings at the time of the transfer;

                  (v) no Transferee shall be an air carrier or Affiliate (other than a financial institution or credit company) of an air carrier in competition with Lessee and operating similar aircraft; and

                  (vi) the Transferee shall confirm in writing its agreement to keep the trust structure, or another tax structure not materially adversely affecting the tax position of this Lessee, in place.

            (b) Notwithstanding any such Transfer, Lessor, Owner and Beneficiary will remain entitled to the benefit of each indemnity under this Agreement to the extent that any claim thereunder relates to any period prior to the effective date of such Transfer, and shall remain entitled to the benefit of the liability insurances effected pursuant to this Agreement for a period of two years following the effective date of such Transfer.

            (c) Upon and subject to compliance by Lessor and any Transferee with the terms and conditions of Clause 14.2(a), Lessee shall execute and deliver in connection with such Transfer such documents and assurances (including a consent to the Transfer) and take such further action at Lessor's cost (unless an Event of Default has occurred and is continuing) as Lessor may reasonably request to establish or protect the rights and remedies created or intended to be created in favor of Transferee in connection with such Transfer.

      14.3  GRANTS OF SECURITY INTERESTS:

            Lessor or Owner shall be entitled at any time after the Delivery Date to grant a Security Interest in the Aircraft or its right, title and interest in this Agreement (each, an "Additional Mortgage") in favor of any Financing Party (each, an "Additional Mortgagee") provided the same shall not result in an increase of Lessee's obligations or liabilities hereunder on the date of such transaction nor restrict Lessee's rights in respect of this Agreement or the Aircraft. In the case of any such grant by Lessor or Owner of an Additional Mortgage to an Additional Mortgagee in all or any portion of Lessor's or Owner's rights, title and interest in and to the Aircraft and this Agreement, subject to this Clause 14.3 and to Lessee receiving a letter of quiet enjoyment substantially similar to Part 4 of Schedule 5 (and including the additional paragraphs set forth in Part 5 of Schedule 5 if the Additional Mortgage includes an Assignment (or such substantially similar wording as Lessor and Lessee may agree)) from such Additional Mortgage and notice of assignment in a form reasonably acceptable to Lessee, Lessee shall

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            promptly, at the specific written request of Lessor, as the case may be, and with Lessor or Owner, as the case may be, paying all of Lessee's out-of-pocket costs and expenses execute an acknowledgement of assignment in such form as Lessor or Owner, as the case may be, may reasonably request.

15.   MISCELLANEOUS

      15.1  SURVIVAL:

            All provisions of this Agreement constituting an obligation on the part of either party to indemnify the other party or any other Indemnitee shall survive the expiration or any termination or cancellation of this Agreement and shall continue in full force and effect.

      15.2  WAIVERS, REMEDIES CUMULATIVE:

            The rights under this Agreement:

                  (i)   may be exercised as often as necessary;

                  (ii) are cumulative and not exclusive of its rights under any law; and

                  (iii) may be waived only in writing and specifically.

            Delay in exercising or nonexercise of any such right will not constitute a waiver of that right.

      15.3  DELEGATION:

            Lessor may delegate to any Person or Persons all or any of the trusts, powers or discretions vested in it by these presents and any such delegation may be made upon such terms and conditions and subject to such regulations (including power to subdelegate) as Lessor in its absolute discretion thinks fit, provided no such delegation shall affect the rights, obligations or liabilities of Lessee or Guarantor.

      15.4  CERTIFICATES:

            Save where expressly provided in this Agreement, any determination by Lessor (in accordance with the terms of this Agreement) as to any rate of interest payable under this Agreement will, in the absence of manifest error, be conclusive and binding on Lessee.

      15.5  APPROPRIATION:

            If any sum paid or recovered in respect of the liabilities of Lessee under this Agreement is less than the amount then due, Lessor may apply that sum to amounts due under this Agreement in such proportions and order and generally in

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            such manner as Lessor, acting reasonably, may determine and, upon written request, notify Lessee of such application.

      15.6  SEVERABILITY:

            If a provision of this Agreement is or becomes illegal, invalid or unenforceable in any jurisdiction, that will not affect:

            (a) the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement; or

            (b) the legality, validity or enforceability in any other jurisdiction of that or any other provision of this Agreement.

      15.7  REMEDY:

            If Lessee fails to comply with any provision of this Agreement, Lessor may, without being in any way obliged to do so or responsible for so doing and without prejudice to the ability of Lessor to treat the noncompliance as a Default or an Event of Default, effect compliance on behalf of Lessee, whereupon Lessee shall become liable to pay immediately any sums expended by Lessor together with all costs and expenses (including legal costs) in connection therewith.

      15.8  EXPENSES:

            (a) Each of Lessor and Lessee will pay its own expenses (including legal, professional, and out-of-pocket expenses) incurred or payable in connection with the negotiation, preparation, and execution of this Agreement;

            (b) Without duplication of any other amounts payable by Lessee hereunder, Lessee will pay to Lessor promptly following demand all reasonable expenses (including legal, professional, and out-of-pocket expenses) related to any amendment to or extension of any other documentation in connection with, or the granting of any waiver or consent under, this Agreement which has been requested by Lessee;

            (c) Lessor will pay to Lessee promptly following demand all reasonable expenses (including legal, professional, and out-of-pocket expenses) related to any amendment to or extension of any other documentation in connection with, or the granting of any waiver or consent under, this Agreement which has been requested by Lessor unless the same arises out of, or is connected with, the occurrence of an Event of Default;

            (d) Without duplication of any other amounts payable by Lessee hereunder, Lessee will pay to Lessor promptly following demand all reasonable expenses (including legal and other costs) payable or incurred by Lessor in

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                  connection with the enforcement of or preservation of any of
                  Lessor's rights under, this Agreement, or in respect of the repossession of the Aircraft; and

            (e) Except as provided in clause 14.2(a)(ii), Lessee will pay to Lessor promptly following demand all reasonable expenses (including legal, survey and other costs) payable or incurred by Lessor in connection with (i) up to $2,000 with respect to the Trust Agreement and the tax structure of this transaction, and (ii) the filing or recording of this Agreement in the Country of Registration, the Habitual Base and other states (as appropriate given the operation of the Aircraft), including, in each case, the provision of legal opinions, tax advice (to the extent related to the Trust Agreement and the tax structure of this transaction), stamp duties, notarial fees, translations and registrations, if required by either Lessor or Lessee.

            All expenses payable pursuant to this Clause 15.8 will be paid in the currency in which they are incurred by Lessor or Lessee, as the case may be.

      15.9  TIME OF ESSENCE:

            The time stipulated in this Agreement for all payments and for the performance of all other obligations under this Agreement will be of the essence of this Agreement.

      15.10 NOTICES:

            All notices under, or in connection with, this Agreement will, unless otherwise stated, be given in writing by letter or facsimile. Any such notice is deemed effectively to be given as follows:

                  (i)   if by letter, when delivered;

                  (i) if by facsimile, when transmitted and full transmission has been separately notified by telephone by the transmitting party.

            The address, facsimile and telephone numbers of Lessee and Lessor are as follows:

            Lessee:      Address:         Compania Panamena de Aviacion, S.A.
                                          Avenida Justo Arosemena y Calle 39
                                          Apartado 1572
                                          Panama 1, Republic of Panama
                         Attn:            Vice President - Finance
                         Facsimile:       011.507.227.2522
                         Telephone:       011.507.227.2623

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            Lessor:      Address:         WELLS FARGO BANK NORTHWEST, N.A.
                                          299 South Main Street
                                          Salt Lake City, Utah 84111

                         Attn:            Corporate Trust Department
                         Facsimile:       +1 (801) 246-5053
                         Telephone:       +1 (801) 246-5630

      15.11 LAW AND JURISDICTION:

            (a) This Agreement is governed by the Governing Law including all matters of construction, validity and performance. This Agreement is delivered in the State of New York;

            (b) Both parties agree that the Supreme Court of the County of New York, State of New York and the federal courts of the United States of America sitting in the Southern District of New York are to have jurisdiction to settle any disputes that may arise in connection with or arising out of the legal relationships established by this Agreement (including, without limitation, claims for set-off or counterclaim) and the other Transaction Documents or otherwise arising in connection with this Agreement and the other Transaction Documents. Both parties hereby irrevocably and unconditionally submit to the jurisdiction of the Supreme Court of the City of New York, State of New York and the federal courts of the United States of America sitting in the Southern District of New York. The submission to such jurisdiction shall not (and shall not be construed so as to) limit the rights of any party to take proceedings against any other party in any other court of competent jurisdiction, nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not;

            (c) Nothing in this Clause limits the right of either party to bring proceedings against the other in connection with this
                  Agreement:

                  (i)   in any other court of competent jurisdiction; or

                  (ii)  concurrently in more than one jurisdiction.

            (d)   Each party irrevocably and unconditionally:

                  (i) agrees that if the other party brings legal proceedings against it or its assets in relation to this Agreement no immunity from such legal proceedings (which will be deemed to include, to the extent available, suit, attachment prior to judgment, other attachment, the

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                        obtaining of judgment, execution or other enforcement)
                        will be claimed by or on behalf of itself or with respect to its assets;

                  (ii) waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, the defense of sovereign immunity, any claim that it is not personally subject to the jurisdiction of the above-named courts by reason of sovereign immunity or otherwise or that it is immune from any legal process (whether thorough service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself of its property, or any objection on the grounds of venue or forum non conveniens or any similar grounds; and

                  (iii) consents generally in respect of any such proceedings to the giving of any relief or the issue of any process in connection with such proceedings including, without limitation, the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such proceedings.

            (e)   Each party:

                  (i) irrevocably waives objection to the Supreme Court of the County of New York, State of New York and the federal courts of the United States of America sitting in the Southern District of New York on grounds of venue or inconvenient forum or otherwise as regards proceedings in connection with this Agreement; and

                  (ii) agrees that a final (no longer appealable) judgment or order of a court of the State of New York or a federal court of the United States of America sitting in the Southern District of New York in connection with this Agreement is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction.

            (f) EACH OF LESSEE AND LESSOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY ALL RIGHTS TO A JURY TRIAL IN RESPECT OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR THE LESSOR/LESSEE RELATIONSHIP BEING ESTABLISHED), INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND OTHER COMMON LAW AND STATUTORY CLAIMS. EACH OF LESSOR AND LESSEE REPRESENTS AND WARRANTS THAT IT VOLUNTARILY

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                  WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH ITS
                  LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS. IN THE EVENT OF LITIGATION, THIS CLAUSE MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT;

            (g) The parties hereto agree that, in the event of non-compliance with any of its obligations under this Agreement by Lessee, Lessor may bring an action against Lessee in respect of such non-compliance under the laws of the state of New York or under the laws governing civil aviation of the Republic of Panama, or in any jurisdiction where Lessee or any of its assets may be found. Lessee acknowledges that the laws governing civil aviation of the Republic of Panama, in Articles 20 and 24 of Law 21 of January 29, 2003, authorize Lessor, in the event of non-compliance with any of its obligations under this Agreement by Lessee, to terminate this Agreement and take possession and material control of the Aircraft in accordance with the terms of this Agreement, without notice or judicial procedure; and

            (h) Lessee shall at all times maintain an agent for service of process in New York. Such agent shall be Corporate Service Company (CSC), 1133 Avenue of the Americas, Suite 3100, New York, New York 10036, and any claim form, judgment or other notice of legal process shall be sufficiently served on Lessee if delivered to such agent at its address for the time being. If for any reason, such agent no longer serves as agent of Lessee to receive service of process in New York, Lessee shall promptly appoint another agent and advise Lessor thereof.

      15.12 SOLE AND ENTIRE AGREEMENT:

            (a) ENTIRE AGREEMENT; AMENDMENTS: This Agreement and the other Transaction Documents are the sole and entire agreement between Lessor and Lessee in relation to the leasing of the Aircraft, and supersede all previous agreements in relation to that leasing. Any amendments hereto shall be made in writing and signed on behalf of Lessor and Lessee; and

            (b)   TRUE LEASE: The parties intend and agree that this Agreement:

                  (i) constitutes a "true lease" and not a "security interest" as defined in Section 1-201(37) of the UCC; and

                  (ii) confers only a leasehold interest on Lessee in and to the Aircraft on and subject to the terms of this Agreement, and no ownership or

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                        other interest with respect to the Aircraft is provided
                        to Lessee under this Agreement.

                  Lessee shall not file any tax return that is inconsistent with the provisions of this Clause 15.12(b).

      15.13 INDEMNITIES:

            All rights expressed to be granted to each Indemnitee under this Agreement (other than Lessor and Beneficiary) are given to Lessor on behalf of that Indemnitee.

      15.14 COUNTERPARTS:

            This Agreement may be executed in counterparts each fully-executed set of which will constitute one and the same document.

      15.15 LANGUAGE:

            All notices to be given under this Agreement will be in English. All documents delivered to Lessor pursuant to this Agreement will be in English, or if not in English, will be accompanied by a certified English translation. If there is any inconsistency between the English version of this Agreement and any version in any other language, the English version will prevail.

      15.16 NO BROKERS:

            Each party agrees to indemnify and hold the other harmless from and against any and all claims, suits, damages, costs and expenses (including, but not limited to, reasonable attorneys' fees) asserted by any agent, broker or other third party for any commission or compensation of any nature whatsoever based upon the lease of the Aircraft, if such claim, suit, damage, cost or expense arises out of any action or alleged action by the indemnifying party, its employees or agents.

      15.17 CONFIDENTIALITY:

            (a) Each of Lessor and Lessee agrees that it will endeavor to keep all terms and provisions of this Agreement and the agreements and documents related hereto, and all other information, material, documents and data furnished by the other party hereunder as confidential (except Aircraft Documents), and that all such other information, material, documents and data will not be furnished or disclosed by it to any other Person, firm or corporation except (to the extent that such Person agrees to be bound by the confidentiality standards of this Clause) Beneficiary, any Financing Party, the Manufacturer, the manufacturer of the Engines, the Air Authority or such other governmental agency that may require submission of other information, material, documents or data), without the other party's prior written consent; provided, however, that both parties hereby

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                  consent to the disclosure of any and all such confidential information to their respective boards of directors and the boards of directors of their respective affiliates; creditors, Beneficiary, the Financing Parties and lawyers, accountants and others providing professional services to Lessee, Lessor, Beneficiary or any Financing Party; provided further that neither party or other Person shall be deemed to be in breach of this provision by virtue of it making any filing for public record which is required under the laws of the Country of Incorporation, the State of New York or the federal laws of the United States of America; and

            (b) The restrictions in Clause 15.17(a) with respect to disclosure of confidential information shall not apply to any information which any party demonstrates (i) becomes available to the public other than as a result of a disclosure by such party or its representatives; (ii) was available to such party on a nonconfidential basis prior to its disclosure pursuant to this Agreement; (iii) becomes available to such party on a nonconfidential basis from a source other than the other party hereto or its representatives, (iv) it is compelled to or required to disclose by legal action; (v) is required in connection with any litigation hereunder; (vi) is required in connection with a disposition or other transfer of rights permitted or consented to in writing by both parties hereunder; or (vii) is required or advised based on legal advice of counsel in order to protect and perfect the interests and rights of Lessor hereunder; provided the proposed transferee agrees in writing to be bound by the provisions of this Clause 15.17, each party shall only be required to use the same degree of care to prevent unauthorized disclosure of the information described above as it would use to prevent the disclosure of its own commercial and financial information of the same or similar nature and which it considers proprietary or confidential.

      15.18 LIABILITY OF LESSOR LIMITED:

            It is expressly agreed and understood that all representations, warranties and undertakings of Lessor hereunder shall be binding upon Lessor only in its capacity as trustee under the Trust Agreement, and neither the institution acting as Lessor nor the Beneficiary shall be liable in its individual capacity for any breach of Lessor's representations, warranties and undertakings except in the case of the institution acting as Lessor for breach of its own covenants, representations and warranties contained herein, to the extent covenanted or made in its individual capacity.

16.   DISCLAIMERS AND WAIVERS

            LESSOR AND LESSEE AGREE THAT THE DISCLAIMERS, WAIVERS AND CONFIRMATIONS SET FORTH IN CLAUSES 16.1 TO 16.3 BELOW SHALL APPLY AT ALL TIMES DURING THE TERM WITH EFFECT FROM

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            LESSEE'S ACCEPTANCE OF THE AIRCRAFT BY EXECUTION OF THE LEASE
            SUPPLEMENT NO.1, WHICH SHALL BE CONCLUSIVE EVIDENCE THAT LESSEE HAS FULLY INSPECTED THE AIRCRAFT AND EVERY PART THEREOF AND THAT THE AIRCRAFT, THE ENGINES, THE PARTS AND THE AIRCRAFT DOCUMENTS ARE, AS BETWEEN LESSOR AND LESSEE, TECHNICALLY ACCEPTABLE AND ARE IN SUITABLE CONDITION FOR DELIVERY TO AND ACCEPTANCE BY LESSEE.

      16.1  EXCLUSION:

            THE AIRCRAFT IS DELIVERED "AS IS, WHERE IS" AND LESSEE AGREES AND ACKNOWLEDGES THAT AS BETWEEN LESSOR AND LESSEE:

            (A) EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, NONE OF LESSOR, OWNER OR BENEFICIARY WILL BE DEEMED TO HAVE MADE OR GIVEN, (WHETHER BY VIRTUE OF HAVING DONE OR FAILED TO DO ANY ACT, OR HAVING ACQUIRED OR FAILED TO ACQUIRE ANY STATUS UNDER OR IN RELATION TO THIS AGREEMENT OR OTHERWISE), AND WILL NOT HAVE ANY LIABILITY IN RELATION TO, ANY WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, WITH RESPECT TO, THE AIRCRAFT, ANY ENGINE OR ANY PART, INCLUDING BUT NOT LIMITED
                  TO: THE DESCRIPTION, AIRWORTHINESS, MERCHANTABILITY, COMPLIANCE WITH SPECIFICATIONS, OPERATION, FREEDOM FROM INFRINGEMENT OF PATENT OR OTHER PROPRIETARY RIGHTS, FITNESS FOR ANY PARTICULAR USE OR PURPOSE, VALUE, DURABILITY, CONDITION, OR DESIGN, OF THE AIRCRAFT OR ANY PART, OR AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP, THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, OR AS TO ANY OTHER MATTER WHATSOEVER, EXPRESS OR IMPLIED (INCLUDING ANY IMPLIED WARRANTY ARISING FROM A COURSE OF PERFORMANCE OR DEALING OR USAGE OF TRADE) WITH RESPECT TO THE AIRCRAFT, ANY ENGINE OR ANY PART; OR

            (B) EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, NONE OF LESSOR, OWNER OR BENEFICIARY SHALL HAVE ANY OBLIGATION OR LIABILITY WHATSOEVER TO LESSEE (WHETHER ARISING IN CONTRACT OR IN TORT, AND WHETHER ARISING BY REFERENCE TO NEGLIGENCE OR STRICT LIABILITY OF LESSOR OR OTHERWISE) FOR:

                  (i) ANY LIABILITY, LOSS OR DAMAGE CAUSED OR ALLEGED TO BE CAUSED DIRECTLY OR INDIRECTLY BY

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                        THE AIRCRAFT OR ANY ENGINE OR BY ANY INADEQUACY THEREOF
                        OR DEFICIENCY OR DEFECT THEREIN OR BY ANY OTHER CIRCUMSTANCE IN CONNECTION THEREWITH;

                  (ii) THE USE, OPERATION OR PERFORMANCE OF THE AIRCRAFT OR ANY RISKS RELATING THERETO;

                  (iii) ANY INTERRUPTION OF SERVICE, LOSS OF BUSINESS OR
                        ANTICIPATED PROFITS OR ANY INDIRECT OR CONSEQUENTIAL LOSS OR DAMAGE; OR

                  (iv) THE DELIVERY, OPERATION, SERVICING, MAINTENANCE, REPAIR, IMPROVEMENT OR REPLACEMENT OF THE AIRCRAFT, ANY ENGINE OR ANY PART;

      16.2  WAIVER:

            LESSEE HEREBY WAIVES, AS BETWEEN ITSELF AND LESSOR, ALL ITS RIGHTS IN RESPECT OF ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, ON THE PART OF LESSOR THAT IS DISCLAIMED HEREIN AND ALL CLAIMS AGAINST LESSOR HOWSOEVER AND WHENEVER ARISING AT ANY TIME IN RESPECT OF OR OUT OF ANY OF THE MATTERS WAIVED OR DISCLAIMED IN CLAUSE 16.1.

      16.3  DISCLAIMER OF CONSEQUENTIAL DAMAGES:

            LESSEE AGREES THAT IT SHALL NOT BE ENTITLED TO RECOVER, AND HEREBY DISCLAIMS AND WAIVES ANY RIGHT THAT IT MAY OTHERWISE HAVE TO RECOVER, LOST PROFITS OR REVENUES OR CONSEQUENTIAL DAMAGES (AS DEFINED IN SECTION 2A-520 OF THE UNIFORM COMMERCIAL CODE OR OTHERWISE) AS A RESULT OF ANY BREACH OR ALLEGED BREACH BY LESSOR OF ANY OF THE AGREEMENTS, REPRESENTATIONS OR WARRANTIES OF LESSOR CONTAINED HEREIN.

      16.4  CONFIRMATION:

            LESSEE CONFIRMS THAT IT IS FULLY AWARE OF THE PROVISIONS OF THIS CLAUSE 16 AND ACKNOWLEDGES THAT RENT AND OTHER AMOUNTS HAVE BEEN CALCULATED NOTWITHSTANDING ITS PROVISIONS.

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                                   SCHEDULE 1

                                     PART 1

                             DESCRIPTION OF AIRCRAFT

AIRCRAFT

Manufacturer:                       The Boeing Company

Model:                              B737-800

Serial Number:                      29670

Maximum Take Off Weight (MTOW):     174,200 lbs.

Maximum Landing Weight (MLW):       146,300 lbs.

Maximum Zero Fuel Weight (MZFW):    138,300 lbs.

Specification:                      Manufacturer's detailed specification number
                                    D6-38808-43-1 Revision A, dated October 31,
                                    2003 for B737-800NG model designation
                                    B737-8V3, including all Boeing Options and related Seller Furnished Equipment, Buyer
                                    Furnished Equipment and Seller Furnished
                                    Equipment.

ENGINES

Manufacturer:                       Two (2) CFM International, Inc.

Model: CFM56-7B26, rated at 26,300 lbs static take off thrust

Serial Numbers:                     [TBA] and [TBA]

APU

Manufacturer:                       Honeywell

Model:                              [TBA]

Serial Number:                      [TBA]

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Delivery Condition Requirements

1. The Aircraft shall conform to the Description set out herein, as modified in accordance with Manufacturer approved service bulletins issued with respect to the aircraft on or prior to the Sale Date.

2. With a Certificate of Airworthiness for Export issued by the FAA valid on the date of original new delivery from the Manufacturer in compliance with all FAA AD's and FAR's to FAR 121 Standard

3. With a LOPA (Lay Out Passenger Arrangement) in accordance with Boeing database LOPA-378-1244 with 155 (14 business and 141 economy) class seating

And in addition;

4.    With MAS IFE Installed post Delivery

5.    With blended winglets installed post Delivery

      Note: The above post delivery modifications, items 5 & 6 above, will be the responsibility of Lessee and to Lessee's account. However, Lessor will reimburse Lessee the full amount of incorporating such modifications including installation at cost, up to $950,000 (October 2003 dollars) upon presentation with an invoice for the same.

With customary Lessor assignment to Lessee of all airframe, engine and equipment warranties applicable to the Aircraft.

                                     PART 2

                               AIRCRAFT DOCUMENTS

I.      AIRCRAFT DOCUMENTS AT DELIVERY

        At Delivery, the following manuals and technical records will be delivered to Lessee:

        FLIGHT OPERATIONS

1     Airplane Flight Manual

2     Operations Manual

3     Quick Reference Handbook

4     Weight and Balance Manual

5     Dispatch Deviation Procedures Guide

6     Flight Crew Training Manual

7     Performance Engineer's Manual

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8     Jet Transport Performance Methods

9     FMC Supplemental Data Document

10    Operational Performance Software

11    Fault Reporting Manual

12    ETOPS Guide Vol. III

13    Flight Planning and Performance Manual

         MAINTENANCE

14    Aircraft Maintenance Manual

15    Wiring Diagram Manual

16    Systems Schematics Manual

17    Structural Repair Manual

18    Overhaul/Component Practices Manual

19    Standard Overhaul Practices Manual

20    Standard Wiring Practices Manual

21    Non-Destructive Test Manual

22    Services Bulletins and Index

23    Corrosion Prevention Manual

24    Fault Isolation Manual

25    Fuel Measuring Stick Manual

26    Power Plan Buildup Manual

27    In Service Activity Report (online only and not listed on worksheet)

28    All Operator Letters

29    Service Letters

30    Structural Item Interim Advisory

31    Maintenance Tips

32    Combined Index

         MAINTENANCE PLANNING

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33    Maintenance Planning Data Document

34 Maintenance Planning Data Tasks Masterfile (including in the digital version only to the Maintenance Task Cards)

35    Maintenance Task Cards and Index

36    Airline Maintenance Inspection Intervals Report

37    ETOPS Guide Vol. II

38    Configuration Maintenance and Procedures for Extended Range Operations

         SPARES

39    Illustrated Parts Catalog

40    Standards Books

      FACILITIES AND EQUIPMENT PLANNING

41    Facilities and Equipment Planning Document

42    Special Tool and Ground Handling Equipment Drawings (online only) and
      Index

43    Supplementary Tooling Documentation

44    Illustrated Tool and Equipment List/Manual

45    Aircraft Recovery Document

46    Airplane Characteristics for Airport Planning Document

47    Airplane Rescue and Fire Fighting Document

48    Engine Ground Handling Document

49    ETOPS Guide Vol. I

      SUPPLIER TECHNICAL DATA

50    Service Bulletins

51    Ground Support Equipment Data

52    Provisioning Information

53    Component Maintenance/Overhaul Manuals and Index

54    Publications Index

55    Product Support Supplier Directory

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II.   AIRCRAFT DOCUMENTS DURING TERM AND AT RETURN

Lessee shall maintain all documents, manuals, data, overhaul records, records evidencing life limited part traceability to "zero time since new," log books original new delivery documents, component records, applicable and required FAA forms, modifications records and inspection records relating to the Aircraft, each Engine and each Part in accordance with the requirements of Clause 8.10 of this Agreement and in compliance with FAR 91.417 and FAR 121.380 during the Term, and on the Final Expiry Date, Lessee shall return the Aircraft to Lessor together with all such records, documents and manuals. Without limiting the generality of the foregoing, the records required to be maintained by Lessee during the Term include all of the following, and all of the documents and manuals listed under Clause I of this Part 2 of this Schedule 1:

                                 A. CERTIFICATES

1     Certificate of Airworthiness (current)

2     Current Aircraft Registration Certificate

3     Export Certificate of Airworthiness (Air Authority)

4     Copy of Radio Station License (current)

5     Noise certificate (current)

6 Export Certificate of Airworthiness (original new delivery for Aircraft and each Engine)

7     Registration cancellation notice (Air Authority)

8     Copy of Air Operator Certificate

9     Certificate of Most Recent Release to Service

10    All Supplemental Type Certificates (STC) applied to the Aircraft

                          B. AIRCRAFT STATUS SUMMARIES

      Each status summary shall be in the English language and be certified by operator's Quality Control or Quality Assurance as being an accurate representation of aircraft status at transfer. All status summary documents to be signed and dated on first page by the Lessee's Manager of Aircraft Records or other appropriate individual.

1 Aircraft record of flight time and cycles (listing accumulated hours and cycles on specific dates).

2 Airworthiness Directive Applicability and Compliance Status Reports (Airframe, Engines and Appliances) Format/content as follows:

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            (a)   Airworthiness Directives listed in a chronological order; and

            (b) All Airworthiness Directives applicable to the Aircraft, Engine, APU or Aircraft Appliance type listed as follows:

                  -     AD number;

                  -     AD effective date;

                  -     title;

                  -     applicability status;

                  -     accomplishment status;

                  -     date or hours/cycles at last accomplishment action; and

                  -     date or hours/cycles of next action due (if applicable).

3 Manufacturer's Airworthiness Directive compliance status at time of manufacture as provided by Manufacturer at Aircraft Delivery.

4 Complete listing of all Engineering Orders accomplished against the Aircraft. For those Engineering Orders that are driven by a Service Bulletin, Airline will use best efforts to provide the applicable Service Bulletin number. The listing will otherwise include:

      -     title;

      -     date of accomplishment;

5 If applicable, Corrosion Prevention and Control Programme Task Status (showing last accomplishment and next due for each task) listing the Corrosion Prevention and Control Programme Tasks.

6 If applicable, Ageing Aircraft Inspection and Modification Programme) tasks status (showing task number, termination status as applicable, last accomplishment and next due for each item if open) if applicable.

7 List of Operator implemented Modifications Incorporated (Engineering Orders applied to Airframe, Engines and Appliances). Format/content as follows:

            (a)   Operator Modifications listed in numerical order; and

            (b) Aviation Authority/FAA type certificate data approval for modification provided.

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8     Structural Repair File with a detailed Scratch and Dent computer report as prepared by Lessee detailing the location of all external repairs and damages indicating their status in accordance with the Manufacturers structural repair manual showing general size and location of each external repair and basis for approval. Format/content as follows:

            (a) records of accomplishment or compliance of each Major Repair provided as follows:

                  -     Original signed/certified "dirty finger print" records;

                  -     Numbered and sorted by index number; and

            (b) records for Major Repairs or repairs that do not conform to the Manufacturer's Structural Repair Manual accompanied by the appropriate Engineering Approval document issued by the State of Washington FAA Form 8110-3 Statement or FAA Form 8100-9 (or any successor of either), as applicable.

9 List of Major Alterations and Supplemental Type Certificate's Incorporated (STC's) (with reference to approved documentation used to accomplish).

10 List and Status of Airframe Life Limited Parts (if any) with full back to birth traceability support documents. Format/content as follows:

            (a) each Life Limited Part fitted to the Airframe listed by part number and unique serial number;

            (b) detailed full back to birth traceability file supplied for each individual Life Limited Part detailing on/off transaction history for Engine LLPs, and FAA Form 8130-3's or equivalent showing status of LLP at installation for other LLPs;

            (c) original Airworthiness document issued when the Life Limited Parts was new (such as the manufacturer's certificate of conformity or readiness log document as appropriate); and

            (d) if available, supplied tags and any other appropriate certified document or job-card indicating hours/cycles or calendar time at each on/off demonstrating unbroken trace of the Hours/cycles or calendar time from birth up to current time.

11 List and Status of Landing Gear Life Limited Parts for each Landing Gear with full back to birth traceability support documents Format/content as follows:

            (a) each Life Limited Part fitted to Landing Gear listed by part number and unique serial number;

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            (b)   detailed full back to birth traceability file supplied for each individual Life Limited Part detailing on/off transaction history, if available, otherwise FAA form 8130-3 or equivalent; showing status of LLPs at installation.

            (c) original Airworthiness tag document issued when the Life Limited Parts was new (such as the manufacturer's tag, certificate of conformity or readiness log document as appropriate); and

            (d) if available, supplied tags and any other appropriate certified document or job-card indicating hours/cycles or calendar time at each on/off demonstrating unbroken trace of the Hours/cycles or calendar time from birth up to current time.

12 List and Status of Engine Life Limited Parts with full back to birth traceability support documents. Format/content as follows:

            (a) each Life Limited Part fitted to the engine identified by part number and unique serial number;

            (b) detailed full back to birth traceability file supplied for each individual Life Limited Part detailing on/off transaction history;

            (c) original Airworthiness tag document issued when the Life Limited Parts was new (such as the manufacturer's tag, certificate of conformity or readiness log document as appropriate) provided;

            (d) full back to birth traceability file for each Life Limited Part provided, to include the Airworthiness approval tag (JAA form 1 or FAA form 8130-3 or equivalent) pertaining to each subsequent (if any) on/off transaction up to and including installation on the subject airframe; and

            (e) supplied tags and any other appropriate certified document or job-card indicating hours/cycles or calendar time at each on/off demonstrating unbroken trace of the Hours/cycles or calendar time from birth up to current time.

13 List and Status of Auxiliary Power Unit (APU) Life Limited Parts (if any) with full back to birth traceability support documents Format/content as follows:

            (a) each Life Limited Part fitted to the APU identified by part number and unique serial number;

            (b) detailed full back to birth traceability file supplied for each individual Life Limited Part detailing on/off transaction history;

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            (c)   original Airworthiness tag document issued when the Life
                  Limited Parts was new (such as the manufacturer's tag, certificate of conformity or readiness log document as appropriate) provided;

            (d) full back to birth traceability file for each Life Limited Part provided, to include the Airworthiness approval tag (JAA form 1 or FAA form 8130-3 or equivalent) pertaining to each subsequent (if any) on/off transaction up to and including installation on the subject airframe; and

            (e) supplied tags and any other appropriate certified document or job-card indicating hours/cycles or calendar time at each on/off demonstrating unbroken trace of the Hours/cycles or calendar time from birth up to current time.

14    Check/Inspection History and Current Status

15 List and Current Status of Time-Controlled Components Format/content as follows:

            (a) Time-Controlled Components fitted to the Aircraft listed by part number and unique serial number; and

            (b) Airworthiness approval tag (JAA form 1 or FAA form 8130-3 or equivalent) provided for Time-Controlled Components.

16 Inventory of Installed Serialized On-Condition/Condition Monitored Components . Format/content as follows:

            (a) Serialised Components fitted to the Aircraft listed by part number and unique serial number; and

            (b) Airworthiness approval tag (JAA form 1 or FAA form 8130-3 or equivalent) provided for Serialised Components.

17 List of Deferred Maintenance Items (if no Deferred Maintenance Items are "open" at transfer, a signed statement to that effect is required).

        List and Status of any Out-of-Phase Checks, Special Inspection Requirements, Time Limited Repairs, etc. (If none exist or if requirements are incorporated into aircraft status reports, then a signed statement to that effect is required.)

18 If applicable, Supplemental Structural Inspection (SSID) Status (showing last accomplishment and next due for each task). Format/content as follows:

        listing the Supplemental Structural Inspections in a numerical or chronological order as applicable.

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                         C. AIRCRAFT MAINTENANCE RECORDS

        Airframe inspection, maintenance, modification, and repair documents with maintenance and/or inspection signatures (as required) and description of work done.

1     Aircraft Flight and Maintenance Log Sheets for one year.

2 Most recent Airframe inspection, maintenance, modification and repair documents with maintenance and/or inspection signatures (as required) and description of work done.

3 Last "A", and all systems "C" and Structural Checks (or equivalents). (In the event that a check is performed in phases, all phases necessary to constitute a complete block check are required. In the event that check content varies by multiples of the check, all multiples necessary to constitute a complete cycle are required.)

4 Airworthiness Directive, Service Bulletin and Modification compliance documents including engineering orders, drawings, shop cards, etc., as necessary to establish method of compliance, quality control acceptance, and approval authority.

5 Corrosion Prevention and Control Programme compliance documents and inspection findings as applicable including records of accomplishment or compliance provided (the original signed/certified "dirty finger print" workcards).

6 Documentation for Operator Modifications such as engineering orders, drawings, FAA Form 8110-3 or FAA Form 8100-9 (as appropriate), Supplemental Type Certificates, Master Change Notice, FAA type certificate conformity approval from manufacturer or approved design organisation etc., as necessary to define work done, certification basis, and approval authority.

7 Without duplication, supporting documentation for Operator Modifications such as engineering orders, drawings, FAA Form 8110-3 or FAA Form 8100-9 (as appropriate), Supplemental Type Certificates, Master Change Notice, FAA type certificate conformity approval from manufacturer or approved design organisation etc., as necessary to define work done, certification basis, and approval authority.

8 Aircraft weight and balance records (including weight change ledger, most recent weighing report and individual flight control weight and balance data).

9     Test Flight Reports, to the extent available.

10 X-Ray Inspection findings (pictures/film) as applicable, to the extent available.

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                          D. AIRCRAFT HISTORY RECORDS

1 Copies of maintenance logs for one year, and last available Lessee Reliability reports and equivalent, or those retained as required by the Federal Aviation Regulations (FARs).

2     Accident and Incident Reports (if none, then a signed "no
      Incident/Accident" statement from operator's Quality Control Manager).

3 Aircraft Log Book(s) or equivalent data and Aviation Authority Operation and Modification Log Book(s) (as applicable), for the last year or those retained as required by the FARs.

                      E. ENGINE RECORDS (FOR EACH ENGINE)

        Each status summary shall be in the English language and be certified by operator's Quality Control or Quality Assurance as being an accurate representation of engine status at transfer.

1     Certified statement as to following:

            -     Time and Cycles since new

            - Time and Cycles since performance restoration on each engine module

            -     Flying hours and cycles in Lessee's operation

2     Airworthiness Directive Applicability and Compliance Report

3     Current Manufacturer Modification and Service Bulletin Status

4 List of Operator Modifications Incorporated, if any including supporting documentation with Manufacturer approval and JAA/FAA Type Certificate conformity, as applicable

5     List of all Major Repairs and Alterations, if any

6     List and Current Status of Life Limited Components

7     Check/Inspection Status

8     Accessory Status sheet with certified TSO for each rotable item installed

9 Last shop visit JAA Form I/FAA form 8130-3 or equivalent serviceable tag (or copies) for each of the accessory rotables and last JAA Form I/FAA form 8130-3 or equivalent overhaul tags (or copies) for each of the accessory rotables with a hard-time overhaul requirement

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10    Repair, overhaul and inspection documents including JAA Form I/FAA form
      8130-3 for each shop visit (minimum acceptable is shop visit history through last performance restoration shop visit and if different, last overhaul of each module)

11 Documents demonstrating installation and full traceability back to birth (to new) for each Life Limited Part

12    Engine Condition Monitoring Report for last six months

13 Last three (3) months of pilot reports from the aircraft records system for the aircraft to which engine was fitted, as required by FAA's

14 Reason for last engine removal, engine change paperwork and date of engine removal

15    Most recent certified engine borescope (videotaped)

16 Most recent fuel, oil sampling, magnetic chip detector and vibration survey results

17 Most recent on-wing ground performance run specifying engine OATL (outside air temperature limit) at rated thrust

18    Last certified Test Cell Run specifying engine OATL

19    Manufacturer delivery documents i.e. Data Submittal

20    Engine Oil used

21 Any incidents during operation since last performance restoration shop visit with action taken i.e. IFSD/FOD/oil loss etc.

                                 F. APU RECORDS

        Each status summary shall be in the English language and be certified by operator's Quality Control or Quality Assurance as being an accurate representation of APU status at transfer.

1     Certified statement as to following:

            -     Hours and Cycles since new

            -     Hours and Cycles since shop visit

            -     Lessee's Method for APU Time Accrual

2     Airworthiness Directive Applicability and Compliance Report

3     Current Manufacturer Service Bulletin Status

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4     List of Operator Modifications Incorporated, if any including supporting documentation with Manufacturer approval and FAA Type Certificate conformity

5     List and Current Status of Life Limited Components

6     Accessory Status Sheet with certified time since overhaul for each rotable item installed

7     Last overhaul tags (or copies) for each of the accessory rotables

8 Certified and Updated APU Log Book from new (with manufacturer delivery documents and including record of installation and removal and accumulated time and cycles)

9 Repair, overhaul and inspection documents including, as applicable, JAA Form I/FAA forms 8130-3 and 337

10 Documents demonstrating installation and full traceability back to birth (to new) for each Life Limited Part

11 List of Line Replaceable Units (LRU)/QEC Rotable items missing from APU (if any for any spare APU redelivery)

12 Last three (3) months of pilot reports from the aircraft records system for the aircraft to which APU was fitted

13    Reason for last APU removal, removal paperwork and date of APU removal

14    Last certified test cell run

                              G. COMPONENT RECORDS

1 Time Controlled Component Installation records and certified records of last overhaul, if applicable

2 Documents demonstrating installation and full traceability back to birth (to new) for each Type Certificate Life Limited Part

3 Serviceable tags for Serialised On-Condition/Condition Monitored Components, as required by FAA

4 Landing gear records to include Life Limited Parts status and back to birth traceability, modification status, inventory of all sub-assemblies with part numbers and serial numbers specified, Airworthiness Directive status including detailed workshop workscope provided by the Agreed Maintenance Performer, last overhaul documentation including JAA form I/FAA form 8130-3 serviceable tag

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                      H. MISCELLANEOUS TECHNICAL DOCUMENTS

1 Maintenance Program Specifications including a cross-reference to Manufacturer's maintenance planning document to be made available

2 Reference material necessary for interpretation of status summaries, i.e. Operator part numbers Cross Reference to Manufacturer's part numbers

3 Interior configuration drawings (L.O.P.A. and Emergency Equipment Locations; Galley Drawings)

4     Aircraft Detail Specification

5 Loose Equipment Inventory such as galley trolleys / containers / oven trays / oven inserts

6 Seat, cushion and fabric cover Material Burn Test documents for applicable FAA if provided by Aircraft Manufacturer during Delivery (Lessee shall be responsible only for providing burn test documents for any replacement materials installed after Delivery)

7 Flight Data Recorder - Print / Copy of Last Read-Out as applicable under Lessee's Approved Maintenance Program

                                   SCHEDULE 2

                         FORM OF ACCEPTANCE CERTIFICATE

                FORM OF AIRCRAFT TECHNICAL ACCEPTANCE CERTIFICATE

      This Aircraft Technical Acceptance Certificate is given, on and as of the date set forth below, by Wells Fargo Bank Northwest, N.A., not in its individual capacity, but solely as trustee ("TRUSTEE") for the benefit of RBS Aerospace Limited ("RBS") under the Trust Agreement dated as of December 23, 2004 between Trustee and RBS, to Delta Air Lines, Inc. ("SELLER") pursuant to the Aircraft Sale and Purchase Agreement dated as of October 1, 2003 between RBS and Seller (the "AGREEMENT", terms used herein being used as defined in the Agreement):

      Trustee hereby indicates and confirms to Seller, its successors and assigns, that the Trustee has, at ____ o'clock _. m. on this ____ day of _____________, 2005 at Boeing Field, Seattle, Washington, completed its technical inspection and flight test of the following Aircraft and inspection of its related Technical Documents in accordance with the provisions of the Agreement, and that Trustee is ready to accept Delivery of such Aircraft and Technical Documents from Seller under the Agreement (it being understood that Trustee may be entering into a delivery concessions letter with Boeing to resolve any technical issues at a later date):

      (a)   one Boeing model 737-800 jet airframe, manufacturer's serial number
            _________
            Registration number __________
            Total Time: __________
            Total Cycles: __________

      (b)   Two CFM International CFM56-7B ______ Engines

                     Serial Numbers           Total Time            Total Cycles
            1.
            2.
            (each of the Engines having _________ pounds thrust rating or its equivalent)

      (c)   [APU manufacturer and model #]

                     Serial Number            Total Time            Total Cycles

      (d)   Landing Gear

                     Serial Number            Total Time            Total Cycles
            Nose
            Main right
            Main left

      (e)   Fuel status: _________ kilos

      (f) Loose Equipment Check List: Signed by Seller and Trustee and attached hereto.

      (g) Statement of Non-Conformance: Signed by Seller and Trustee and attached hereto.

IN WITNESS WHEREOF, Trustee has caused this Aircraft Technical Acceptance Certificate to be executed in its name, by its duly authorized officer(s) or representative(s), pursuant to due corporate authority, all as of the date written in paragraph 1 above.

WELLS FARGO BANK NORTHWEST, N.A., not in its individual capacity, but solely as trustee for the benefit of RBS Aerospace Limited under the Trust Agreement dated as of December 23, 2004 between itself and RBS Aerospace Limited

By: COMPANIA PANAMENA DE AVIACION, S.A.,
    its agent

    By: ____________________________
        Name: ______________________
        Title: _____________________

                      FORM OF AIRCRAFT DELIVERY CERTIFICATE

      This Aircraft Delivery Certificate is given, on and as of the date set forth below, by Wells Fargo Bank Northwest, N.A., not in its individual capacity, but solely as trustee ("TRUSTEE") for the benefit of RBS Aerospace Limited ("RBS") under the Trust Agreement dated as of December 23, 2004 between Trustee and RBS, to Delta Air Lines, Inc. ("SELLER") pursuant to the Aircraft Sale and Purchase Agreement dated as of October 1, 2003 between Buyer and Seller (the "AGREEMENT", terms used herein being used as defined in the Agreement):

      1.    DETAILS OF DELIVERY

      Trustee hereby indicates and confirms to Seller, its successors and assigns, that the Trustee has, at ___ o'clock _. m. on this ___ day of ___________, 2005 at Boeing Field, Seattle, Washington, received and accepted the following Aircraft in accordance with the provisions of the Agreement:

      (a)   one Boeing model 737-800 jet airframe, manufacturer's serial number
            _________
            Registration number ________
            Total Time: ________
            Total Cycles: ________

      (b)   Two CFM International CFM56-7B Engines

                     Serial Numbers           Total Time            Total Cycles
            1.
            2.

            (each of the Engines having _________ pounds thrust rating or its equivalent)

      (c)   [make and model] APU

                     Serial Number            Total Time            Total Cycles

      (d)   Landing Gear

                     Serial Number            Total Time            Total Cycles
            Nose
            Main right
            Main left

      (e)   Fuel status: _________ kilos

      (f) Loose Equipment Check List: Signed by Seller and Trustee and attached hereto.

      (g) Statement of Non-Conformance: Signed by Seller and Trustee and attached hereto.

      2.    CONFIRMATION OF UNDERTAKINGS

            The Trustee confirms that as of the Delivery at the time specified above:

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

            (i) The Aircraft was duly accepted by Trustee in accordance with and subject to the provisions of the Agreement and the execution and delivery of this Aircraft Delivery Certificate further confirms the acceptance of the Aircraft by Trustee for all purposes of the Agreement, subject only to the items noted on the Statement of Non-Conformance; and

            (ii) the Aircraft is insured in accordance with the Agreement.

IN WITNESS WHEREOF, Trustee has caused this Aircraft Delivery Certificate to be executed in its name, by its duly authorized officer(s) or representative(s), pursuant to due corporate authority, all as of the date written in paragraph 1 above.

WELLS FARGO BANK NORTHWEST, N.A., not in its individual capacity, but solely as trustee for the benefit of RBS Aerospace Limited under the Trust Agreement dated as of December 23, 2004 between itself and RBS Aerospace Limited

By: COMPANIA PANAMENA DE AVIACION, S.A.,
    its attorney-in-fact

    By: ____________________________
        Name: ______________________
        Title: _____________________

                     FORM OF RECEIPT FOR TECHNICAL DOCUMENTS

                                          One Boeing 737-800 Aircraft
                                          Manufacturer's Serial No. ____________

      The undersigned hereby acknowledges receipt of all of the Technical Documents listed on Exhibit D to the Aircraft Sale and Purchase Agreement dated as of October 1, 2003 (the Agreement) between Delta Air Lines, Inc. ("SELLER") and RBS Aerospace Limited.

      By this acceptance, Trustee assumes any and all risks of the use and ownership of all the Technical Documents or any part thereof, and for itself and its respective officers, directors, agents, employees, representatives, successors and assigns, does hereby release any claim it may have against Seller arising out of the use or possession of such Documents.

                                    WELLS FARGO BANK NORTHWEST,
                                    N.A., not in its individual capacity,
                                    but solely as trustee for the benefit of RBS
                                    Aerospace Limited under the Trust Agreement dated as of December 23, 2004 between itself and RBS Aerospace Limited

                                    By: COMPANIA PANAMENA DE AVIACION, S.A., for
                                        and on behalf of the Trustee

                                        By: ____________________________________
                                            Name: ___________________________
                                            Title: __________________________

                                   SCHEDULE 3

           REDELIVERY CONDITIONS AND REDELIVERY MAINTENANCE ADJUSTMENT

                            PART 1 RETURN CONDITIONS:

                              **Material Redacted**

                                   **7 pages**

                                     PART 2

                           [Intentionally left blank]

                                     PART 3

                       MAINTENANCE REDELIVERY ADJUSTMENTS

                              **Material Redacted**

                                   **2 pages**

                                   SCHEDULE 4

                             INSURANCE REQUIREMENTS

1. Types of Insurance

The Insurances required to be maintained are as follows:

(a) Hull insurance covering loss of or damage while flying and on the ground with respect to the Aircraft on an agreed value basis for the Agreed Value and with a deductible not exceeding the Maximum Deductible Amount, or such other greater amount as is consistent with market practice in the airline insurance industry from time to time and similar carriers operating similar aircraft in similar circumstances;

(b) Hull War and Allied Perils insurance, being such risks excluded from the Hull All insurance to the extent reasonably commercially available from the leading international insurance markets (except for confiscation by the Country of Registration), for an amount no less than the Minimum War Risk Coverage;

(c) Hull All Risks (including War and Allied Perils except when on the ground or in transit other than by air) property insurance on all Engines and Parts when not installed on the Aircraft on an "agreed value" basis for their full replacement value and including engine test and running risks;

(d) Aircraft Third Party, Property Damage, Passenger, Baggage, Cargo and Mail and Airline General Third Party (including Products) Legal Liability for a combined single limit (bodily injury/property damage) of an amount not less than the Minimum Liability Coverage for the time being for any one occurrence (but in respect of products and personal injury liability, this limit may be an aggregate limit for any and all losses occurring during the currency of the policy). War and Allied Perils are also to be covered under the policy to the extent reasonably commercially available from the leading international airline insurance markets (which coverage shall include but not be limited to an extended war risk coverage endorsement equivalent to the terms of AVN52D).

2.    Terms of Hull and Spares Insurance

All required hull and spares insurance, so far as it relates to the Aircraft, will:

(a) ADDITIONAL INSUREDS: name Lessor, Beneficiary, Owner, if different from Lessor, and each Financing Party and their respective successors and permitted assigns as additional assureds for their respective rights and interests;

(b) SETTLEMENT OF LOSSES: provide that any loss will be adjusted between Lessee and Insurers subject to prior approval before settlement with Lessor, and will be payable in Dollars to Lessor up to the Agreed Value, for the account of all interests, except where the loss does not exceed the Damage Notification Threshold, and Lessor has not notified the insurers to the contrary, in which case the loss will be settled with and paid to Lessee;

(c) 50/50 PROVISION: if separate "Hull" and "war risks and allied perils" insurances are arranged, include a 50/50 provision in accordance with market practice (AVS. 103 or its equivalent);

3.    Terms of Liability Insurance

All required liability insurances will:

(a) ADDITIONAL INSUREDS: include Lessor, Owner, if different from Lessor, Initial Purchaser (but only for claims arising against Initial Purchaser solely as a result of Initial Purchaser being a party in the chain of title and where no act or omission of Initial Purchaser, its successors, assigns, officers, or employees, allegedly contributed to the event leading to indemnification requirement), and each of the other Indemnitees, as additional insureds (each an "Additional Insured") for their respective rights and interests, warranted, each as to itself only, no operational interest; however, no party shall be included as an Additional Insured in respect of its liability, if any, as Manufacturer, repairer, supplier or servicing agent of the Aircraft or any part thereof;

(b) SEVERABILITY: include a severability of interests clause which provides that the insurance, except for the limit of liability, will operate to give each insured the same protection as if there was a separate policy issued to each insured;

(c) PRIMARY POLICY: contain a provision confirming that the policy is primary without right of contribution, and the liability of the insurers will not be affected by any other insurance of which any Additional Insured may have the benefit so as to reduce the amount payable to the additional insureds under such policies;

4.    Terms of All Insurances

All Insurances will:

(a) BEST INDUSTRY PRACTICE: be in accordance with normal industry practice of similar airlines operating similar aircraft in similar circumstances;

(b) DOLLARS: provide cover denominated in dollars and any other currencies which Lessor may reasonably require in relation to liability insurance;

(c) WORLDWIDE: operate on a worldwide basis subject to such limitations and exclusions as are standard at the date hereof in the London or New York aviation market or as Lessor may agree;

(d) BREACH OF WARRANTY: provide that, in relation to the interests of each of the Additional Insureds, the Insurances will not be invalidated by any act or omission by Lessee, or any other insured other than the respective Additional Insureds seeking protection and shall insure the interests of each of the additional assureds regardless of any breach or violation by Lessee, or any other Person other than the respective additional assured seeking protection of any warranty, declaration or condition, contained in such Insurances;

(e) SUBROGATION: provide that the insurers will hold harmless and waive any rights of recourse against the Additional Insureds or to be subrogated to any rights of Lessor or Lessee;

(f) PREMIUMS: provide that the Additional Insureds will have no obligation or responsibility for the payment of any premiums due (but reserve the right to pay the same should any of them elect to do so) and that the insurers will not exercise any right of set-off or counter-claim in respect of any premium due against the respective interests of the Additional Insureds other than outstanding premiums relating to the Aircraft, any Engine or Part the subject of the relevant claim;

(g) CANCELLATION/CHANGE: provide that the Insurances will continue unaltered for the benefit of the Additional Insureds for at least 30 days (ten days in the event of cancellation due to non-payment of premium) after written notice by registered mail or fax of any cancellation, change, event of non-payment of premium or installment thereof has been sent to Lessee's broker of record, except in the case of war risks for which 7 days (or such lesser period as is or may be customarily available in respect of war risks or allied perils) will be given, or in the case of war between the five great powers or nuclear peril for which termination is automatic;

(h)   REINSURANCE: any reinsurance will:

      (i) be on the same terms as the original insurances and will include the provisions of this Schedule,

      (ii) provide that notwithstanding any bankruptcy, insolvency, liquidation, dissolution or similar proceedings of or affecting the reinsured that the reinsurers' liability will be to make such payments as would have fallen due under the relevant policy of reinsurance if the reinsured had (immediately before such bankruptcy, insolvency, liquidation, dissolution or similar proceedings) discharged its obligations in full under the original insurance policies in respect of which the then relevant policy of reinsurance has been effected; and

      (iii) contain a "cut-through" clause in the following form (or otherwise satisfactory to Lessor):

            "The Reinsurers and the Reinsured hereby mutually agree that, in the event of any claim arising under the reinsurances in respect of a total loss or other claim, as provided by the Aircraft Lease Agreement dated as of December 23, 2004 and made between Lessor and Lessee, such claim is to be paid to the Person named as sole loss payee under the primary insurances, the Reinsurers will in lieu of payment to the Reinsured, its successors in interest and assigns pay to the Person named as sole loss payee under the primary insurances effected by the Reinsured that portion of any loss due for which the Reinsurers would otherwise be liable to pay the Reinsured (subject to proof of loss), it being understood and agreed that any such payment by the Reinsurers will (to the extent of such payment) fully discharge and release the Reinsurers from any and all further liability in connection therewith; subject to such provisions not contravening any Law of the State of Incorporation;" and

5.    Deductibles

Lessee shall be responsible for any and all deductibles under the Insurances.

6.    Application of Insurance Proceeds

The Insurances will be endorsed to provide for payment of proceeds as follows:

(a) TOTAL LOSS: all insurance payments up to the Agreed Value (and all other amounts which are then payable by Lessee to Lessor) received as the result of a Total Loss occurring during the Lease Period will be paid to Lessor up to the Agreed Value;

(b) EXCEEDING DAMAGE NOTIFICATION THRESHOLD: all insurance proceeds of any property, damage or loss to the Aircraft, any Engine or any Part occurring during the Lease Period not constituting a Total Loss and in excess of the Damage Notification Threshold for repairs or replacement property upon Lessor being satisfied that the repairs or replacements have been effected in accordance with this Agreement. Any balance remaining shall be paid to Lessee;

(c) BELOW DAMAGE NOTIFICATION THRESHOLD: insurance proceeds in amounts below the Damage Notification Threshold may be paid by the insurer directly to Lessee;

(d) DEFAULT: notwithstanding the foregoing paragraphs, if at the time of the payment of any such insurance proceeds a Default has occurred and is continuing, all such proceeds will be paid to or retained by Lessor to be applied toward payment of any amounts which may be or become payable by Lessee in such order as Lessor may elect, and any remainder after cure of such Default shall be paid to Lessee.

In the event of a conflict between the provisions hereof and the provisions of AVN 67B or its equivalent, the latter shall control and the provisions hereof shall be deemed modified accordingly; provided that the provisions of AVN 67B shall continue to reflect industry practice. To the extent that insurance proceeds are paid to Lessee, Lessee agrees to comply with the foregoing provisions and apply or pay over such proceeds as so required.

                                   SCHEDULE 5

                  ACKNOWLEDGEMENTS IN CONNECTION WITH FINANCING

                                     PART 1

                              NOTICE OF ASSIGNMENT

From: Wells Fargo Bank Northwest, N.A., not in its individual capacity, but solely as trustee under the Trust Agreement

To:   Compania Panamena de Aviacion, S.A.

                                                                          [Date]

Dear Sirs,

We hereby give you notice that by an Assignment dated [ ], 200_ (the "Assignment") between us and [ ] of [ ] ("Assignee") we have assigned as security to Assignee all our right, title and interest in and to the Aircraft Lease Agreement dated as of December 23, 2004 (the "Lease") between ourselves and yourselves relating to one Boeing B[ ] aircraft with manufacturer's serial number [ ] together with the two [ ] engines (the "Aircraft").

Henceforth all monies that may be payable by you under the Lease shall continue to be paid to the bank account specified in the Lease unless and until the Assignee otherwise directs, whereupon you are authorized and required to comply with the Assignee's directions.

This notice and the instructions herein contained are irrevocable. Please acknowledge receipt of this notice to the Assignee on the enclosed Acknowledgement. You are hereby authorized to assume the obligations expressed to be assumed by you thereunder to the effect that, so far as the same would otherwise be incompatible therewith, your obligations to us under the Lease will be modified accordingly.

Yours faithfully,

Wells Fargo Bank Northwest, N.A.,
 not in its individual capacity,
 but solely as trustee under
 the Trust Agreement

By: ____________________________
    Name:
    Title:

                                     PART 2

                                 ACKNOWLEDGEMENT

From: Compania Panamena de Aviacion, S.A.

To:   [      ]                                                            [Date]

Dear Sirs,

We acknowledge receipt of a Notice of Assignment dated [ ] (the "Assignment Notice") relating to an assignment (the "Assignment") between Wells Fargo Bank Northwest, N.A., not in its individual capacity, but solely as trustee under the Trust Agreement (the "Assignor"), and you. [Subject to the fulfillment or satisfaction of the requirements of Clause 14.2 of the Lease and your agreement in our favor to be bound by the obligations of Lessor as set forth in and in accordance with the Lease and further subject to the receipt of a Quiet Enjoyment Letter in the form attached hereto and to your counter-signature and that of Assignor hereof,] we acknowledge that we will not challenge the effectiveness of the Assignment to confer on you all rights, title and interest of the Assignor under the Aircraft Lease Agreement dated as of December 23, 2004 between Assignor and ourselves (the "Lease") in respect of one Boeing B[ ] aircraft with manufacturer's serial number [ ] together with the two [ ] engines.

In consideration of the foregoing and of payment to us of $1 and for other valuable consideration, receipt of which we hereby acknowledge, we hereby agree as follows:

If you issue to us a notice (a "Lessor Default Notice") that your rights as assignee under the Assignment have become exercisable we agree that we will thereafter (a) pay to you at such account as you may nominate all rentals and other amounts from time to time payable by us under the Lease; (b) perform, observe and comply with all our other undertakings and obligations under the Lease in your favor and for your benefit as if you were named as "Lessor" therein instead of the Assignor; and (c) if you so request, enter into a lease with you or your nominee, on the same terms (mutatis mutandis) as the Lease.

If the Assignor is in breach of any of its obligations, express or implied, under the Lease, or if any event occurs which would permit us to terminate, cancel or surrender the Lease we will (a) immediately upon becoming aware of it, give you notice of such breach or event, (b) accept as adequate remedy for any such breach performance by you of such obligations within 7 days of our written notice to you; and (c) if you so request, enter into a lease with you or your nominee on terms identical to the Lease, mutatis mutandis.

We agree that after issue by you of any Lessor Default Notice, we will not recognize the exercise by the Assignor of any of its rights and powers under the Lease unless and until requested to do so by you.

We agree that you will have the benefit of Clause 10 of the Lease (Indemnity), subject, however, to all of the limitations set forth in the Lease, and agree that we are bound by the terms of such clause, as though the same were set out herein in full, mutatis mutandis.

Yours faithfully,

For and on behalf of Compania Panamena de Aviacion, S.A.

By: ____________________________
    Name:
    Title:

ACKNOWLEDGEMENT AND AGREEMENT OF
ASSIGNOR AND ASSIGNEE:

The agreements of Compania Panamena de Aviacion, S.A. ("COPA") set forth in the foregoing Acknowledgment are hereby acknowledged and agreed to by each of Assignor and ____________ ("Assignee") in all respects, and so far as the obligations of COPA set forth above would otherwise be incompatible with the obligations of COPA to the Assignor under the Lease, the obligations of COPA under the Lease shall be modified accordingly.

ASSIGNOR:
Wells Fargo Bank Northwest, N.A.,
 not in its individual capacity,
 but solely as trustee under
 the Trust Agreement

By: ____________________________
    Name:
    Title:

ASSIGNEE:

_________________________________

                                     PART 3

                  FORM OF LETTER OF QUIET ENJOYMENT FROM OWNER

[Date]

COMPANIA PANAMENA DE AVIACION, S.A.

                                                               ___________, 200_

Dear Sirs,

Boeing B[  ] Aircraft with Manufacturer's Serial Number _____ (the "Aircraft")

      We refer to the Lease Agreement dated as of ___________ __, 200_ (the "Head Lease") between [Owner] (the "Owner"), as lessor, and Wells Fargo Bank Northwest, N.A., not in its individual capacity, but solely as trustee under the Trust Agreement (the "Lessor"), as lessee, and the Aircraft Lease Agreement dated as of December 23, 2004 between Lessor, as lessor and Compania Panamena de Aviacion, S.A. ("COPA"), as lessee, relating to the Aircraft (the "Lease Agreement").

      For good and valuable consideration receipt of which is hereby acknowledged, Owner confirms to you that it will not disturb the quiet use, possession and enjoyment of the Aircraft by COPA throughout the term of the Lease Agreement in accordance with the terms of the Lease Agreement so long as no Event of Default then exists under the Lease Agreement.

Yours sincerely,

__________________________
[Owner].

                                     PART 4

           [FORM OF LETTER OF QUIET ENJOYMENT FROM FINANCING PARTIES]

                      [NAME AND ADDRESS OF FINANCING PARTY]

[Date]

Compania Panamena de Aviacion, S.A.

Dear Sirs,

Boeing B[ ] Aircraft with Manufacturer's Serial Number ______ (the "Aircraft")

      We refer to the Aircraft Lease Agreement dated as of ______________, 2004 between Wells Fargo Bank Northwest, N.A., not in its individual capacity, but solely as trustee under the Trust Agreement ("Lessor") and Compania Panamena de Aviacion, S.A. ("COPA") relating to the Aircraft (the "Lease Agreement").

      For good and valuable consideration receipt of which is hereby acknowledged, we confirm to you that we will not disturb the quiet use, possession and enjoyment of the Aircraft by COPA throughout the term of the Lease Agreement in accordance with the terms of the Lease Agreement, so long as no Event of Default then exists under the Lease Agreement.

Yours sincerely,

____________________________
[Financing Parties]

                                     PART 5

           ADDITIONAL PARAGRAPHS FOR FORM OF LETTER OF QUIET ENJOYMENT

1. Until such time as COPA has received a notice (herein, a "Lessor Rights Notice") from Assignee stating that Assignee has succeeded to the rights of Lessor under the Lease Agreement to exercise and receive any of the claims, rights, powers, privileges, remedies and other benefits of Lessor as "Lessor" under the Lease Agreement (collectively referred to herein as "Lessor's Rights and Powers"), COPA shall be entitled to acknowledge and rely upon the exercise by Lessor of all of Lessor's Rights and Powers, and any consent, notice, approval, amendment, waiver or release or other exercise of Lessor's Rights and Powers by Lessor shall be binding upon Lessor and Assignee for all purposes.

2. Assignee's exercise or receipt of Lessor's Rights and Powers shall be subject to all of the terms and conditions of the Lease Agreement, to the same extent as if exercised by Lessor.

3. Any security deposit, letter of credit and/or insurance payments under any policy maintained by Lessee pursuant to the Lease Agreement received or held by Assignee at any time shall be held subject to the terms of the Lease Agreement and shall be applied only in the manner permitted under the terms of the Lease Agreement.

                                   SCHEDULE 6

                          FORM OF MONTHLY STATUS REPORT

                             FORM OF MONTHLY REPORT

                         REPORT FOR MONTH _____________

Aircraft Type: Boeing B737-800
Manufacturer's Serial Number: [ ][ ]
Engine Type: CFM56-7B26
AIRFRAME DURING PERIOD SINCE NEW
Airframe Flight Hours
Airframe Block Hours
Aircraft Cycles

Time remaining to Airframe 6C/24,000 Flight Hour Block Structural Check

ENGINES ENGINE POS #1 ENGINE POS #2

Serial Number of Engine

Present Location of Engine

Engine Flight Hours since new

Cycles since new

Engine Flight Hours performed during period

Engine Cycles flown during period

Date of last shop visit/type of shop visit

Engine Cycles flown since last shop visit

Serial number of engine installed on the Airframe

APU

Serial Number of Original

Present location of original APU

APU Hours (original APU)

Date of last shop visit/type of shop visit

APU Hours since last shop visit

APU Cycles since last shop visit

Serial number of APU installed on the Airframe

MAINTENANCE CHECKS COMPLETED
   NUMBER  DATE    HOURS   CYCLES

"A" check

"C" check

Structural inspection

NEXT CHECKS DUE

   NUMBER  DATE    HOURS   CYCLES

"C" Check

Structural inspection

   HOURS/CYCLES FLOWN DURING MONTH X       US$ PER FLIGHT HOUR/CYCLE    =

OVERHAUL RESERVES
Engine Performance Restoration
S/N ____________             X    / Flight Hour   =
Engine Performance Restoration
S/N ____________             X    / Flight Hour   =
Engine LLP
S/N ____________             X    / Cycle =
Engine LLP
S/N ____________             X    / Cycle =
APU Performance Restoration            X    / APU operating Cycle   =

RELEVANT MAINTENANCE TASK       US$ PER MONTH
Airframe 6C/24,000 Flight
Hour Block Structural Check

Landing Gear overhaul

TOTAL AMOUNT OF MAINTENANCE RESERVES

                                   SCHEDULE 7

                               ECONOMIC VARIABLES

AGREED VALUE                  **Material Redacted**

AIRFRAME 6C/24,000            US**Material Redacted** per Flight Hour
FLIGHT HOUR BLOCK
STRUCTURAL CHECK
SUPPLEMENTAL RENT
RATE

ANNUAL SUPPLEMENTAL           3%
RENT ADJUSTMENT

APU SUPPLEMENTAL              US**Material Redacted** per Airframe Flight Hour
RENT RATE

ASSUMED LIBOR RATE            1.25%

ASSUMED RATIO                 Flight Hour to Cycle ratio: 2.3 to 1

ASSUMED ANNUAL                3,000 Flight Hours
UTILIZATION

ASSUMED RENT                  **Material Redacted**

CROSS-DEFAULT AMOUNT          US$3,000,000

DAMAGE NOTIFICATION           US$500,000
THRESHOLD

DISCOUNT RATE                 4.5%

ENGINE LLP                    US**Material Redacted** per Cycle per Engine
SUPPLEMENTAL RENT
RATE

ENGINE SUPPLEMENTAL           US**Material Redacted** per Flight Hour per Engine
RENT RATE

LANDING GEAR                  US**Material Redacted** per Month
SUPPLEMENTAL RENT
RATE

MAXIMUM DEDUCTIBLE            US**Material Redacted**
AMOUNT

MINIMUM LIABILITY             US**Material Redacted**
COVERAGE

MINIMUM WAR RISK              US**Material Redacted**
COVERAGE

SECURITY DEPOSIT              **Material Redacted**
AMOUNT

TAX CONTEST THRESHOLD         US$50,000

WARRANTY CLAIM                US$100,000
NOTIFICATION THRESHOLD

                        ASSUMED RATIO ADJUSTMENT TABLE*

                              Engine Supplemental
Flight Hour / Cycle           Rent Adjusted Value
-------------------           -------------------
      .75:1                   **Material Redacted**
       1:01                   **Material Redacted**
     1.25:1                   **Material Redacted**
      1.5:1                   **Material Redacted**
     1.75:1                   **Material Redacted**
      2:01                    **Material Redacted**
     2.25:1                   **Material Redacted**
      2.5:1                   **Material Redacted**
     2.75:1                   **Material Redacted**
      3:01                    **Material Redacted**
      4:01                    **Material Redacted**
    all higher                **Material Redacted**

                   ASSUMED ANNUAL UTILIZATION ADJUSTMENT TABLE

                                         Airframe Structural Check
  Annual Utilisation                          Reserve Amount $
(Airframe Flight Hours)                            (2004)**
         2,800                                      66.5

         3,000                                       62

         3,200                                      58.5

         3,400                                       55

         3,600                                       52

         3,800                                       50

         4,000                                       47

         4,200                                       45

----------
* Operation 3000 Hrs / 1300 cycles per year (Ratio 23:1).

** The above USD rates to be escalated by 3%, compounded annually, commencing January 1, 2005.

                             RENT ADJUSTMENT FACTOR

The rental shall be adjusted, upwards or downwards, by the following adjustment factors for every one hundredth of one per cent (0.01%) change, upwards or downwards, in the Assumed LIBOR Rate of 1.25% for the applicable 6-month period. (Values in US$):

                                                            N FACTOR*
     SIX MONTH PERIODS                                      ---------
(COMMENCING ON DELIVERY DATE)                                 (US$)
----------------------------
         Period 1                                     **Material Redacted**

         Period 2                                     **Material Redacted**

         Period 3                                     **Material Redacted**

         Period 4                                     **Material Redacted**

         Period 5                                     **Material Redacted**

         Period 6                                     **Material Redacted**

         Period 7                                     **Material Redacted**

         Period 8                                     **Material Redacted**

         Period 9                                     **Material Redacted**

         Period 10                                    **Material Redacted**

         Period 11                                    **Material Redacted**

         Period 12                                    **Material Redacted**

         Period 13                                    **Material Redacted**

         Period 14                                    **Material Redacted**

         Period 15                                    **Material Redacted**

* Adjustment Factors to be adjusted in accordance with the Price Escalation Adjustment from July 2004 until the Delivery Date. The formula for the calculation of the Price Escalation Adjustment is set out in Schedule 7.

                          PRICE ESCALATION ADJUSTMENTS

The Escalation Adjustment for the Aircraft will be determined by the following formula:

      P(a) = P x ((L + M)/1.3665* - 1)

      where:

      P(a) =    Purchase Price Adjustment (includes the Engine price)

      L =     0.65 x  ECI/130.1

      M =     0.35 x  ICI/123.6

      P =     Aircraft Base Purchase Price in July, 2004 Dollars

      ECI is a value determined using the U.S. Department of Labor, Bureau of Labor Statistics "Employment Cost Index for workers in aerospace manufacturing" (ECI code 3721), calculated by establishing a three-month arithmetic average value (expressed as a decimal and rounded to the nearest tenth) using the values for the fifth, sixth and seventh months prior to the month of the Scheduled Delivery Date of the applicable Aircraft. As the Employment Cost Index values are only released on a quarterly basis, the value released for the month of March will be used for the months of January and February; the value for June used for April and May; the value for September used for July and August; and the value for December used for October and November.

      ICI is a value determined using the U.S. Department of Labor, Bureau of Labor Statistics "Producer Prices and Price Index - Industrial Commodities Index", calculated as a 3-month arithmetic average of the released monthly values (expressed as a decimal and rounded to the nearest tenth) using the values for the 5th, 6th and 7th months prior to the month of the Scheduled Delivery Date of the applicable Aircraft.

In determining the values of L and M, all calculations and resulting values will be expressed as a decimal rounded to the nearest ten-thousand, where rounding of the fourth digit will be increased to the next higher digit when the 5th digit is equal to 5 or more. The values released by the Bureau of Labor Statistics and available 30 days prior to the month of the Scheduled Delivery Date for each Aircraft will be used to determine the ECI and ICI values for the applicable months (including those noted as preliminary by the Bureau of Labor Statistics) to calculate the Escalation Adjustment at the time of Delivery. The values will be considered final and no further adjustments will be made after Aircraft Delivery for any subsequent changes, revisions or corrections to published Index values.

----------
*This is the July 2004 Adjustment Factor assuming escalation from a July 1995 base.

                                   SCHEDULE 8

                         FORM OF LEASE SUPPLEMENT NO. 1

      THIS LEASE AGREEMENT SUPPLEMENT NO. 1 (this "Lease Supplement No. 1") is entered into on the ____ day of ____________, 2005 between Wells Fargo Bank Northwest, N.A., not in its individual capacity, but solely as trustee under the Trust Agreement ("Lessor"); and Compania Panamena de Aviacion, S.A., a corporation organized under the laws of The Republic of Panama, with its principal place of business at Avenida Justo Arosemena y Calle 39, Apartado 1572, Panama 1, Republic of Panama ("Lessee").

                                    RECITALS:

      A. Lessor and Lessee have previously entered into that certain Aircraft Lease Agreement dated as of December 23, 2004 (the "Agreement"). The Agreement provides for the execution and delivery from time to time of a Lease Supplement substantially in the form hereof for the purpose of leasing the aircraft described below under the Agreement as and when delivered by Lessor to Lessee in accordance with the terms thereof.

      B. The Agreement and this Lease Supplement No. 1 relate to the Aircraft, Engines and Parts as more precisely described below. A counterpart of the Agreement is attached hereto and this Lease Supplement and the Agreement shall form one document.

      In consideration of the premises and other good and valuable consideration, receipt of which is hereby acknowledged, Lessor and Lessee hereby agree as follows:

      1. Lessor hereby delivers and leases to Lessee under the Agreement, and Lessee hereby accepts, acknowledges receipt of possession and leases from Lessor under the Agreement, that certain A[ ] aircraft bearing manufacturer's serial number [ ] and U.S. Registration No. [ ] and the two [ ] engines bearing manufacturer's serial numbers [ ] and [ ] (each of which engines has 750 or more rated takeoff horsepower or the equivalent of such horsepower) described below, together with the Aircraft Documents described in the Agreement (collectively, the "Delivered Aircraft").

      2. The Delivery Date of the Delivered Aircraft is the date of this Lease Supplement No. 1 set forth in the opening paragraph hereof.

      3. The Term of the Delivered Aircraft shall commence on the Delivery Date and shall end on but exclude each Annual Expiry Date, subject to automatic renewal at the end of the current Lease Term for consecutive periods of one (1) year's duration, each commencing on the Annual Expiry Date and ending on but excluding the next succeeding Annual Expiry Date, until the Final Expiry Date, which shall be [insert date], subject to the provisions of Clauses 11 and 13.2 of the Lease Agreement.

      4. The amount of Rent for the Delivered Aircraft is set forth in Schedule 7 to the Agreement.

      5. Lessee hereby confirms to Lessor that (i) the Delivered Aircraft and each delivered Engine have been duly marked in accordance with the terms of Clause 8.7(d) of the Agreement, (ii) the Aircraft is insured as required by the Agreement, (iii) the representations and warranties of Lessee referred to in Clause 2.1 of the Agreement are hereby repeated with effect as of the date first above written, (iv) having inspected the Delivered Aircraft, Lessee acknowledges that the Delivered Aircraft satisfies all conditions required for Lessee's acceptance of Delivery as set forth in the Agreement, and (v) the execution and delivery of this Lease Supplement No. 1 signifies absolute, unconditional and irrevocable acceptance by Lessee of the Delivered Aircraft for all purposes of the Agreement.

      6. All of the terms and provisions of the Agreement are hereby incorporated by reference in this Lease Supplement No. 1 to the same extent as if fully set forth herein.

      7. This Lease Supplement may be executed in any number of counterparts; each of such counterparts, shall for all purposes be deemed to be an original; and all such counterparts shall together constitute but one and the same instrument.

      IN WITNESS WHEREOF, Lessor and Lessee have caused this Lease Supplement No. 1 to be duly executed as of the day and year first above written.

LESSOR:                                     LESSEE:

Wells Fargo Bank Northwest, N.A.,           COMPANIA PANAMENA DE AVIACION,
 not in its individual capacity,            S.A.
 but solely as trustee under
 the Trust Agreement

By: _____________________________           By: ____________________________

Name: ___________________________           Name:  _________________________

Title:  _________________________           Title:  ________________________

                                   SCHEDULE 9

                      FORM OF IRREVOCABLE POWER OF ATTORNEY

The undersigned acting on behalf of Compania Panamena de Aviacion, S.A. (the "Lessee") hereby grants a power in favor of Wells Fargo Bank Northwest, N.A., not in its individual capacity, but solely as trustee under the Trust Agreement (the "Lessor"), in order that through their attorneys and legal representatives they may, in relation to the Boeing model B[ ] aircraft MSN [ ] leased by Lessor to Lessee, carry out the following powers:

(A) To carry out, after the occurrence and during the continuance of an Event of Default as defined in the Lease, such acts as Lessor may be obliged to carry out as a result of termination of the above-mentioned contract for any of the reasons set out therein in order for Lessor to recover possession, control and use of the aircraft in question, carrying out and continuing such procedures as may be necessary before the authorities and courts of the Republic of Panama in order to export such aircraft.

(B) To carry out, after the occurrence and during the continuance of an Event of Default as defined in the Lease, such acts as may be necessary in relation to the use, operation and possession (including but without limitation the possession and Export) in relation to the return of one Boeing model B[ ] aircraft with manufacturer's serial number [ ], together with engines, equipment, records and other documents relating to such aircraft and to it leaving the jurisdiction and territory in which the aircraft is then situated, upon termination of the Aircraft Lease Agreement (herein the "Lease") of the Aircraft between Lessor and Lessee, whether (a) by reason of any breach which may be been declared by Lessor in accordance with the terms of the contract in the manner required thereby or (b) termination of the Lease in accordance with the terms and conditions of the Lease.

(C) To grant power to such Lessor and to such Persons in order to carry out such acts and take such measures as may be necessary or appropriate in order to properly exercise the powers conferred above including power to represent Lessee before the Autoridad Aeronautica Civil in The Republic of Panama or any entity or agency thereof or any department of the government of The Republic of Panama and in the extent to which it is necessary to obtain control of the Aircraft, after the occurrence and during the continuance of an Event of Default as defined in the Lease, in any department or government agency in The Republic of Panama or any other country which may have jurisdiction over the Aircraft.

(E) After the occurrence and during the continuance of an Event of Default as defined in the Lease, to carry out such declarations and matters and grant such public or private documents as may be necessary in the proper exercise of the powers conferred in the above paragraphs.

(F) To delegate or substitute in favor of one or several people in whole or in part the powers conferred in this power.

This power is granted to Lessor and its attorneys and legal representatives and shall not be revoked, modified or limited in any manner without its consent.

                                             COMPANIA PANAMENA DE AVIACION, S.A.

                                             By:________________________________
                                                Name:
                                                Title:

                                   SCHEDULE 10

                      FORM OF COPA HOLDINGS, S.A. GUARANTEE

      THIS GUARANTY is given as of the ___ day of December, 2004 by COPA HOLDINGS, S.A., a company formed under the laws of the Republic of Panama and having its principal place of business at Avenida Justo Arosemena y Calle 39, Apartado 1572, Panama 1, Republic of Panama (the "Guarantor") in favor of WELLS FARGO BANK NORTHWEST, N.A., not in its individual capacity, but solely as trustee under the Trust Agreement dated as of December ___, 2004, as Lessor (the "Lessor") for the benefit of Lessor and Beneficiary, (collectively, the "Guaranty Beneficiaries" and individually, a "Guaranty Beneficiary").

WHEREAS

(A) Compania Panamena de Aviacion, S.A. (the "Lessee") has leased from Lessor and Lessor has leased to Lessee a Boeing B737-800 aircraft bearing manufacturer's serial number 29670 (collectively together with all Parts, the "Aircraft") pursuant to that certain Aircraft Lease Agreement dated as of December ___, 2004 between the Lessee and Lessor (the "Lease").

(B) The Guaranty Beneficiaries desire support for the due and punctual payment, observance and performance of all of the obligations and liabilities of Lessee under or in respect of the Lease and the other Transaction Documents (together with the Lease, as amended, supplemented or modified from time to time, the "Operative Documents") to which Lessee is a party (the "Obligations"); and

(C) It is a condition precedent to the Lessor's obligation to lease the Aircraft to Lessee and the right of the Lessee to lease the Aircraft from the Lessor that Lessee cause the Guarantor to execute and deliver this Guaranty.

IT IS AGREED

1.    INTERPRETATION

1.1 Definitions: Capitalized terms (including those within the recitals), not defined herein shall have the meaning ascribed to them in the Lease.

2.    GUARANTY

      For value received and to induce the Guaranty Beneficiaries to enter into the Operative Documents, Guarantor, as a primary obligor and not as a surety, does hereby absolutely, unconditionally and irrevocably guarantee to the Guaranty Beneficiaries the due and punctual payment, observance and performance by Lessee of all of the Obligations.

      Accordingly, upon the occurrence and during the continuance of an Event of Default under the Lease, Guarantor shall forthwith without demand of any kind pay, and perform all of such Obligations, to and for the benefit of the Guaranty Beneficiaries, strictly in accordance with the terms of the Operative Documents. Guarantor further agrees to pay any and all reasonable out-of-pocket costs and expenses (including reasonable fees and disbursements of legal counsel) that may be paid or incurred by any Guaranty Beneficiary in collecting any Obligations or in preserving or enforcing any rights under this Guaranty or under the Obligations.

3.    ABSOLUTE AND CONTINUING GUARANTY

      The obligations of Guarantor under this Guaranty shall be absolute, continuing, unconditional and irrevocable and this Guaranty shall remain in full force and effect until such time as all of the Obligations are finally paid and performed in full. The obligations of Guarantor set forth herein constitute the full recourse obligations of Guarantor enforceable against it to the full extent of all its assets and properties, notwithstanding any provision in the Lease or any other Operative Documents limiting the liability of any Guaranty Beneficiary or any other Person.

4.    STRICT OBSERVANCE

      To the maximum extent permitted by applicable law, the obligations of Guarantor under this Guaranty shall not in any manner be affected by: (a) any termination, amendment or modification of, or deletion from, or addition or supplement to, or other change in the Lease or any other any of the Operative Documents, or any other instrument or agreement applicable to any of the parties to such agreements, or to the Aircraft or any part thereof, or any assignment, mortgage or permitted transfer of any thereof, or of any interest therein, or any leasing of the Aircraft, or any furnishing or acceptance of any security, or any release of any security, for the Obligations, or the failure of any security or the failure of any Person to perfect any interest in any collateral security;
(b) any failure, omission or delay on the part of Lessee or any other Person to conform or comply with any term of any Operative Document; (c) any exercise or nonexercise of any right, remedy, power or privilege under or in respect of any Operative Document; (d) any extension of time or payment of or settlement, compromise or subordination of, Rent or any other Obligation; (e) the exchange, surrender, substitution or modification of any collateral security or guarantee for any of the Obligations; (f) any failure, omission or delay on the part of any of the Guaranty Beneficiaries to enforce, assert or exercise any right, power or remedy conferred on it in this Guaranty, or any such failure, omission or delay on the part of any of the Guaranty Beneficiaries in connection with any Operative Document, or any other action on the part of the Guaranty Beneficiaries; (g) any voluntary or involuntary bankruptcy, insolvency, reorganization, arrangement, readjustment, assignment for the benefit of creditors, composition, receivership, conservatorship, custodianship, liquidation, marshalling of assets and liabilities or similar proceedings with respect to Lessee, Guarantor, any other Person, or any of their respective properties or creditors, or any action taken by any trustee or receiver or by any court in any such proceeding; (h) any invalidity, illegality or unenforceability, in whole or in part, of any of the Operative Documents; (i) any defect in the title, compliance with specifications, condition, design, operation or fitness for use of or any damage to or loss or destruction of, the Aircraft, or any interruption or cessation in the use of the Aircraft or any portion thereof by Lessee or any other Person for any reason whatsoever (including any governmental prohibition or restriction, condemnation, requisition, seizure or any other act on the part of any governmental or military authority, or any act of God or of the public enemy) regardless of the duration thereof (even though such duration would otherwise constitute a frustration of contract or an Event of Loss), whether or not resulting from accident and whether or not without fault on the part of Lessee or any other Person; (j) any permitted or non-permitted assignment of the Lease by Lessee or any merger or consolidation of Lessee or Guarantor or any Affiliate into or with any other corporation, or any sale, lease or transfer of any of the assets of Lessee or Guarantor or any Affiliate to any other Person; (k) any change in the ownership of any shares of capital stock of Lessee or any Affiliate, or any change in the corporate relationship between Lessee or any Affiliate and Guarantor, or any termination of such relationship; (l) any release or discharge, by operation of law, of Guarantor from the performance or observance of any obligation, covenant or agreement contained in this Guaranty, or any release, discharge or cancellation of the Obligations, other than payment or performance in full of the Obligations; (m) the imposition or operation of any currency exchange controls in any country; (n) the effect of any foreign or domestic laws, rules, regulations or actions of a court or governmental body or entity; or (o) any other condition, event or circumstance which might otherwise constitute a legal or equitable discharge, release or defense of a surety or guarantor or otherwise, or which might otherwise limit recourse against Guarantor, it being agreed that the obligations of Guarantor hereunder shall not be discharged except by payment and performance in of the Obligations. No failure to make demand or delay in making demand on Guarantor for satisfaction of the obligations of Guarantor hereunder shall prejudice the right of the Guaranty Beneficiaries to enforce the obligations of Guarantor hereunder.

5.    WAIVERS OF NOTICE, ETC.

      To the maximum extent permitted by applicable law, Guarantor hereby waives diligence, presentment, demand, protest or notice of any kind whatsoever with respect to this Guaranty or the Obligations, including: (a) notice of acceptance of this Guaranty, notice of nonpayment or nonperformance of any of the Obligations and (b) all notices required by statute, rule of law or otherwise now or hereafter in effect to preserve any rights against Guarantor; and (w) any right to the enforcement, assertion or exercise against Lessee or any other Person or the Aircraft or any other collateral security for the Obligations of any right, power, privilege or remedy conferred in any Agreement or otherwise,
(x) any requirement to exhaust any remedies, (y) any requirement of promptness in commencing suit against any Person who may be or become liable thereon, and
(z) any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge, release or defense of Guarantor or any surety or which might otherwise limit recourse against Guarantor other than payment and performance in full of the Obligations.

6.    EXTENSIONS, ETC.

      Guarantor consents and agrees that the Guaranty Beneficiaries, or any of them, may in their sole discretion, to the extent otherwise permitted by the Operative Documents and to the maximum extent permitted by applicable Law, at any time or from time to time, (i) extend or shorten the Term of the Lease and/or renew, extend, or increase or decrease or otherwise change or modify the amount, time, manner, place or terms of payment, performance or observance of any or all of the Obligations, (ii) apply payments by Lessee or Guarantor to any Obligations, (iii) exchange, release or surrender any security or property which may at any time be held by it, (iv) release any surety or guarantor for or of any of the Obligations, (v) settle or compromise any or all of the Obligations with Lessee or any other Person liable thereon or (vi) subordinate the payment, performance or observance of all or any part thereof to the payment, performance or observance of any other debts or obligations which may be due or owing to them or any other Person, all in such manner and upon such terms as the Guaranty Beneficiaries, or any of them, may deem proper (but in any case, in conformity with the provisions of the Operative Documents), without further assent from Guarantor, who agrees to remain bound under this Guaranty notwithstanding any such extension, change, modification, amendment, release, surrender, settlement, compromise or subordination.

7.    NO WAIVER

      No failure on the part of any of the Guaranty Beneficiaries to exercise, and no delay in exercising, any right or power under this Guaranty shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power preclude any other or further exercise thereof or the exercise of any other right or power, or of any remedy, of any Guaranty Beneficiary under this Guaranty, the Operative Documents or applicable law.

8.    GUARANTY OF PERFORMANCE

      This Guaranty is a guaranty of payment and performance and not of collection and Guarantor waives any right to require that any action against Lessee or any Affiliate be taken or exhausted prior to action being taken against Guarantor. Guarantor shall pay to each Guaranty Beneficiary on demand all reasonable attorneys' fees and other reasonable expenses incurred by such Guaranty Beneficiary in exercising its rights and remedies provided hereunder, together with interest on such sums as the Interest Rate, from the date of demand by Lessor.

9.    REPRESENTATIONS AND WARRANTIES

      The Guarantor acknowledges that the Guaranty Beneficiaries have entered into the Lease and the other Operative Documents to which they are, respectively, parties on the basis of, and in reliance on, representations in the following terms and the Guarantor represents and warrants as follows:

      (a) STATUS: the Guarantor is duly incorporated with limited liability and validly existing under the laws of the Republic of Panama;

      (b) POWERS AND AUTHORIZATIONS: the documents which contain or establish the Guarantor's constitution and the laws of the Republic of Panama include provisions which give power, and all necessary corporate authority has been obtained and action taken, for the Guarantor to own its assets, carry on its business and operations as they are now being conducted, and sign and deliver, and perform the transactions contemplated in this Guaranty, and this Guaranty constitutes the valid and binding obligation of the Guarantor enforceable in accordance with its terms;

      (c) NON-VIOLATION: neither the signing and delivery of this Guaranty nor the performance of any of the transactions contemplated herein or therein does or will contravene or constitute a default under, or cause to be exceeded any limitation on it or the powers of its directors imposed by or contained in: (i) any law by which it or any of its assets is bound or affected; (ii) any document which contains or establishes its constitution; or (iii) any agreement to which it is a party or by which any of its assets is bound;

      (d) CONSENTS: no authorization, approval, consent, license, exemption, registration, recording, filing or notarization and no payment of any duty or tax and no other action whatsoever which has not been duly and unconditionally obtained, made or taken is necessary or desirable to ensure the validity, enforceability or priority of the liabilities and obligations of the Guarantor or the rights of the Lessor under this Guaranty;

      (e) NO DEFAULT: no event has occurred which constitutes, or which with the giving of notice and/or the lapse of time and/or a relevant determination would constitute, a contravention of, or default under, any agreement or instrument by which the Guarantor or any of its assets is bound or affected being a contravention or default which might either have a material adverse effect on the business, assets or condition of the Guarantor or materially and adversely affect its ability to observe or perform its obligations under this Guaranty;

      (f) LITIGATION: no litigation, arbitration or administrative proceeding or claim which might by itself or together with any other such proceedings or claims either have a material adverse effect on its business, assets or condition or materially and adversely affect its ability to observe or perform its obligations under this Guaranty, is presently in progress or pending or, to the knowledge of the Guarantor, threatened against the Guarantor or any of its assets;

      (g) INFORMATION: the information furnished by the Guarantor in connection with this Guaranty does not contain any untrue statement or omit to state any fact the omission of which makes the statements therein, in the light of the circumstances under which they were made, misleading, and all expressions of expectation, intention, belief and opinion contained therein were made on reasonable grounds after due inquiry by the Guarantor;

      (h) RANKING: the obligations of the Guarantor under this Guaranty rank, or will upon execution thereof by the Guarantor rank, at least pari passu in point of priority and security with all other present and future unsecured and unsubordinated obligations (including contingent obligations) of the Guarantor other than such obligations which may be mandatorily preferred by law;

      (i) NO EVENT OF DEFAULT: to Guarantor's knowledge, no Event of Default has occurred and is continuing;

      (j) NO SECURITY: the Guarantor has not taken or accepted any Security Interest from the Lessee or, in relation to the Obligations, from any third party.

      (k) INVESTMENT COMPANY: Guarantors is not an "investment company" as defined in the investment Company Act of 1940, as amended.

      (l) SUBMISSION TO JURISDICTION: Guarantor has validly submitted to the jurisdiction of the Supreme Court of the State of New York in the County of New York, State of New York and the United States District Court for the Southern District of New York.

10.   UNDERTAKINGS

      The Guarantor undertakes with the Lessor, from the date of this Guaranty until the Obligations have been unconditionally and irrevocably paid and discharged in full, the satisfaction of which shall be confirmed in writing by the Lessor, as follows:

      (a) INFORMATION: it will deliver to the Lessor such additional financial information as the Lessor may from time to time (but, absent an Event of Default, not more frequently than once per calendar year) reasonably request;

      (b) CONSENTS: the Guarantor will obtain and promptly renew from time to time, and will promptly deliver to the Lessor certified copies of, any authorization, approval, consent, license, exemption, registration, recording, filing or notarization as may be necessary or desirable to ensure the validity, enforceability or priority of the liabilities and obligations of the Guarantor or the rights of the Lessor under this Guaranty and the Guarantor shall comply with the terms of the same;

      (c) NO SECURITY: the Guarantor shall not take or accept any security interest from the Lessee or from any third party with respect to the Obligations, without first obtaining the Lessor's written consent which consent shall not be unreasonably withheld;

      (d) NATURE OF OBLIGATION: Guarantor's obligation to make all payments due hereunder and to perform its other obligations hereunder shall be absolute and unconditional and shall in no event be subject to any right of setoff, recoupment, deduction or counterclaim or any other defense which Guarantor or any other Person may now or hereafter have against any Guaranty Beneficiary or any other Person, which Guarantor hereby waives to the full extent permitted by law, save for payment and performance in full of the Obligations.

      (e) LESSOR: Lessor (or any of its Affiliates) may set off any Obligation of Guarantor hereunder against any obligation owed by Lessor or any of its Affiliates to Lessee or Guarantor or any of their Affiliates, and, in the case of Lessor, to the extent permitted by Law, shall notify Guarantor promptly after any such set-off provided that the failure to give such notice shall not impair any rights or remedies of the Guaranty Beneficiaries hereunder.

      (f) SUBROGATION: Guarantor shall become entitled to subrogation rights by reason of performance of any of its obligations hereunder, provided, that such rights are and shall be subject and subordinate to the rights of the Guaranty Beneficiaries against Lessee under the Lease in the event of any insolvency, bankruptcy, liquidation, reorganization or other similar proceedings related to Lessee, or in the event of any proceedings for voluntary liquidation, dissolution or other winding up of Lessee, whether or not involving insolvency or bankruptcy proceedings, such that the Obligations shall be finally paid and performed in full before any payment in respect of a subrogation claim by Guarantor shall be made by or on behalf of Lessee and (b) notwithstanding the foregoing provisions or any other provision of this Guaranty or the Lease, if an Event of Default is in existence, Guarantor hereby irrevocably waives and relinquishes any and all rights of subrogation, contribution, reimbursement or other payment from Lessee or Lessee's estate, whether arising by contract or operation of law (including any such right arising under the United States Bankruptcy Code) or otherwise arising out of, or on account of, any sums which have been claimed or are thereafter claimable against Guarantor under this Guaranty, which waiver shall be in effect unless and until all of the Obligations shall have been finally paid and performed in full. The waiver and relinquishment of rights provided for in the immediately preceding sentence shall be irrevocable and unconditional regardless of whether any such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured.

      (g) BANKRUPTCY, ETC.: Guarantor agrees that if at any time all or any part of any payment or performance theretofore applied by any Guaranty Beneficiary to any of the Obligations is or must be rescinded or returned by any Guaranty Beneficiary for any reason whatsoever (including the insolvency, bankruptcy or reorganization of Lessee), such Obligations shall, for the purposes of this Guaranty, to the extent that such payment or performance is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Guaranty Beneficiaries, and this Guaranty shall continue to be effective or be reinstated, as the case may be, as to such Obligations, all as though such application by a Guaranty Beneficiary had not been made. If an Event of Default shall at any time have occurred and be continuing, or the exercise of any remedy pursuant to the Lease, shall at such time be prevented by reason of the pendency against Lessee or any other Person of a case or proceeding under a bankruptcy, insolvency or similar law, or if the Lease or any other Operative Document shall be terminated as a result of a rejection or disaffirmance in a bankruptcy, insolvency or similar proceeding involving Lessee, Guarantor or any affiliate of Lessee or Guarantor, Guarantor agrees that, for purposes of this Guaranty and its obligations hereunder, the Lease or such other operative Documents shall be deemed to be in default with the same effect as if the Lease or such other Operative Documents had been enforceable in accordance with the terms thereof, and Guarantor shall forthwith pay all amounts, or any of them, to be paid thereunder, any interest thereon and any other amounts guaranteed hereunder or provided herein. In the circumstance described in the preceding sentence, any election of remedies and any determination of any such amount may be made solely for purposes of this Guaranty and any required notice or demand upon the Lessee is hereby waived by the Guarantor and may, at the option of a Guaranty Beneficiary, be given or made upon the Guarantor. Guarantor agrees that it shall be liable for the full amount of the Obligations guaranteed hereby, irrespective of and without regard to, any modification, limitation or discharge of liability, rejection or disaffirmance that may result from or in connection with any bankruptcy, insolvency or similar proceeding involving Lessee or any other Person.

11.   CERTIFICATES

      A certificate of the Lessor issued at any time setting forth the amount of any Obligations not then paid by the Lessee shall be conclusive evidence of such amount against the Guarantor in the absence of any manifest error.

12.   MISCELLANEOUS PROVISIONS

12.1 Any communication or document to be made by one person to another pursuant to this Guaranty shall be made in writing and shall be delivered personally, or by courier (where the courier company is a reputable international or local company) or by facsimile communication (unless that other person has, by fifteen
(15) days' written notice to the Lessor, specified another office address and/or facsimile number) to that other person at the office address or facsimile number set out below, and shall be deemed to have been made or delivered:

      (a) in the case of any communication made by facsimile, when transmission of such facsimile communication has been completed and such transmission has been separately acknowledged by such other person in a manner provided for herein; or

      (b) in the case of any communication made by courier, on the date of delivery as evidenced by the records of the courier company,

Provided that (i) any communication or document to be made or delivered to the Lessor or any Guaranty Beneficiary shall be effective only when received by the Lessor, and then only if the same is expressly marked for the attention of the department or officer identified below (or such other department or officer as the Lessor shall from time to time specify for this purpose) and (ii) any notice received after close of business on any day shall not be deemed to have been received until commencement of business on the immediately succeeding Business Day.

To the Guarantor:

Address:                COMPANIA PANAMENA DE AVIACION, S.A.
                        Avenida Justo Arosemena y Calle 39
                        Apartado 1572
                        Panama 1, Republic of Panama
Facsimile:              011.507.227.2522
Attention:              Vice President - Finance

With a copy to:

Address:                Greenberg Traurig, P.A.
                        1221 Brickell Ave
                        Miami, Florida 33131
Facsimile:              (305) 579 0717
Attention:              Jeffrey Tenen

To the Lessor or any Guaranty Beneficiary:

Address:                WELLS FARGO BANK NORTHWEST, N.A.,
                        as trustee and Lessor
                        299 South Main Street
                        Salt Lake City, UT 84111
Facsimile:              801-246-5053
Attention:              Corporate Trust Department

With a copy to:

Address:                RBS AEROSPACE LIMITED
                        1 George's Quay Plaza
                        George's Quay
                        Dublin 2
                        Ireland
Facsimile:              353-1-448-3390
Attention:              Head of Transaction Execution and Management

12.2  Any payment to the Lessor to be made hereunder shall be made:

      (a) to the Lessor for the account of the Lessor or to such other bank or account as the Lessor may notify the Guarantor at the time of making a demand under this Guaranty; and

      (b) in full without set off or counterclaim and free and clear of and without any deduction for, on or on account of any present or future taxes, levies, imposts, duties or other charges whatsoever unless the Guarantor is compelled by law to make any such deduction. If the Guarantor is compelled by law to make any such deduction from any payment to the Lessor, then the Guarantor will pay to the Lessor such additional amount as will result in the receipt by the Lessor of the full amount stated in any demand made by the Lessor under this Guaranty.

12.3 If the Guarantor fails to pay any amount to the Lessor upon receipt of written demand in accordance with this Guaranty, the Guarantor shall pay interest in U.S. dollars on that amount from the time of default up to the time of actual payment (as well after as before judgment) at the Interest Rate.

12.4 If, under any law, whether as a result of a judgment against the Guarantor or the liquidation of the Guarantor or for any other reason, any payment under or in connection with this Guaranty is made or is recovered in a currency (the "Other Currency") other than that in which it is required to be paid hereunder (the "Original Currency") then, to the extent that the payment to the Lessor (when converted at the rate of exchange on the date of payment or, in the case of a liquidation, the latest date for the determination of liabilities permitted by the applicable law) falls short of the amount unpaid under this Guaranty, the Guarantor shall, as a separate and independent obligation, fully indemnify the Lessor against the amount of the shortfall; and for the purposes of this sub-clause, "rate of exchange" means the rate at which the Lessor is able on the relevant date to purchase the original currency in New York with the other currency.

12.5 Any determination and demand in respect of any amount at any time due and owing by the Guarantor to the Lessor pursuant to this Guaranty shall be made on the same basis as is applicable to a demand or determination made by the Lessor under the Lease.

12.6 If, in respect of any particular amount due and owing to the Lessor under the Lease, a payment is made by the Guarantor under this Guaranty and that amount is also paid under the Lease, the Lessor agrees, subject to applicable law and provided that no Default or Event of Default has occurred and is continuing (and to the extent it determines it can do so without prejudice to the retention of the payment made under the Lease under applicable bankruptcy or any other laws affecting creditors rights in general), to reimburse the Guarantor for the amount paid hereunder which corresponds to that particular amount.

12.7 If any provision of this Guaranty becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

13.   CHOICE OF LAW

      This Guaranty is governed by, and shall be construed in accordance with, the laws of the State of New York including Title 14 Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York.

14.   JURISDICTION AND WAIVER

14.1 (a) The parties agree that the Supreme Court of the State of New York sitting in New York County and the United States District Court for the Southern District of New York shall have non-exclusive jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Guaranty (including, without limitation, claims for set-off or counterclaim) or otherwise arising in connection with this Guaranty;

      (b) the Lessor or any Guaranty Beneficiary may in its absolute discretion take proceedings in the courts of any other country which may have jurisdiction, to whose jurisdiction the Guarantor irrevocably submits;

      (c) the Guarantor irrevocably waives any objections on the ground of venue or forum non conveniens or any similar grounds;

      (d) the Guarantor irrevocably consents to service of process by mail or in any other manner permitted by the relevant law.

14.2 The Guarantor irrevocably waives and agrees not to claim any immunity from suits and proceedings (including actions in rem) and from all forms of execution or attachment (including attachment prior to judgment and attachment in aid of execution) to which it or its property is now or may hereafter become entitled under the laws of any jurisdiction and declares that such waiver shall be effective to the fullest extent permitted by such laws.

14.3 The Guarantor shall at all times maintain an agent for service of process in New York. Such agent shall be Corporation Service Company (CSC) with its offices at 1133 Avenue of the Americas, Suite 3100, New York, NY 10036, and any writ, judgment or other notice of legal process shall be sufficiently served on the Guarantor if delivered to such agent at its address for the time being. The Guarantor undertakes not to revoke the authority of the above agent and if, for any reason, any such agent no longer serves as agent of the Guarantor to receive service of process, the Guarantor shall promptly appoint another such agent and advise the Lessor thereof.

14.4 This Guaranty shall be binding upon the successors and assigns of Guarantor and shall inure to the benefit of the Guaranty Beneficiary, and its permitted successors and assigns.

                            [Continued on next page]

This Guaranty has been duly executed on the date first above written.

COPA HOLDINGS, S.A.

By:_______________________________________
   Name:
   Title:

AGREED AND ACCEPTED:

WELLS FARGO BANK NORTHWEST, N.A.,
not in its individual capacity but solely as trustee, Lessor

By: ______________________________________________
    Name:_________________________________________
    Title:________________________________________
    Date:_________________________________________

RBS AEROSPACE LIMITED

By: ______________________________________________
    Name:_________________________________________
    Title:________________________________________
    Date:_________________________________________

                                   SCHEDULE 11

                  AIRWORTHINESS DIRECTIVE COST SHARING FORMULA

If the cost to the Lessee of effecting any Airworthiness Directive (not to include a Mandatory Order) issued by the FAA (whether or not also issued by the
JAA) after the Delivery Date exceeds US$200,000 (2003), Lessor shall, upon presentation to Lessor by Lessee of substantiating documentation and so long as no Default or Event of Default has occurred and is continuing, reimburse Lessee within 30 days for such Aircraft for a portion of such cost, such reimbursement to be calculated as follows:

      R=    (60 - M) x (C - US$200,000 (2003)*)
            --------
               60

      where

      "R" means the portion of the cost of compliance to be reimbursed to Lessee.

      "M" means the number of months (including parts thereof) between (1) the earlier of (a) the date of completion of such modification and (b) the originally required date thereof and (2) the end of the Lease Term. Where the original required date thereof is after the end of the Lease Term for such Aircraft, M shall equal 0.

      "C" means the cost of completing such modification at an Approved Maintenance Provider's normal commercial labour charge rates plus reasonable cost of materials, subtracting any subsidy, warranty payment or other benefit provided to Lessee and excluding any loss or expenses incurred because of inability to operate such Aircraft.

Should an Event of Default have occurred and be at any relevant time continuing, Lessor shall retain such amount until such Event of Default or Default shall have been cured whereupon it shall pay to Lessee any such amount less any portion thereof as was applied by Lessor to cure such Default or Event of Default.

----------
* escalated at 3% commencing on January 1, 2005 and each annual anniversary date thereafter.

                                   SCHEDULE 12

                           FORM OF WARRANTY ASSIGNMENT

_________, 200_

The Boeing Company
P.O. Box 3707
Seattle, Washington 98124-2207

Attention:  Vice President - Contracts
            Mail Code 21-34

Ladies and Gentlemen:

In connection with: (i) the sale by Delta Air Lines Inc. ("SELLER") to Wells Fargo Bank Northwest, N.A., not in its individual capacity but solely as trustee ("OWNER TRUSTEE") under the Trust Agreement dated as of December 23, 2004 between RBS Aerospace Limited ("RBS") and Wells Fargo Bank Northwest N.A., as trustee ("BUYER") of the aircraft identified below, and (ii) the lease by Buyer of such aircraft to Compania Panamena de Aviacion, S.A. ("LESSEE"); reference is made to:

A. Purchase Agreement No. 2022 (the "PURCHASE AGREEMENT") and the Aircraft General Terms Agreement AGTA-DAL (the "AGTA"), each dated as of October 21, 1997, between The Boeing Company ("BOEING") and Seller, excluding, as it relates to the Purchase Agreement, all Articles, Tables, Exhibit A and Supplemental Exhibits BFE/CDSPE/SPE/CSE, CS1, EE1, EWCBP1 and all Letter Agreements and, as it relates to the AGTA, Articles 2 through 10, 13, 16.7, Exhibits A through E and Appendices 8 and 9, but including Attachments 1, 2, 3 and 7 to Letter Agreement No. 6-1162-RLL-3692 to the Purchase Agreement (titled "Lombard Aviation Capital Matters") (the "AGREEMENT") under which Seller purchased certain Boeing Model 737 aircraft, including the aircraft bearing Manufacturer's Serial No. ________ (the "AIRCRAFT").

B. Aircraft Sale and Purchase Agreement dated as of October 1, 2003 between Seller and RBS (the "ASPA"); and

C. Aircraft Lease Agreement (the "Lease") dated as of ____________, as supplemented, between Buyer and Lessee.

Capitalized terms used herein without definition will have the same meaning as in the Agreement.

Seller has sold the Aircraft to Buyer under the ASPA. To accomplish: (i) a transfer of certain rights from Seller to Buyer in respect of the Aircraft under the Agreement, all as authorized by the provisions thereof, the parties hereto agree as follows:

1. Seller hereby assigns to Buyer all of the rights of "Customer" in respect of the Aircraft under the provisions of the Agreement set forth in the attached
Schedule I (collectively, the "SUBJECT RIGHTS").

2. Buyer acknowledges that it has reviewed and, in connection with any exercise of the Subject Rights, agrees to be bound by and comply with, all of the provisions of the Agreement set forth in Schedule I as well as the provisions of the Agreement set forth in Schedule II, including, without limitation, the DISCLAIMER AND RELEASE and EXCLUSION OF CONSEQUENTIAL AND OTHER DAMAGES in
Article 12 of Part 2 of Exhibit C to the AGTA and the insurance provisions in
Article 11 of the AGTA (collectively, the "DISCLOSED PROVISIONS").

3. Pursuant to the provisions of the Lease Buyer authorizes Lessee to exercise, to the exclusion of Buyer, all rights and powers of Buyer with respect to the Subject Rights in respect of the Aircraft. This authorization will continue until Boeing receives written notice from Buyer to the contrary, addressed to Vice President - Contracts, Mail Code 21-34, Boeing Commercial Airplanes, P. O. Box 3707, Seattle, Washington, 98124-2207. Until Boeing receives such notice, Boeing is entitled to deal exclusively with Lessee as "Customer" with respect to the Aircraft under the Agreement. With respect to the rights, powers, duties and obligations of "Customer" under the Agreement, all actions taken by Lessee or agreements entered into by Lessee during the period prior to Boeing's receipt of such notice is final and binding on Buyer. Further, any payments made by Boeing as a result of claims made by Lessee prior to receipt of such notice are to be made to the credit of Lessee.

4. Lessee accepts the authorization set forth in paragraph 3 above, acknowledges that it has reviewed, and agrees to be bound by and to comply with, all of the Disclosed Provisions, including those relating to any exclusion or limitation of liabilities or warranties.

5. RBS and Seller will remain responsible for any payments due Boeing as a result of obligations relating to the Aircraft incurred by Seller or Buyer, as the case may be, to Boeing prior to the effective date hereof.

6. Each of Seller, Buyer and Lessee further agrees, upon the written request of Boeing, promptly to execute and deliver such further assurances and documents and take such further action as Boeing reasonably requests in order to obtain the full benefits of such party's agreements herein.

7. It is expressly agreed and understood that all representations, warranties and undertakings of Buyer hereunder shall be binding upon Buyer only in its capacity as trustee under the Trust Agreement, and neither the institution acting as Buyer nor RBS shall be liable in its individual capacity for any breach thereof except in the case of the institution acting as Buyer for breach of its own covenants, representations and warranties contained herein, to the extent covenanted or made in its individual capacity.

We request that Boeing acknowledge receipt hereof and confirm the transfer of rights set forth above by signing the acknowledgment and forwarding one copy hereof containing its acknowledgment to each of the undersigned.

Very truly yours,

DELTA AIR LINES, INC. (Seller)                 RBS AEROSPACE LIMITED (Buyer)

By ___________________________                 By ______________________________

Its __________________________                 Its _____________________________

Dated ________________________                 Dated ___________________________

WELLS FARGO BANK NORTHWEST,                    COMPANIA PANAMENA DE AVIACION,
N.A., not in its individual capacity,          S.A. (LESSEE)
but solely as trustee (Trustee) for the
benefit of RBS Aerospace Limited under
the Trust Agreement dated as of December
23, 2004 between itself and RBS
Aerospace Limited

By ___________________________                 By ______________________________

Its __________________________                 Its _____________________________

Dated ________________________                 Dated ___________________________

Receipt of the above letter is acknowledged and transfer of rights under the Purchase Agreement with respect to the Aircraft is confirmed, effective as of this date.

THE BOEING COMPANY

By  ______________________________

Its  _______________________________

Dated  ____________________________

Aircraft Manufacturer's Serial Number ________________